UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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THE BANK OF NEW YORK MELLON CORPORATION

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BNY MELLON

Notice of Annual Meeting and Proxy Statement 2021

LETTER TO STOCKHOLDERS	Page 1

NOTICE OF ANNUAL MEETING	Page 2

INTRODUCTION	Page 3

ITEM 1 – ELECTION OF DIRECTORS	Page 12
Resolution	Page 13
Nominees	Page 14
Corporate Governance and Board Information	Page 22
Director Compensation	Page 44

ITEM 2 – ADVISORY VOTE ON COMPENSATION	Page 47
Resolution	Page 48
Compensation Discussion & Analysis	Page 49
Executive Compensation Tables and Other Compensation Disclosures	Page 71

ITEM 3 – RATIFICATION OF KPMG LLP	Page 83
Resolution	Page 84
Report of the Audit Committee	Page 85
Services Provided by KPMG LLP	Page 86

ITEM 4 – STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER REQUESTS FOR A RECORD DATE TO INITIATE WRITTEN CONSENT	Page 87

ADDITIONAL INFORMATION	Page 90
Equity Compensation Plans	Page 91
Information on Stock Ownership	Page 92
Annual Meeting Q&A	Page 94
Other Information	Page 98
Helpful Resources	Page 100

ANNEX A: NON-GAAP RECONCILIATION	Page 102

LETTER TO STOCKHOLDERS

Dear Fellow Stockholder:

On behalf of our Board of Directors, we cordially invite you to our 2021 Annual Meeting of Stockholders to be held on Tuesday, April 13, 2021 at 9:00 a.m., Eastern Time, via live webcast available at www.virtualshareholdermeeting.com/BK2021.

From any vantage point, and by any measure, 2020 was an unprecedented year replete with unique challenges. Through it all, BNY Mellon adapted and adjusted to ensure we continued to deliver on our commitments. Our priority throughout the year was — and continues to be — ensuring that we support our employees, clients, customers, communities and stockholders.

As a dedicated corporate citizen and recognizing the massive impact of the COVID-19 pandemic, we continue to seek ways to provide support to frontline workers and communities at large. As part of these efforts, we committed over $20 million of aid to nonprofit partners across the globe to deliver relief from the COVID-19 pandemic and strengthen the wellbeing of underrepresented communities. Our support strategically focused on bolstering public health infrastructure, providing front-line relief and social service aid to those most affected by the COVID-19 pandemic. In addition, management and the Board of Directors closely collaborated throughout the year to ensure that we created a stable, healthy and supportive environment for our employees, especially our essential in-office staff.

In 2020, some much needed light was shed on social justice and racial equality issues in our communities. We remain steadfast in our commitment to making and sustaining necessary, positive change to build and strengthen a diverse, equitable and inclusive culture. For example, to drive significant positive movement and accelerate progress with respect to our most underrepresented ethnic talent populations, and help position our firm as a competitive choice with Black and Latinx professionals, we set some concrete, short-term representation goals in the U.S. In addition, we are proud to have one of the most diverse Boards of Directors among our peers. We value the perspectives our directors bring to bear on these issues of great importance facing our business and the communities in which we operate. We believe that our director nominees will continue to partner with management to drive our commitment to social justice and racial equality initiatives in our communities.

We value the opportunity that our Annual Meeting provides to share our perspectives regarding our performance in 2020 and our continuing strategy to drive sustainable, long-term value for stockholders. In the context of the challenges precipitated by the COVID-19 pandemic and ensuing economic and market volatility, we maintained a comprehensive strategic agenda for 2020, and our Board of Directors and management engaged in regular, candid and constructive dialogue about all aspects of the business.

At this year’s Annual Meeting, you will be asked to vote on several items, including the election of directors, our 2020 executive compensation program (the “say-on-pay” vote), the ratification of KPMG LLP to serve as our independent auditor for 2021, and a stockholder proposal, if properly presented. Detailed information about the director nominees, including their specific experience and qualifications, begins on page 14. Our “Compensation Discussion & Analysis” begins on page 49. Our Audit Committee report and corresponding disclosures about our continuing relationship with KPMG LLP begins on page 83. We encourage you to read the proxy statement for more information.

Your vote is important to us, and we hope that you will participate in the Annual Meeting by voting as promptly as possible through any of the means described in this proxy statement. Instructions on how to vote and attend the virtual annual meeting begin on page 94.

Looking forward, we are excited about the business opportunities we have to serve our clients and drive change as we advance, and to harness the lessons learned, from the challenges of 2020. Thank you for your investment in BNY Mellon.

Sincerely, TODD GIBBONS Chief Executive Officer and Director March 2, 2021	JOSEPH J. ECHEVARRIA Chair of the Board

BNY Mellon ➢	2021 Proxy Statement	1

NOTICE OF ANNUAL MEETING

TUESDAY, APRIL 13, 2021

9:00 a.m., Eastern Time

Via Live Webcast Available At www.virtualshareholdermeeting.com/BK2021

Record Date: February 16, 2021

AGENDA	BOARD RECOMMENDATION

1. To elect the 12 nominees named in this proxy statement to serve on our Board of Directors until the 2022 Annual Meeting	FOR each director nominee

2. To provide an advisory vote for approval of the 2020 compensation of our named executive officers, as disclosed in this proxy statement	FOR

3. To ratify the appointment of KPMG LLP as our independent auditor for 2021	FOR

4. To consider a stockholder proposal regarding stockholder requests for a record date to initiate written consent, if properly presented	AGAINST

We will also act on any other business that is properly raised at the meeting.

Please note that the 2021 Annual Meeting of Stockholders will be held solely by means of remote communication. You will be able to attend the Annual Meeting, vote your shares and submit your questions, if any, during the meeting via a live webcast available at www.virtualshareholdermeeting.com/BK2021. Additional details, including instructions for accessing the live webcast for the Annual Meeting and obtaining technical support, can be found in the “Annual Meeting Q&A” section starting on page 94 of the 2021 Proxy Statement.

March 2, 2021

By Order of the Board of Directors,

JAMES J. KILLERLANE III

Corporate Secretary

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number listed on your proxy card	VIA VIRTUAL MEETING PLATFORM Attend the Annual Meeting (see page 94 for more information)	BY MAIL Mail in a completed proxy card

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held on April 13, 2021: Our 2021 Proxy Statement and 2020 Annual Report to stockholders are available at https://www.bnymellon.com/us/en/investor-relations/overview.html. The Bank of New York Mellon Corporation uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their stockholders on the Internet. In accordance with this rule, on or about March 2, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be provided to stockholders, which includes instructions on how to access our 2021 Proxy Statement and 2020 Annual Report online, and how to vote online for the 2021 Annual Stockholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

2	BNY Mellon ➢	2021 Proxy Statement

INTRODUCTION

The following summary highlights certain information contained in this proxy statement and provides context related to the matters to be voted on at the 2021 Annual Meeting of Stockholders of The Bank of New York Mellon Corporation (the “company,” “BNY Mellon,” “we,” “our” or “us”). You should read the entire proxy statement carefully before voting.

Business Highlights

Established in 1784 by Alexander Hamilton, we were the first company listed on the New York Stock Exchange (NYSE: BK). With a history of more than 235 years, BNY Mellon is a global company that manages and services assets for financial institutions, corporations and individual investors in 35 countries. We power success across the financial world for individuals and institutions through unique insights, thinking and actions. Businesses, communities and global economies rely on us because we prioritize client experience, collaboration, innovation and resilience. As the “bank of banks,” our unique perspective, informed by one of the largest datasets in the world, powers the financial industry. At BNY Mellon, we understand the best way to succeed at anything is to Consider Everything.

Throughout the COVID-19 pandemic, we have remained focused on the health and wellbeing of our employees, providing continuity of service to our clients and maintaining our balance sheet strength while using it to support clients and markets. We were proud to provide the infrastructure for several critical government programs for COVID-19 pandemic relief, including the Term Asset-Backed Securities Loan Facility, Municipal Liquidity Facility, Primary Dealer Credit Facility and the Payment Protection Program. Despite the unprecedented global market disruption, we stayed fully operational, demonstrating our resiliency and our capacity to support our clients when they needed us most. Our lower risk, fee-based business model positioned us relatively well for the challenging environment and we generated significant capital.

In the early days of the COVID-19 pandemic, we were quick to initiate our business continuity plans and to restrict activities such as travel and in-person participation in events and large meetings. We quickly transitioned the vast majority of our employees, including our senior management and key personnel, to working from home, which opened up space for us to create social distancing for the small number of essential in-office staff. These essential in-office staff are primarily performing roles that cannot be done remotely. We are taking a conservative and measured approach in assessing how, and when, we will return employees to our offices when the COVID-19 pandemic subsides. This phased, enterprise-wide approach is principles-based, centrally coordinated and localized based on the situation. Our guiding principles are adherence to government/jurisdictional guidelines, facility preparedness, business function prioritization, and staff safety and wellbeing.

BNY Mellon’s holistic approach to employee wellbeing is designed to create a healthy, resilient and vibrant workforce and to support the health, wellbeing and safety of our employees in all our facilities. Our programs provide employees easy access to resources to help improve their physical health, emotional resilience, financial wellbeing and social connections. Our programs include:

•

A comprehensive Supporting You Now COVID-19 framework, which communicates the array of measures to support our employees during the COVID-19 pandemic. These measures include expanded employee assistance program benefits, telehealth coverage, increased back-up dependent care benefits, virtual babysitting services and toolkits for managers and employees to conduct supportive conversations around life balance needs.

•

Our Global Wellbeing Program, which uses multiple internal communication channels to promote employee wellbeing. We engage employees and their covered spouses/domestic partners in various activities through a digital app and website that facilitates connecting and getting healthy with others. Ideally suited to a remote work scenario, this platform was adapted to better address employee needs during the COVID-19 pandemic, and offers activities including global team step challenges, healthy habit promotions and guided meditation and yoga sessions.

•

MeQuilibrium (“meQ”), a digital stress management program that we launched early in the COVID-19 pandemic and that focuses on developing personal resiliency. The meQ microsite helps improve employee mental health and wellbeing by providing quick tips for helping to manage the day-to-day anxiety caused by COVID-19.

BNY Mellon ➢	2021 Proxy Statement	3

INTRODUCTION

•

Our ‘It’s OK’ campaign, which aligned with World Mental Health Day in October. Our aim was to remind ourselves and our colleagues that it’s OK to pause to focus on self-care, to check in on a teammate or to take care of responsibilities outside of work.

In addition to supporting our employees, we were committed to supporting community initiatives. We committed over $20 million of aid to nonprofit partners across the globe to deliver relief from the COVID-19 pandemic. Our community response included:

•

Philanthropic donations to the hardest-hit areas in support of global public health infrastructure through non-profit partners, including the CDC Foundation, the International Medical Corps and Save the Children.

•	Commitments to local hospitals including: Brooklyn Hospital and New York-Presbyterian Hospital.

•	Providing 600 tablets to the NYC Health + Hospitals system. This commitment from our Technology team enables COVID-19 patients to connect with loved ones while they are in isolation at the hospital.

•

Supporting local organizations that provide front-line and direct relief in the COVID-19 outbreak, including by providing personal protective equipment, medical equipment, meals, shelter, transportation, sanitation items, educational supplies, childcare programs and financial support during the COVID-19 pandemic to first responders, healthcare, transit and other front-line workers, and some of our communities’ most vulnerable populations.

While 2020 was a year of disruption and challenges, we have remained focused on our strategic priorities: driving growth, scaling and digitizing our operating model and evolving our high-performance culture. Integral to the advancement of these priorities are the values and behaviors that shape what we do and how we do it. To that end, in 2020, the company introduced a new set of company values: Passion for Excellence, Integrity, Strength in Diversity, and Courage to Lead; as well as key behaviors supporting those values. Together, our purpose and values drive our culture, which is built on our commitment to diversity and inclusion, leadership and development, employee engagement and wellbeing, and community impact.

4	BNY Mellon ➢	2021 Proxy Statement

INTRODUCTION

2020 Financial Performance Highlights

A detailed discussion of our 2020 performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Annual Report to stockholders. The following presents certain information regarding our 2020 performance that the Human Resources and Compensation Committee (“HRC Committee”) of our Board of Directors (the “Board”) considered in approaching compensation decisions for 2020, as detailed in the “Compensation Discussion & Analysis” section of this proxy statement, which begins on page 49.

Reported EPS	OEPS*

* For a reconciliation and explanation of this Non-GAAP measure, see Annex A.

Multi-Year Relative Total Stockholder Return (“TSR”)

BNY Mellon ➢	2021 Proxy Statement	5

INTRODUCTION

Recognition and Awards

We were honored to be the recipients of a number of awards and recognitions through 2020, including the following:

Global Custodian of the Year — Global Investor MENA Awards	Best Global Custodian for International Clients — The Asset Triple A Award	Alternatives Fund Services Project of the Year (EZOPS) — Global Custodian Magazine	Best in Collateral Management — The Asset Triple A Award

2020 Best Model Bank Award, Payment Operations — Celent Model Bank	Technology Innovation of the Year, ESG Data Analytics Application — Global Investment Group Investment Excellence	2020 Best Places to Work for LGBTQ Equality, 100% Score — The Human Rights Campaign	2020 Disability Equality Index Best Places To Work, 100% Score — Disability: IN

2020 Bloomberg Gender Equality Index — Bloomberg	2020 DJSI North America Index — S&P Dow Jones Indices	2020 FTSE4Good Russell Index — FTSE Russell	2020 Fortune World’s Most Admired Companies — Fortune Magazine

Environmental, Social and Governance (“ESG”)

As one of the most trusted financial institutions, we are committed to operating responsibly and sustainably. We integrate our commitment to environmental sustainability and human rights across our business. We also work to improve the effectiveness of our supply chain and seek suppliers whose corporate values align with ours. Additionally, we engage with stakeholders on public policy initiatives important to our company. Our highlights in these areas include:

•	financial aid contributed to nonprofit partners across the globe in support of COVID-19 relief efforts and the wellbeing of underrepresented communities;

•	the creation of an ESG Data Analytics application as a cloud-based solution that mass-customizes investment portfolios to clients’ individual ESG factor preferences; and

•	the launch of the Considering Climate at BNY Mellon Report, according to the TCFD Guidelines.

Additional detail regarding the company’s Enterprise Environmental, Social and Governance (“Enterprise ESG”) strategy, including its commitments to culture and purpose, responsible business and global citizenship, and the Board’s oversight role, can be found starting on page 33.

6	BNY Mellon ➢	2021 Proxy Statement

INTRODUCTION

Board Leadership and Composition

The 12 director nominees standing for election at the Annual Meeting contribute to the Board’s overall depth of experience, diversity, differing perspectives and institutional knowledge. 11 of the director nominees are independent, including the Chair of the Board, Joseph Echevarria. The only nominee who is a member of management is our Chief Executive Officer (“CEO”), Todd Gibbons.

*	Does not include M. Amy Gilliland and K. Guru Gowrappan, each of whom is a nominee and currently does not serve on the Board.

Our Board is committed to fostering and maintaining its diversity. In addition to valuing diversity of viewpoints, professional experience, tenure, education, skills and expertise, the Board also seeks to include directors with diverse backgrounds, including with respect to race, gender, ethnicity and sexual orientation, to capture the benefits inherent in diverse perspectives. As a result of this commitment, our Board has approved a slate of nominees for election at the 2021 Annual Meeting that is 25% female and over 41% diverse on the basis of race or ethnicity. In addition, four of the six standing committees of the Board are chaired by a diverse director based on race or gender.

Detailed information about each nominee’s qualifications, experience, skills and expertise along with select professional and community contributions can be found starting on page 14.

BNY Mellon ➢	2021 Proxy Statement	7

INTRODUCTION

Director Nominees and Committee Membership

Name and Occupation Linda Z. Cook Partner and Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd. Joseph J. Echevarria Independent Chair of the Board of The Bank of New York Mellon Corporation; Retired CEO of Deloitte LLP Thomas P. "Todd" Chief Executive Officer of The Bank of New York Mellon Corporation M. Amy Gilliland(2) Senior Vice President of General Dynamics Corporation and President of General Dynamics Information Technology Jeffrey A. Goldstein Senior Advisor at Canapi Ventures, Advisor Emeritus at Hellman & Friedman LLC, and Former Under Secretary of the Treasury for Domestic Finance K. Guru Gowrappan(2) Executive Vice President of Verizon Communications Inc. and CEO of Verizon Media Group and Executive Vice President of Verizon Communications Inc. Ralph Izzo Chairman, President and CEO of Public Service Enterprise Group Incorporated Edmund F. "Ted" Kelly Retired Chairman of Liberty Mutual Group Elizabeth E. Robinson Retired Global Treasurer of The Goldman Sachs Group, Inc. Samuel C. Scott III Retired Chairman, President & CEO of Ingredion Incorporated Frederick O. Terrell Senior Advisor at Centerbridge Partners, L.P. Alfred W. "Al" Zollar Executive Partner at Siris Capital Group, LLC Director Since 2016 2015 2019 2014 2020 2004 2016 2016 2003 2020 2019 Independent Audit Corp. Gov., Nom. & Social Resp. Finance Human Res. & Comp. Risk Technology Other Current Public Company BoardsName and Occupation Linda Z. Cook Partner and Managing Director of EIG Global Energy Partners and CEO of Harbour Energy, Ltd. Joseph J. Echevarria Chairman of the Board of The Bank of New York Mellon Corporation; Retired CEO of Deloitte LLP Thomas P. "Todd" Gibbons Chief Executive Officer of The Bank of New York Mellon Corporation Jeffrey A. Goldstein Senior Advisor at Canapi Ventures, Advisor Emeritus at Hellman & Friedman LLC, and Former Under Secretary of the Treasury for Domestic Finance Ralph Izzo Chairman, President and CEO of Public Service Enterprise Group Incorporated Edmund F. "Ted" Kelly Retired Chairman of Liberty Mutual Group Jennifer B. Morgan Global Head of Portfolio Transformation and Talent of The Blackstone Group Inc. Elizabeth E. Robinson Retired Global Treasurer of The Goldman Sachs Group, Inc. Samuel C. Scott III Retired Chairman, President & CEO of Ingredion Incorporated Frederick O. Terrell Senior Advisor at Centerbridge Partners, L.P. Alfred W. "Al" Zollar Executive Partner at Siris Capital Group, LLC Director Since 2016 2015 2019 2014 2020 2004 2016 2016 2003 2020 2019 Independent Audit Corp. Gov., Nom. & Social Resp. Finance Human Res. & Comp. Risk Technology Other Current Public Company Boards 0 3 0 1 1 0 0 1 1 1 2

(1)	Jennifer B. Morgan, an independent director and a member of the Board’s Audit Committee and Technology Committee, will not be standing for re-election at our 2021 Annual Meeting.

(2)

Ms. Gilliland and Mr. Gowrappan are nominees who currently do not serve on our Board. Subject to their election at our 2021 Annual Meeting, the CGNSR Committee will consider and make a recommendation to the Board regarding the appointments of Ms. Gilliland and Mr. Gowrappan to one or more committees of the Board.

(3)	Financial expert within the meaning of the Securities and Exchange Commission (“SEC”) rules.

‘C’ indicates Committee Chair.

8	BNY Mellon ➢	2021 Proxy Statement

INTRODUCTION

Corporate Governance Highlights

We believe that the strength of our business reflects the high standards set by our governance structure. Several of our key governance practices are outlined below. For a detailed discussion of our corporate governance framework, please refer to “Corporate Governance and Board Information” beginning on page 22.

Robust Stockholder Rights	Active, Independent Board	Our Culture

• Annual election of directors

• Special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock

• Written consent rights that allow stockholders representing at least the minimum number of votes that would be necessary to take action at a meeting to take the action without formally meeting

• Proxy access allows stockholders, individually or in a group of up to 20, holding 3% of our outstanding stock for at least 3 years, to nominate up to 20% of the Board

• Majority voting in uncontested director elections (each director must be elected by a majority of votes cast)

• A director who does not receive a majority of votes cast is required to tender his or her resignation upon certification of the vote

• No supermajority voting: stockholder actions require only a majority of votes cast (not a majority of shares present and entitled to vote)

• No “poison pill” or (stockholders’ rights plan)

• Active engagement with stakeholders

• Independent board comprised solely of independent directors, other than our CEO, who meet in regular executive sessions

• Strong independent board leadership: The roles of Chair and CEO currently are separate; if combined in the future, an independent Lead Director will be appointed by the independent directors

• Our independent Chair may call a special meeting of the independent directors or full Board

• Board succession and refreshment initiative led by the CGNSR Committee. In addition to the two new director nominees who currently do not serve on our Board, six of the incumbent directors nominated for election at the 2021 Annual Meeting have been added to the Board in the last five years.

• High rate of attendance at Board and committee meetings, with average 2020 attendance of approximately 95%

• To enhance alignment of director and stockholder interests, a substantial portion of director compensation is paid in equity, all of which is required to be retained until retirement

• Board and committees have access to independent legal, financial and other advisors

• Independent directors have unlimited access to company officers and employees

• Committees report on their activities to the Board at each Board meeting to ensure oversight and accountability

• We are risk-aware and protect against excessive risk-taking through multiple lines of defense, including Board oversight

• Our codes of conduct, which apply to all employees and directors, are rooted in our values (passion for excellence, integrity, strength in diversity, and courage to lead); promote honesty and accountability; and provide a framework for ethical conduct

• Robust anti-hedging and anti-pledging policies prohibit executive officers and directors from engaging in hedging or pledging transactions with respect to company securities

• Innovative and evolving education and talent development at all levels, including robust director orientation and continuing education

• Committed to a robust corporate governance framework as signatories to the Commonsense Principles 2.0, a public statement of sound, long-term-oriented corporate governance principles

• Comprehensive Enterprise ESG program that includes Board committee-level reporting and oversight

• Endorsed the Business Roundtable’s Statement on the Purpose of a Corporation, publicly reinforcing our commitment to all our stakeholders

• Published the Considering Climate at BNY Mellon report as part of our commitment to explore the Task Force on Climate-related Financial Disclosure (“TCFD”) guidelines to address climate risk

BNY Mellon ➢	2021 Proxy Statement	9

INTRODUCTION

Compensation Principles and Practices

Our compensation program is designed to compensate our executive officers for performance in a manner that is aligned with our stockholders’ interests and consistent with our high standards for risk management. For 2020, the HRC Committee determined to maintain its general approach to our annual compensation program. Accordingly, our 2020 executive compensation program continued to feature operating earnings per share (“OEPS”) as the key performance assessment metric for determining incentive awards. The following table summarizes the key components of our compensation program for 2020, and a detailed discussion, including with respect to the compensation decisions for our Named Executive Officers (“NEOs”), is provided in the “Compensation Discussion & Analysis” section of this proxy statement, which begins on page 49.

Program Feature	Practice

Balanced approach for incentive compensation

•  Incentive compensation is earned on a combination of corporate and individual performance

•  Impact of the individual modifier permits incentive award increases of up to 50% and decreases down to $0, providing flexibility for greater differentiation based on individual performance and, if appropriate, business unit performance

•  Earnout on Performance Share Units (“PSUs”) granted in 2018, 2019 and 2020 tied to 3-year average revenue growth, as adjusted, and 3-year average operating margin, as adjusted, to augment the OEPS metric in our balanced scorecard with complementary top- and bottom-line metrics; Earnout on PSUs granted in 2021 tied to Return on Average Tangible Common Equity and relative Total Stockholder Return to focus on revenue growth, expense management, capital efficiency, and greater alignment with stockholder interests

Directly link pay to performance

•  Incentive compensation deferred in the form of PSUs comprises 50% of target total incentive compensation for our CEO and comprises 45% for our other continuing NEOs

•  Incentive compensation deferred in the form of restricted stock units (“RSUs”) comprises 25% of target total incentive compensation for our continuing NEOs

•  Corporate component metric for incentive compensation based on OEPS reinforces management’s focus on company-wide performance and organic growth

Promote long-term stock ownership

•  Deferred equity (PSUs and RSUs) comprises 75% of target total incentive compensation for our CEO and comprises 70% for our other continuing NEOs

•  PSUs cliff vest after the end of a three-year performance period, and RSUs vest in equal installments over three years

•  Robust policies prohibit hedging and pledging of company stock and derivative securities

•  Our CEO must acquire and retain company stock equal to six times base salary, and other NEOs must acquire and retain stock equal to four times base salary, plus, in each case, an additional amount equal to one times base salary to provide a cushion against stock volatility

10	BNY Mellon ➢	2021 Proxy Statement

INTRODUCTION

2020 Target Direct Compensation Structure*

*	Calculations include annual target incentive compensation only to our continuing NEOs and exclude one-time awards made in connection with hiring or to promote continuity as discussed below.

BNY Mellon ➢	2021 Proxy Statement	11

ITEM 1. ELECTION OF DIRECTORS

Item 1. Election of Directors

RESOLUTION	Page 13

NOMINEES	Page 14
Director Qualifications	Page 20
Majority Voting Standard	Page 21

CORPORATE GOVERNANCE AND BOARD INFORMATION	Page 22
Our Corporate Governance Practices	Page 22
Board Leadership Structure	Page 29
Director Independence	Page 30
Business Relationships and Related Party Transactions	Page 31
Oversight of Environmental, Social and Governance Matters	Page 33
Oversight of Risk	Page 37
Board Meetings and Committee Information	Page 38
Compensation Consultants to the HRC Committee	Page 42
Contacting the Board	Page 43

DIRECTOR COMPENSATION	Page 44
Overview	Page 44
2020 Director Compensation Table	Page 46

12	BNY Mellon ➢	2021 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Resolution

Proposal

We are asking stockholders to elect the 12 nominees named in this proxy statement to serve on our Board until the 2022 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Background

• 10 nominees currently serve on our Board and are standing for re-election. Two of the nominees, M. Amy Gilliland and K. Guru Gowrappan, currently do not serve on our Board.

• 11 nominees are independent, and one nominee serves as the company’s CEO.

• The Board and its Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSR Committee”) have concluded that each of our nominees should be recommended for nomination or re-nomination as a director, as applicable, after considering, among other factors, the nominee’s (1) professional background and experience, (2) senior level management and policy-making positions, (3) other public company board experience, (4) diversity and (5) intangible attributes. In addition, in the case of nominees considered for re-nomination, the Board and the CGNSR Committee considered such nominees’ (6) prior BNY Mellon Board experience and (7) attendance and participation at Board meetings throughout such nominee’s tenure on the Board. Additional information regarding the Board’s director nomination process begins on page 25.

The Board recommends that you vote “FOR” each of the nominees described below.

• The nominees have skills and expertise in a wide range of areas, including technology and cybersecurity, accounting, financial services and private equity, financial regulation, media and product development, operations, management of complex, global businesses, insurance, and risk management. Information about each director nominee, including each nominee’s professional experience, skills and expertise, is provided starting on page 14.

• The nominees are able to devote the necessary time and effort to BNY Mellon matters.

Voting

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the director’s election and therefore have no effect on voting outcomes. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. The CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CGNSR Committee’s consideration of tendered resignations is provided on page 21 below.

We are unaware of any reason that a nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 21. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

BNY Mellon ➢	2021 Proxy Statement	13

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Linda Z. Cook

Age 62

Independent Director since 2016

Partner and Managing Director, EIG Global Energy Partners and CEO of Harbour Energy, Ltd.

Retired Executive Committee Member and Director of Royal Dutch Shell plc

Committees: Human Resources and Compensation (Chair), Audit, Corporate Governance, Nominating and Social Responsibility

Other Current Public Company Board Service: None

Joseph J. Echevarria

Age 64

Independent Director since 2015; Lead Director from 2016 through September 2019; Chair since September 2019

Retired CEO of Deloitte LLP

Committees: Audit (Chair), Corporate Governance, Nominating and Social Responsibility, Finance

Other Current Public Company Board Service: Pfizer Inc., Unum Group, Xerox Corporation

Ms. Cook is a Partner, Managing Director and member of the Executive Committee of EIG Global Energy Partners, an investment firm focused on the global energy industry, and CEO of Harbour Energy, Ltd., an energy investment vehicle. Ms. Cook joined EIG in 2014, after spending over 29 years with Royal Dutch Shell at various companies in the U.S., the Netherlands, the United Kingdom and Canada. At her retirement from Royal Dutch Shell, Ms. Cook was a member of the Executive Committee in the Netherlands headquarters and a member of the Board of Directors. Her primary executive responsibility was Shell’s global upstream Natural Gas business in addition to oversight for Shell’s global trading business, Shell Renewable Energy, and Shell’s Downstream R&D and Major Projects organizations. Ms. Cook previously was CEO of Shell Canada Limited, CEO of Shell Gas & Power and Executive VP of Finance, Strategy and HR for Shell’s global Exploration and Production business.

Ms. Cook chairs the Board of Directors of Chrysaor Holdings Limited, a private company in the oil and gas business. Ms. Cook has previously served on the Boards of Directors of KBR, Inc., The Boeing Company, Marathon Oil Corporation, Cargill Inc., Royal Dutch Shell plc, Royal Dutch Shell Petroleum Co. NV and Shell Canada Limited. Ms. Cook is also a member of the Society of Petroleum Engineers and is a Trustee of the University of Kansas Endowment Association. Ms. Cook earned a Bachelor of Science degree in Petroleum Engineering from the University of Kansas.

Skills and Expertise:

•	International business operations experience at a senior policy-making level of a large, complex company

•	Expertise in financing, operating and investing in companies

•	Extensive service on the boards of several large public companies in regulated industries

Mr. Echevarria served as CEO of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named CEO. In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee and Senior Advisor to the President of the University of Miami. Mr. Echevarria previously served as Chairman of President Obama’s My Brother’s Keeper Alliance and as a Member of the Private Export Council, the principal national advisory committee on international trade. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

•	Leadership of a large, global company

•	Financial expert, with expertise in accounting, regulatory and compliance issues

•	Senior level policy-making experience in the field of professional services

14	BNY Mellon ➢	2021 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Thomas P. “Todd” Gibbons Age 64 Management Director since 2019 Chief Executive Officer of The Bank of New York Mellon Corporation Committees: None Other Current Public Company Board Service: None

M. Amy Gilliland Age 46 Director Nominee President, General Dynamics Information Technology, a business unit of General Dynamics Corporation Other Current Public Company Board Service: None

Mr. Gibbons has served as our CEO since March 2020 and as our interim CEO from September 2019 until March 2020. During his career at BNY Mellon, Mr. Gibbons has held leadership roles across risk, finance, client management and many of our businesses. Most recently, he served as Vice Chairman and CEO of Clearing, Markets and Client Management. Mr. Gibbons also served from 2008 through 2017 as BNY Mellon’s Chief Financial Officer. Previously, for nearly a decade, he was Chief Risk Officer of The Bank of New York Company, Inc., overseeing credit, operational and market risk management. Mr. Gibbons also served for one year as the Chief Financial Officer of The Bank of New York Company, Inc. Mr. Gibbons served as a director of PHH Corporation, a financial services company, from 2011 until 2017.

Mr. Gibbons is a member of our Executive Committee, the organization’s most senior management body. He also serves on the board of the Institute of International Finance and on the advisory board of Wake Forest University’s Business School.

He holds a B.S. in Business Administration from Wake Forest University and an MBA from Pace University.

Skills and Expertise:

•	Knowledge of the company’s businesses and operations

•	Experience in banking, risk management and financial regulation

•	Experience in the operations of a large financial institution

Ms. Gilliland is president of General Dynamics Information Technology (“GDIT”), a business unit of General Dynamics Corporation. GDIT provides technology networks and systems and professional services for U.S. defense, intelligence, federal agency, and state and local government customers. Before being named president in September 2017, Ms. Gilliland served as GDIT’s deputy for operations and was responsible for all aspects of the company’s business operations. Ms. Gilliland joined General Dynamics in 2005 and has served in a variety of leadership roles, including senior vice president of human resources and administration, chief of staff for the chief executive officer and staff vice president of strategic planning, staff vice president of investor relations, and director of strategic planning.

Prior to joining General Dynamics, Ms. Gilliland served in the U.S. Navy as a surface warfare and public affairs officer.

Ms. Gilliland earned a bachelor’s degree with distinction from the U.S. Naval Academy, a master’s degree from Cambridge University and a master’s degree in business administration from Georgetown University.

Skills and Expertise:

•	Expertise in Information Technology and cybersecurity

•	Experience in strategic planning and overseeing business combinations

•	Leadership experience in the operations of a global technology company

BNY Mellon ➢	2021 Proxy Statement	15

ITEM 1. ELECTION OF DIRECTORS > Nominees

Jeffrey A. Goldstein

Age 65

Independent Director since 2014

Senior Advisor and member of the Investment Committee, Canapi Ventures; Advisor Emeritus, Hellman & Friedman LLC; and Former Under Secretary of the Treasury for Domestic Finance

Committees: Finance (Chair), Human Resources and Compensation, Risk

Other Current Public Company Board Service: Fidelity National Information Services, Inc.

K. Guru Gowrappan Age 40 Director Nominee Chief Executive Officer of Verizon Media Group and Executive Vice President, Verizon Communications Inc. Other Current Public Company Board Service: None

Mr. Goldstein is a Senior Advisor and member of the Investment Committee of Canapi Ventures, a venture capital fund specializing in financial technology companies and an Advisor Emeritus at Hellman & Friedman LLC, a private equity firm. Mr. Goldstein was a Managing Director at Hellman & Friedman LLC from 2004 to 2009 and from 2011 to 2016 and a Senior Advisor from 2016 to 2019. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the Treasury Department’s highest honor for a presidential appointee. Earlier in his career, Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. In addition to the public company board service noted above, Mr. Goldstein served on the boards of directors of Westfield Corporation from 2016 to 2018 and Edelman Financial Services, LLC from 2015 to 2018. Mr. Goldstein is on the Advisory Board of Promontory Financial Group, LLC and the Board of Trustees of Vassar College. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise:

•	Experience in private equity

•	Expertise in the operations of large financial institutions

•	Experience in financial regulation and banking

Mr. Gowrappan serves as CEO of Verizon Media Group, the media division of Verizon Communications, Inc., leading brands such as Yahoo! while serving a global audience of ~900 million monthly active users. Mr. Gowrappan joined Verizon in April 2018 as President and Chief Operating Officer of Oath, Inc. From 2015 until joining Verizon in 2018, he held the position of Global Managing Director at the Alibaba Group, a multinational e-commerce company, where he focused on international expansion for key consumer and enterprise products. Mr. Gowrappan was previously Chief Operating Officer at Quixey, a mobile technology company, where he led the Product, Business and Marketing organizations. He was also previously Chief Operating Officer for Growth and Emerging Initiatives at Zynga Inc., where he helped guide the mobile game development company through its initial public offering process.

Mr. Gowrappan serves on the Board of Directors of Tech:NYC. Mr. Gowrappan earned an M.S. in Computer Science from the University of Southern California and completed the Business Bridge Program with the Tuck School of Business at Dartmouth College. He also holds a bachelor’s degree from the University of Madras in Chennai, India.

Skills and Expertise:

•	Expertise in the integration of digital and mobile technologies in advertising and media, including eCommerce, payments, monetization, social, content and gaming

•	Experience in corporate development and international business expansion

•	Leadership in the strategy and operations of a global technology company

16	BNY Mellon ➢	2021 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Ralph Izzo

Age 63

Independent Director since 2020

Chairman, President and Chief Executive Officer of Public Service Enterprise Group Incorporated

Committees: Audit, Corporate Governance, Nominating and Social Responsibility

Other Current Public Company Board Service: Public Service Enterprise Group Incorporated

Edmund F. “Ted” Kelly

Age 75

Independent Director of BNY Mellon and predecessor companies since 2004

Retired Chairman of Liberty Mutual Group

Committees: Human Resources and Compensation, Risk (Chair)

Other Current Public Company Board Service: None

Mr. Izzo has served as Chairman and Chief Executive Officer of Public Service Enterprise Group Incorporated (“PSEG”), a publicly traded diversified energy holding company, since April 2007. He was the company’s president and chief operating officer and has been a member of the board of directors of PSEG since October 2006. Previously, Mr. Izzo was president and chief operating officer of Public Service Electric and Gas Company (“PSE&G”), an operating subsidiary of PSEG. Since joining PSE&G in 1992, Mr. Izzo has held several executive positions within the PSEG family of companies.

In addition to his current public company board service, Mr. Izzo served on the board of The Williams Companies, Inc. from 2013 to 2016. Mr. Izzo currently serves as the chair of the Nuclear Energy Institute and a member of the U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee. He is also on the board of directors for the Edison Electric Institute, Nuclear Electric Insurance Limited, the New Jersey Chamber of Commerce, and the New Jersey Performing Arts Center. Mr. Izzo is on the advisory board for the University of Pennsylvania’s School of Engineering and Applied Sciences Mechanical Engineering and Applied Mechanics Department, a member of the Board of Trustees of the Peddie School and Princeton University’s Andlinger Center for Energy and the Environment Advisory Council, as well as a member of the Visiting Committee for the Department of Nuclear Engineering at Massachusetts Institute of Technology, the Columbia University School of Engineering Board of Visitors and the CEO Action for Diversity and Inclusion. In addition, he is a former chair of the Rutgers University Board of Governors and the New Jersey Chamber of Commerce.

Mr. Izzo received his Bachelor of Science and Master of Science degrees in mechanical engineering and his Doctor of Philosophy degree in mechanical engineering/applied physics from Columbia University. He also received a Master of Business Administration degree, with a concentration in finance, from the Rutgers Graduate School of Management.

Skills and Expertise:

•	Senior leadership of a publicly traded company

•	Experience in strategic planning, finance, risk management and operations of large, highly regulated companies

•	Expertise in science, technology and public policy

Mr. Kelly served as Chairman (from 2000 to 2013), President (from 1992 to 2010) and CEO (from 1998 to 2011) of Liberty Mutual Group, a multi-line insurance company. Mr. Kelly’s experience also includes senior-level management positions at Aetna Life & Casualty Company. Mr. Kelly was a director of Citizens Financial Group Inc., where he served as Chair of the Audit Committee and Chair of the Joint Risk Assessment Committee. Mr. Kelly was a director of EMC Corporation from 2007 until its merger with Dell Technologies Inc. in 2016. Mr. Kelly is also Life Trustee of the Boston Symphony Orchestra; a member of the Senior Advisory Council of the New England College of Business and Finance; a member of the Bretton Woods Committee; a director of The Learning Alliance; a past member of the Board of Trustees for Boston College and former President of the Boston Minuteman Council of the Boy Scouts of America. Mr. Kelly received a Bachelor of Arts degree from Queen’s University in Belfast and a Ph.D. from the Massachusetts Institute of Technology.

Skills and Expertise:

•	Leadership of a major global company in a highly regulated industry

•	Experience in risk management

•	Senior level policy-making experience in the insurance industry

BNY Mellon ➢	2021 Proxy Statement	17

ITEM 1. ELECTION OF DIRECTORS > Nominees

Elizabeth E. Robinson

Age 52

Independent Director since 2016

Retired Global Treasurer of The Goldman Sachs Group, Inc.

Committees: Finance, Risk, Technology

Other Current Public Company Board Service: The Travelers Companies, Inc.

Samuel C. Scott III

Age 76

Independent Director of BNY Mellon and predecessor companies since 2003

Retired Chairman, President and CEO of Ingredion Incorporated (formerly Corn Products International, Inc.)

Committees: Audit, Corporate Governance, Nominating and Social Responsibility (Chair), Human Resources and Compensation

Other Current Public Company Board Service: GCM Grosvenor Inc.

Ms. Robinson served as Global Treasurer, Partner and Managing Director of The Goldman Sachs Group, Inc., the global financial services company, from 2005 to 2015. Prior to that, Ms. Robinson served in the Financial Institutions Group within the Investment Banking Division of Goldman Sachs.

In addition to the public company board service noted above, Ms. Robinson serves on the Board of Directors of Russell Reynolds Associates and is the non-executive Chairman of the Board of Directors of BNY Mellon Government Securities Services Corp. Ms. Robinson chairs the Board of Trustees of Williams College and the Board of Directors of Every Mother Counts. She was, until August 2016, a director of Goldman Sachs Bank USA. Ms. Robinson received a Bachelor of Arts degree from Williams College and an MBA from Columbia University.

Skills and Expertise:

•	Experience in finance and risk management

•	Experience in financial regulation and banking

•	Leadership in the operations of a large global financial institution

Prior to his retirement in 2009, Mr. Scott served as Chairman (since 2001), CEO (since 2001) and President and Chief Operating Officer (since 1997) of Corn Products International, Inc., a leading global ingredients solutions provider now known as Ingredion Incorporated. Mr. Scott previously served as President of CPC International’s Corn Refining division from 1995 to 1997 and President of American Corn Refining from 1989 to 1997.

In addition to the public company board service noted above, Mr. Scott currently serves on the boards of The Chicago Council on Global Affairs, Northwestern Medical Group and the Ringling College of Art and Design. Mr. Scott served on the board of Motorola Solutions, Inc. from 1993 until 2019, and was its lead director from 2015 to 2019, and on the board of Abbott Laboratories from 2007 until 2020. Mr. Scott received both a Bachelor of Science degree and an MBA degree from Fairleigh Dickinson University.

Skills and Expertise:

•	Senior level policy-making experience in the food industry

•	Leadership of international company

•	Financial expert with experience in the operations and management of a large public company

18	BNY Mellon ➢	2021 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Frederick O. Terrell

Age 66

Independent Director since 2020

Senior Advisor, Centerbridge Partners, L.P. and former Executive Vice Chairman, Investment Banking and Capital Markets, Credit Suisse

Committees: Audit, Human Resources and Compensation

Other Current Public Company Board Service: ViacomCBS Inc.

Alfred W. “Al” Zollar

Age 66

Independent Director since 2019

Executive Partner at Siris Capital Group, LLC

Committees: Risk, Technology (Chair)

Other Current Public Company Board Service: Nasdaq, Inc., Public Service Enterprise Group Incorporated

Mr. Terrell is a Senior Advisor with Centerbridge Partners, L.P., a multi-strategy private investment management firm. Mr. Terrell is a former Executive Vice Chairman of Investment Banking and Capital Markets at Credit Suisse, the global investment bank, where he later served as Senior Advisor, from January 2018 to November 2018. From June 2010 to December 2017, Mr. Terrell served as Vice Chairman of Investment Banking and Capital Markets at Credit Suisse. In this capacity he was responsible for the Bank’s global relationships with some of its largest clients. Mr. Terrell was a member of Credit Suisse’s Investment Banking Committee, its Managing Director Promotion Committee and the Board of Trustees of the Credit Suisse Americas Foundation. He began his career as an Associate with The First Boston Corporation in 1983. From 1997 to 2008, he was Founder and Managing Partner of Provender Capital Group, LLC, which made private equity investments in emerging growth-oriented companies.

In addition to his public company board service noted above, Mr. Terrell is a member of the Investment Committee of the Rockefeller Foundation. He is a former member of the Board of Directors of the New York Life Insurance Company, Wellchoice, Inc. (formerly Empire Blue Cross Blue Shield) and Carver Bancorp Inc., where he served as Chairman of the Board.

He currently is a member of the Board of Directors of Mobility Capital Finance Inc., the Partnership Fund for New York City, Planet Word Museum, and a member of the Economic Club of New York and the Council on Foreign Relations. He is a former member of the University Council of Yale University and Board of Advisors for the Yale School of Management and Chairman of the Board of the Coro Foundation, New York Leadership Center. Mr. Terrell earned his BA degree from La Verne College, an MA degree from Occidental College and his MBA from the Yale School of Management. Mr. Terrell is a former Coro Foundation Fellow.

Skills and Expertise:

•	Expertise in banking, finance and corporate strategy

•	Leadership in the business of a large global financial institution

•	Experience in advising on corporate strategy and complex transactions

Mr. Zollar has served as an Executive Partner at Siris Capital Group, LLC, a private equity firm specializing in value-oriented mid-market tech buyout investments, since February 2014. Prior to that, Mr. Zollar held various senior management positions at IBM Corporation during his 34-year career at that company, including most recently as General Manager of IBM Tivoli Software.

In addition to the public company board service noted above, Mr. Zollar currently serves as a board member of Constant Contact, Inc., Stratus Technologies, Inc. and Electronics For Imaging, Inc. Mr. Zollar previously served as a Director of The Chubb Corporation from 2001 until 2016 and of Red Hat, Inc. from 2018 until 2019. Mr. Zollar is also a Harvard Fellow from the 2011 cohort of the Advanced Leadership Initiative at Harvard University, a member of the Executive Leadership Council and a lifetime member of the National Society of Black Engineers. Mr. Zollar serves on the boards of the non-profits EL Education and Eagle Academy Foundation. Mr. Zollar earned his master’s degree in applied mathematics from the University of California, San Diego.

Skills and Expertise:

•	Experience in private equity and financing, operating and investing in companies

•	Technology and information management expertise

•	Extensive service on the boards of several large public companies

BNY Mellon ➢	2021 Proxy Statement	19

ITEM 1. ELECTION OF DIRECTORS > Nominees

Director Qualifications

Each of the nominees for election as director was elected as a director at our 2020 Annual Meeting of Stockholders, other than (i) Ms. Gilliland and Mr. Gowrappan, who currently do not serve on the Board, and (ii) Mr. Izzo, who joined the Board effective August 10, 2020. Our Board believes that the nominees meet the criteria outlined above and discussed in more detail in “Director Nomination Process” starting on page 25, and collectively exhibit the diversity and depth and breadth of experience to contribute to an engaged board capable of effectively and thoughtfully overseeing the company’s management. No current director or nominee has a family relationship to any other director, nominee for director or executive officer. Ms. Morgan, who was elected as a director at our 2020 Annual Meeting of Stockholders, will not be standing for re-election. The Board is grateful to Ms. Morgan for her dedication and invaluable contributions during her tenure as a director of the company.

Skills and Experience Finance - experience in understanding and overseeing financial reporting and internal controls Leadership - overseeing a company or a significant business unit giving him/her leadership qualities and the ability to identify and develop those qualities in others Technology - experience with companies that used or developed technology to improve quality and innovate products and services to increase client satisfaction Global - knowledge of the opportunities and challenges of a large company with a global footprint Governance - knowledge or expertise in current corporate governance trends and practices Risk - knowledge or expertise with respect to risk management processes across a large organization in a regulated industry Financial Services Experience - experience within or leading a financial services company Demographic Background Board Tenure Completed Years 4 5 1 n/a 6 n/a 0 16 4 17 1 2 Gender Male Female Age Years Old 62 64 64 46 65 40 63 75 52 76 66 66 Race/Ethnicity African American/Black White/Caucasian Hispanic/Latino Asian Linda Z. cook Joseph j. echevarria Thomas p. "todd" gibbons M.Amy Gilliland* Jeffrey A. Goldstein K.guru Gowrappan* Ralph Izzo* Edmund F. "ted" Kelly Elizabeth E. Robinson Samuel C. Scott III Frederick O. Terrell Alfred w. "al" zollar

*	Ms. Gilliland and Mr. Gowrappan are nominees who currently do not serve on our Board. Mr. Izzo joined the Board effective August 10, 2020.

20	BNY Mellon ➢	2021 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Nominees

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as a vote cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the independent Chair or Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the independent Chair or Lead Director) promptly after the certification of the stockholder vote.

The CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CGNSR Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members.

The Board will act on the CGNSR Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CGNSR Committee, the Board will consider the factors considered by the CGNSR Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose such decision in a Current Report on Form 8-K filed with the SEC. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

BNY Mellon ➢	2021 Proxy Statement	21

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Our Corporate Governance Practices

We believe that the strength of BNY Mellon’s business reflects the high standards set by our governance structure, which provides guidance in managing the company from the Board down. This structure benefits all our stakeholders, including our stockholders, clients, employees and communities. Several of our key governance practices are outlined below.

INDEPENDENCE

✓  Our Board is composed entirely of independent directors (other than our CEO) who regularly meet in executive sessions, led by our independent Chair at Board meetings and committee Chairs at committee meetings.

✓  Our independent Chair (or if there is not an independent Chair, the Lead Director), selected annually by our independent directors, has broad powers, including:

• acting as a liaison between and among the other independent directors, the CEO and management generally;

• presiding over Board and stockholder meetings;

• the right to call a special meeting of the independent directors or the full Board;

• reviewing and approving Board meeting agendas, materials and schedules;

• leading executive sessions and meetings of independent directors;

• being available to meet with major stockholders and regulators as applicable; and

• consulting with the Chair of the HRC Committee on CEO performance, compensation and succession, and reviewing the emergency CEO succession management plan with the CGNSR Committee annually.

✓  All Board committees are composed entirely of independent directors.

ACTIVE ENGAGEMENT

✓  We had a high rate of director attendance at Board and committee meetings in 2020, averaging approximately 95%.

✓  We actively engage with our stakeholders through multiple initiatives, reaching out to investors representing over 50% of our outstanding common shares as well as proxy advisory firms and other stakeholders.

✓  Stockholders and other interested parties can directly contact our Board (see “Contacting the Board” on page 43 and “Helpful Resources” on page 100).

22	BNY Mellon ➢	2021 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

BOARD GOVERNANCE

✓  Our Corporate Governance Guidelines require that the CGNSR Committee consider enhanced director qualifications in connection with director nominations, including a nominee’s character and integrity, diversity characteristics and record of accomplishment in senior-level roles.

✓  Our Board, each of our standing committees, and each of our individual directors conduct annual self-evaluations that have resulted in enhancements to Board functioning (see “Evaluation of Board and Committee Effectiveness” on page 27).

✓  Our by-laws permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

✓  Our Restated Certificate of Incorporation, as amended, allows for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting.

✓  Our Corporate Governance Guidelines provide that directors will annually select either an independent Chair or a Lead Director based on the best interests of the company. Joseph J. Echevarria currently serves as the independent Chair of the Board.

✓  Our Corporate Governance Guidelines provide the CGNSR Committee with the discretion to recommend to the Board, and the Board the discretion to approve, a nominee for re-election who would be 75 years of age or older at the time of election if, after considering the criteria for selecting director nominees, the capacity of such nominee to continue to make meaningful contributions to the Board and the needs of the company, the Board determines that the re-nomination is in the best interests of the company.

✓  Policies related to trading in company securities by executive officers and directors prohibit the hedging and pledging of company securities.

✓  Our comprehensive Enterprise ESG program includes Board committee-level reporting and oversight, including with respect to environmental management, sustainability, diversity and inclusion, and governance.

✓  We signed and committed to apply the Commonsense Principles 2.0, a public statement of corporate governance principles intended to provide a framework for sound, long-term-oriented governance.

✓  We have endorsed the Business Roundtable’s Statement on the Purpose of a Corporation, publicly reinforcing our commitment to all stakeholders.

✓  In the first quarter of 2021, we published the Considering Climate at BNY Mellon report as part of our commitment to the TCFD guidelines to address climate risk.

✓  Our Board participates in information sessions during regularly scheduled and special meetings, receiving business, regulatory and other updates from senior management, including risk executives and our General Counsel. In addition, our Board regularly receives reports from the chair of each standing committee to ensure oversight and transparency regarding the committee’s activities.

ROBUST PROGRAMS

✓   A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

✓  Our codes of conduct, which apply to our directors, as well as all of our employees, are rooted in our company values (passion for excellence, integrity, strength in diversity, and courage to lead), provide a framework for the highest standards of professional conduct, and foster a culture of honesty and accountability.

✓  We continue to enhance our robust orientation program for new directors, which includes interviews with other directors as well as senior leadership across businesses and functions; extensive review of corporate governance documents, corporate policies and other documents; and training in all resources available to directors. In addition, all directors are encouraged to participate in thoughtfully selected continuing education programs for which expenses are reimbursed.

WHAT WE DON’T DO

×   No staggered board.

×   No “poison pill” (stockholders’ rights plan).

×   No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

×   No plurality voting in uncontested director elections. Each director must be elected by a majority of the votes cast.

BNY Mellon ➢	2021 Proxy Statement	23

ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Recent Corporate Governance Developments

Our strong corporate governance framework has been developed through contributions from our directors, who offer a diverse set of backgrounds, expertise and skills, and is informed by our engagement with our stockholders and other stakeholders. As a result of this dynamic, the Board has a well-established focus on long-term business strategy and resiliency, leadership succession and corporate culture, and performance. This foundation positioned the Board to oversee and provide insight to management on the company’s response to the challenges, uncertainties and opportunities presented throughout 2020, including our impact on our communities and society more broadly. In addition to regular updates on the financial and operational impacts of the COVID-19 pandemic on our business, employees, clients and suppliers, the Board maintained a regular dialogue with management regarding its direction and action on matters related to social justice, diversity and inclusion, and public policy and advocacy. The Board also engaged with management throughout the year on the company’s environmental and sustainability performance and Enterprise ESG strategy, a component of which culminated in the publication of our inaugural Considering Climate at BNY Mellon report prepared in accordance with the TCFD guidelines. A discussion of the Board’s engagement on ESG matters, including our diversity and inclusion initiatives, can be found starting on page 33.

For the past several years, our Board has also focused on Board refreshment and succession efforts. In addition to the two new director nominees who currently do not serve on our Board, six of the incumbent directors nominated for election at the 2021 Annual Meeting have been added to the Board in the last five years. Each of these new directors has added, and each of the new director nominees will add, experience and expertise to our Board, complementing and supplementing the experience, diversity and talents of our Board as a whole. Although the CGNSR Committee is principally involved in Board succession and recruitment, our entire Board plays a role in recruiting, interviewing and assessing candidates. Our Board’s succession planning is an ongoing, robust endeavor and will continue to focus on enhancing the diversity of our Board. The Board’s succession planning and director nomination efforts are discussed in detail starting on page 25.

Our Board, led by the CGNSR Committee, continually seeks to evaluate our governance structure, as highlighted by the following recent developments:

•	Received stockholder approval and amended our Restated Certificate of Incorporation to provide for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting.

•	Revised our Corporate Governance Guidelines to provide for either an independent Chair or a Lead Director based on the best interests of the company.

•	Amended the policies related to trading in company securities by executive officers and directors to specifically prohibit pledging company securities (in addition to the prohibition on hedging company securities).

•	Revised our Corporate Governance Guidelines to provide the CGNSR Committee with the discretion to recommend to the Board, and the Board the discretion to approve, a nominee for re-election who would be 75 years of age or older at the time of election if, after considering the criteria for selecting director nominees, the capacity of such nominee to continue to make meaningful contributions to the Board and the needs of the company, the Board determines that the re-nomination is in the best interests of the company.

•	The CGNSR Committee adopted a Board Chair emergency succession management plan designed to ensure appropriate steps can be taken to minimize disruption to the Board and the company’s governance in the event of a temporary or permanent absence of the independent Chair.

•	In response to the challenges of the COVID-19 pandemic, oversaw the transition to a fully remote format for Board and committee meetings, as well as a virtual-only director orientation program.

A central component of the development of our corporate governance framework is the identification and implementation of best practices through engagement with stakeholder groups. As a result of this engagement, in October 2018, we signed the Commonsense Principles 2.0, a public statement of corporate governance principles intended to provide a framework for sound, long-term-oriented governance, and, in doing so, committed to applying them to our business. The Commonsense Principles 2.0 address matters including the importance of director independence and stockholder rights. We have also endorsed the Business Roundtable’s Statement on the Purpose of the Corporation, which was issued in August 2019. The Statement on the Purpose of the Corporation publicly reinforces our commitment to all of our stakeholders in pursuing improvements in our performance. While we believe that our corporate governance policies are generally consistent with the Commonsense Principles 2.0 and the Business Roundtable’s Statement, we will continue to evaluate and, where necessary, make changes to align with best practices set forth in the principles and other governance developments. As part of this process, and consistent with the publication of the Considering

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Climate at BNY Mellon report, we continue to review our governance practices against the TCFD guidelines to ensure that our Board remains well positioned to oversee the company’s Enterprise ESG strategy and climate-related commitments.

Director Nomination Process

The CGNSR Committee reviews potential director candidates and makes recommendations to the Board regarding individuals qualified to become Board members. The Board then nominates director candidates for election at Annual Meetings (or selects an individual or individuals to fill vacancies on the Board, as applicable). Directors chosen to fill vacancies hold office for a term expiring at the end of the next Annual Meeting.

In recommending a nominee for election as a director, the CGNSR Committee considers the following Board-approved criteria:

•	Professional background and experience. The individual’s specific experience, background and education, including skills as described in the table on page 20, as well as knowledge essential to the oversight of the company’s businesses.

•	Senior-level management positions. The individual’s sustained record of substantial accomplishments in senior-level management positions in business, government, education, technology or not-for-profit enterprises.

•	Judgment and challenge. The individual’s ability to evaluate complex business issues, make sound judgments, and constructively challenge management’s recommendations and actions.

•	Diversity. The individual’s contribution to the diversity of the Board (in all aspects of that term), including differences of viewpoints, professional experience, education, skills and other demographics, such as race, gender, ethnicity and sexual orientation, as well as the variety of attributes that contribute to the Board’s collective strength.

•	Intangible attributes. The individual’s character and integrity and interpersonal skills to work with other directors on our Board in ways that are effective, collegial and responsive to the needs of the company.

•	Time. The individual’s willingness and ability to devote the necessary time and effort required for service on our Board.

•	Independence. The individual’s freedom from conflicts of interest that could interfere with his or her duties as a director.
•	Stockholders’ interests. The individual’s strong commitment to the ethical and diligent pursuit of stockholders’ best interests.

Annually, the CGNSR Committee reviews these criteria for director nominations and makes recommendations regarding any changes for the Board’s approval as needed. The CGNSR Committee seeks individuals with leadership experience in a variety of contexts and across a variety of industries. The CGNSR Committee’s candidate search and recruitment efforts are informed by a number of factors, including its regular review of the composition of the Board and committees, its consideration of the directors’ qualifications, skills and experience, and the results of the Board and committee evaluation process. In 2020, the CGNSR Committee augmented its focus on recruitment efforts, holding a number of special meetings to consider candidate profiles, identify complementary outlets for distinguishing potential candidates and discuss approaches to advancing engagement with prioritized individuals. Mr. Izzo was appointed as a director effective August 10, 2020 and was recommended to the CGNSR Committee by other directors. Ms. Gilliland and Mr. Gowrappan were identified as candidates by a third-party search firm retained to assist the CGNSR Committee in its search efforts.

The CGNSR Committee evaluates all candidates suggested by other directors or third-party search firms (which the company retains from time to time to help identify potential candidates) or recommended by a stockholder for nomination as a director in the same manner. For information on recommending a candidate for nomination as a director, see “Contacting the Board” on page 43.

Our Board is committed to fostering and maintaining its diversity. In addition to valuing diversity of viewpoints, professional experience, tenure, education, skills and expertise, the Board also seeks to include directors with diverse backgrounds—including with respect to race, gender, ethnicity and sexual orientation—to capture the benefits inherent in diverse perspectives. As a result of this commitment, our Board has approved a slate of nominees for election at the 2021 Annual Meeting that is 25% female and over 41% diverse on the basis of race or ethnicity.

As part of the director nomination process, the Board and the CGNSR Committee have concluded that each of our current Board members—other than Ms. Morgan, who will not stand for re-election—should be recommended for re-nomination as a director, and that each of the other nominees should be recommended for

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

nomination as a director. In considering whether to nominate such other nominees for election at our Annual Meeting, the Board and the CGNSR Committee considered, among other factors, the criteria for the nomination of directors described above. In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Board and the CGNSR Committee reviewed, among other factors:

•	The criteria for the nomination of directors described above,

•	Feedback from the annual Board and committee evaluations,

•	Attendance and preparedness for Board and committee meetings,

•	Outside board and other affiliations, for actual or perceived conflicts of interest,

•	A director’s overall contributions to the Board, and

•	The needs of the company.

This year, on the basis of its review and the recommendation of the CGNSR Committee, the Board has determined that the re-nomination of Messrs. Kelly and Scott, who will each be 75 years of age or older at the time of the Annual Meeting, is in the best interests of the company.

Board Oversight of Company Culture

Our Board is committed to supporting and fostering the company’s strong cultural values. The Board, in conjunction with management, is responsible for ensuring that the company’s culture and its strategy are aligned. In 2020, the company introduced a new set of company values: Passion for Excellence, Integrity, Strength in Diversity, and Courage to Lead; as well as key behaviors supporting those values. The Board expects all directors, as well as officers and employees of the company, to conduct themselves in a manner consistent with our codes of conduct, which incorporate the values and behaviors foundational to our culture. The Board believes that our culture is fundamental to the conduct of the company’s business and the creation of a high performance environment, and is necessary for effective risk management, strong investor trust, and successful corporate governance.

Corporate Governance Guidelines and Codes of Conduct

Our Board has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors, the criteria and qualifications for nominating a director for election at the Annual Meeting, the Board’s role in overseeing executive compensation, compensation and expense reimbursements for independent directors, communications between stockholders and directors, the role of our independent Chair or Lead Director, and Board committee structures and assignments. The CGNSR Committee reviews the Corporate Governance Guidelines at least annually and makes recommendations to the Board regarding any updates. A discussion of governance developments, including recent changes to the Corporate Governance Guidelines approved by the Board, is provided on page 24.

In furtherance of the Board’s oversight of the company’s values, our Board has also adopted an Employee Code of Conduct, which applies to all of our employees and provides a framework to maintain the highest standards of professional conduct for the company. The Board has also adopted a Directors’ Code of Conduct to provide guidance to our directors in recognizing and addressing ethical issues, to provide mechanisms to report possible unethical conduct, and to foster a culture of honesty and accountability among directors. At least annually, the CGNSR Committee reviews the directors’ compliance with the Directors’ Code of Conduct (and, in the case of management directors, compliance with the Employee Code of Conduct).

Our Corporate Governance Guidelines, Employee Code of Conduct and Directors’ Code of Conduct are available on our website (see “Helpful Resources” on page 100). We intend to disclose any amendments to, or waivers from, our Employee Code of Conduct or our Directors’ Code of Conduct for the benefit of executive officers and directors, respectively, by posting such information on our website.

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Evaluation of Board and Committee Effectiveness

Annually, the Board and each of our standing committees conduct a self-evaluation aimed at continually enhancing Board and individual director performance. The Board and management then work together to take appropriate action in light of the results of the self-evaluations.

Design of Assessment Process CGNSR Committee and independent Chair (or Lead Director, as applicable) determine the process, scope and contents of the Board's annual performance evaluation. The process is generally designed to facilitate a multi-year perspective and year-over-year comparability of feedback and assessment results. Evaluation and Director Self-Assessment Each director is provided with one evaluation questionnaire for the full Board and one for each standing committee on which such director serves. Each director also participates in annual, individual interviews guided by our General Counsel which allow each director an Opportunity to elaborate his or her questionnaire submissions and to provide candid reflection on personal contributions, the performance of other directors and Board and committee effectiveness generally. Topics covered as part of the evaluation process: Director contribution and performance Board structure and size, and Board dynamics Strategic priorities for the Board to focus oversight Range of business, professional and other backgrounds necessary for a director to serve the company Content and form of information provided to the Board by management Review and Presentation of Findings With the assistance of an independent, third-party consultant, the questionnaire responses and interview feedback are aggregated and a report is prepared for the Board and each Committee. Each standing committee self-evaluation is conducted by the respective committee Chairs in executive session at the next scheduled committee meeting after feedback is gathered. The independent Chair (or Lead Director, as applicable) leads an executive session of the full Board in which Board self-evaluation results are presented and the standing committee self-evaluations are reported. Follow-Up and Accountability Self-evaluation results are compared to prior year results to track improvements and promote long-term accountability. Board and management take appropriate action as necessary to address additional considerations. Areas in which director feedback has led to further discussion and enhancement s: Adjustments to content. timing and style of Board presentation materials Allocation of timing among committee and Board meetings and executive sessions Board and management succession

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Succession Planning

Our governance framework prioritizes senior leadership succession planning as an important component of facilitating long-term, sustainable business practices. In accordance with our Corporate Governance Guidelines, the Board takes an active role in the oversight of CEO and senior management succession planning. The HRC Committee, as well as the full Board, regularly review the succession plan for the CEO. This plan identifies a “readiness” level and ranking for internal candidates and incorporates flexibility for the Board to define an external hire as a succession option. In addition, the CGNSR Committee maintains and annually reviews a CEO emergency succession management plan. The Board’s independent Chair is engaged in these processes and consults with the HRC Committee and the CGNSR Committee on both the CEO succession plan and the CEO emergency succession management plan.

In connection with the appointment of an interim CEO and an independent Chair in September 2019, our Board delegated to the independent Chair the power to form a subcommittee composed of independent directors to determine a timeline and undertake the process of identifying and recommending to the Board one or more CEO candidates. The independent members of the Board conducted a comprehensive search process including internal and external candidates, which culminated in the announcement of Mr. Gibbons as our CEO in March 2020.

The Board and the HRC Committee also regularly engage in formal succession planning for the balance of our management Executive Committee members. This succession protocol includes identifying a rank and readiness level for potential internal candidates and strategically planning for external hires when desirable, such as, for example, for positions where capability gaps are identified. The HRC Committee and the Board review the succession plans for all management Executive Committee positions.

Consistent with this emphasis on preparedness and succession planning, and in light of the separation of the CEO and Chair positions, the CGNSR Committee has also adopted a Chair emergency succession management plan. The Chair emergency succession management plan, which was prepared in consultation with the independent Chair and the CEO, is designed to ensure that appropriate steps can be taken to minimize disruption to the Board and the company’s governance in the event of a temporary or permanent absence of the independent Chair.

Director Orientation and Continuing Education

As part of ongoing efforts to support Board and individual director effectiveness and performance, we have developed comprehensive orientation and continuing education programs for directors. The CGNSR Committee oversees these programs. The orientation process for a new director is tailored to specific needs of the director, and is designed to facilitate and expand a new director’s understanding of the company’s products and services, the director’s duties as a member of the Board, and the culture of our company and the Board. In light of the COVID-19 pandemic, in 2020 the Board and the CGNSR Committee oversaw the transition to a fully virtual orientation program for Messrs. Terrell and Izzo, leveraging the company’s existing technologies. We intend to implement a virtual orientation program for the new director nominees in the event they are elected at the Annual Meeting.

The new director orientation process generally progresses in the following stages:

Document Review Initially, a new director is provided with information through a set of documents covering, among other matters: organizational and leadership structure, business descriptions, Board and committee information, and governance materials and applicable policies. The director is also provided support and training for accessing and navigating the companys electronic board portal. Informational Modules The director then participates in a series of meetings with other directors and members of senior management. Meetings are grouped into modules through which additional information and documentation are provided. Topics covered in the course of each module include business strategy and operations, corporate culture, finance and human resources, among others. Feedback and Gap-Filling As a director progresses through the modules, feedback is solicited from all participants. Any gaps identified are filled with additional information and/or meetings, as needed or desirable.

On an ongoing basis, directors are provided with a catalogue of continuing education programs covering a range of topics, delivered on an in-boardroom basis or through external providers. Directors are encouraged, including in the annual Board and committee evaluation

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process, to provide feedback regarding topics they would like to cover in continuing education sessions. A list of programs administered by external providers is made available to the directors on a periodic basis, and we have a policy for the reimbursement of reasonable out-of-pocket expenses incurred by a director in connection with his or her participation in continuing education sessions.

Active Stockholder Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year. Through our investor engagement process in 2020 and 2021, we reached out to stockholders holding over 50% of our outstanding common stock and held discussions with those that accepted our invitation. These discussions included representatives from our Investor Relations, Enterprise ESG, Corporate Governance and Human Resources teams and addressed topics such as executive compensation, company strategy and response to the COVID-19 pandemic, corporate governance, diversity and inclusion and other issues relating to our Enterprise ESG strategy.

Management reports regularly to the independent directors regarding investor discussions and feedback to keep them informed of stockholders’ perspectives on a variety of issues, including governance, strategy and performance, and to enable them to consider and address those matters effectively. In recent years, stockholder feedback has played a significant role in company decisions such as the design and implementation of a stockholder written consent right.

Board Leadership Structure

The Board’s independent directors review the Board’s leadership structure and the selection of the Chair of the Board on an annual basis, or more frequently as necessary, to ensure the current arrangement best serves the interests of the company at any given time. As part of this review, the independent directors evaluate whether they believe that the position of Chair should be held by the CEO, in which case an independent Lead Director is selected, or that the Chair and CEO roles should be separated. In light of the Board’s composition, the company’s size, the nature of the company’s business, the regulatory framework under which the company operates, the company’s stockholder base, the company’s peer group and other relevant factors, the independent directors of the Board determined that it was appropriate to maintain a separation between the positions of Chair and CEO. As a result, the Board appointed Joseph J. Echevarria as independent Chair, and Mr. Gibbons, our CEO, continues to serve as a non-independent member of the Board.

If the Board determines to appoint the CEO as Chair, then the independent directors will also appoint an independent Lead Director who will carry out the duties specified in our Corporate Governance Guidelines.

Independent Chair Duties and Responsibilities

The duties and responsibilities of our independent Chair are robust and include:

• acting as a liaison between and among the other independent directors, the CEO and management generally;

• presiding over Board and stockholder meetings;

• the right to call a special meeting of the independent directors or the full Board;

• reviewing and approving Board meeting agendas, materials and schedules;

• leading executive sessions and meetings of independent directors;

• being available to meet with major stockholders and regulators as applicable; and

• consulting with the Chair of the HRC Committee on CEO performance, compensation and succession, and reviewing the emergency CEO succession management plan with the CGNSR Committee annually.

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Director Independence

Our Board has determined that 11 of our 12 director nominees are independent. Our independent director nominees are Linda Z. Cook; Joseph J. Echevarria; M. Amy Gilliland; Jeffrey A. Goldstein; K. Guru Gowrappan; Ralph Izzo; Edmund F. “Ted” Kelly; Elizabeth E. Robinson; Samuel C. Scott III; Frederick O. Terrell; and Alfred W. “Al” Zollar. Our CEO, Thomas P. “Todd” Gibbons, is not independent. The Board has also determined that Jennifer B. Morgan, who is not standing for re-election as director at the 2021 Annual Meeting, is independent.

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are outlined in our Corporate Governance Guidelines) based on specified categories and types of transactions, which conform to, or in some cases are more exacting than, the independence requirements of the New York Stock Exchange (“NYSE”). As part of the oversight of director independence determinations, the CGNSR Committee undertakes an initial review and makes recommendations regarding each director’s independence to the Board based on its application of these standards.

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% or more of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances;

•	in the event that the arrangements had not been made or were terminated in the normal course of business, it is not reasonably likely that there would be a material adverse effect on the financial condition, results of operations or business of the recipient; or
•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System (“Regulation O”).

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached simply by reference to the factors listed above.

In determining that each of the directors who served on our Board in 2020, other than Mr. Gibbons, and each of the two new director nominees is independent, our Board reviewed the standards described above, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director or director nominee.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships or arrangements rose to the level that would require disclosure under our related party transactions policy, which is described in more detail on page 31. In each case, the amounts involved were below the thresholds of the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines, including that none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of such other entity’s consolidated gross revenues for its last reported fiscal year:

•	Purchases of goods or services in the ordinary course of business. The company and its subsidiaries purchased goods and services during the last three years from certain entities of which each of Mr. Gowrappan and Ms. Morgan, respectively, served as an executive officer for a period in 2020. All of these purchases were made in the ordinary course of business. For each of the last three years, these purchases, in the aggregate, did not exceed 1% of the seller’s annual revenue or of our annual revenue for 2020.

•

Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services during the last three years—including asset management services, asset servicing, global markets services, clearing services, issuer services, treasury services, liquidity investment services or credit

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services—to certain entities of which each of Ms. Cook, Ms. Gilliland, Mr. Goldstein, Mr. Gowrappan, Mr. Izzo, Ms. Morgan, Ms. Robinson or Mr. Terrell served as an executive officer or was otherwise employed, or for which a member of their immediate family was an executive officer, for a period in 2020. All of the services were provided in the ordinary course of our business and at prevailing customer rates and terms. For each of the last three years, the amount of fees paid to us by each purchaser was less than 1% of the purchaser’s annual revenue and of our annual revenue for 2020.

•	Customer relationships. Neither we nor our subsidiaries provided any ordinary course services, such as asset management services or banking services, to any independent director or nominee in 2020.

•	Charitable contributions. We made (directly, through our subsidiaries or by the BNY Mellon Foundation or the BNY Mellon Foundation of Southwestern Pennsylvania) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which Messrs. Izzo, Scott and Terrell served as a director, executive officer or trustee (or for which a family member of one of our independent directors served as an executive officer) during 2020. In 2020, charitable contributions to these organizations did not exceed the thresholds set out in the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines.

•	Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of certain entities for which each of Ms. Gilliland, Mr. Gowrappan, Mr. Izzo and Ms. Morgan, respectively, served as an executive officer during a period in 2020. As of December 31, 2020, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote no more than approximately 1% of the outstanding shares of any such entity.

Our Board, on the basis of the analysis and recommendations conducted by the CGNSR Committee, determined that none of the transactions, relationships or arrangements described above constituted a material relationship between the respective director or nominee and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director or nominee and did not impair his or her ability to act in the stockholders’ best interests.

Business Relationships and Related Party Transactions Policy

The Board has adopted a policy on related party transactions (our “related party transactions policy”), which was reviewed by the CGNSR Committee. Our related party transactions policy provides that the CGNSR Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which we or any of our subsidiaries was, is or will be a participant, where the amount involved exceeds $120,000, and in which any “related person” had, has or will have a direct or indirect material interest, such transactions constituting related party transactions under SEC rules. A “related person” includes directors, nominees for director, executive officers, members of such persons’ immediate families, and greater than 5% beneficial owners (including BlackRock, Inc., Dodge & Cox, The Vanguard Group and Warren E. Buffet and Berkshire Hathaway, Inc., each of which is a beneficial owner of more than 5% of our outstanding common stock based on a review of such holder’s Schedule 13G filings). Consistent with SEC rules, our related party transactions policy provides that certain transactions, including employment relationships and ordinary course non-preferential transactions, entered into with a related person are not considered to be related party transactions and are not required to be disclosed or approved by the CGNSR Committee. In 2020, there were no related party transactions that required CGNSR Committee approval or disclosure in this proxy statement.

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions, including asset management services, banking services, broker services and credit services, with related persons. Any loans to related persons, and any transactions involving financial products and services provided by the company to such persons and entities, are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with

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persons and entities not related to the company, and do not involve more than the normal risk of collectability or present other unfavorable features.

Our related party transactions policy provides that the CGNSR Committee may recommend to our Board from time to time adoption of resolutions pre-approving certain types or categories of transactions that the CGNSR Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. While no related party transactions in 2020 required CGNSR Committee approval or proxy statement disclosure, the Board has adopted a resolution on recommendation from the CGNSR Committee pre-approving transactions that involve the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate families, director-related companies, executive officers and members of their immediate families and beneficial owners of more than 5% of our common stock in the ordinary course and on terms generally offered in transactions with non-related persons. Transactions subject to Regulation O or other specific regulatory requirements are approved as required pursuant to such regulations.

Under the related party transactions policy, in making its determination to approve a related party transaction, the CGNSR Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the transaction, including the amount involved;
•	the benefits to us of the transaction;

•	the availability from other sources of comparable products or services; and

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CGNSR Committee also may consider the impact on a director’s independence in the event the related person is a director or an immediate family member of a director.

Under the related party transactions policy, no member of the CGNSR Committee may participate in the review, consideration, approval or ratification of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The CGNSR Committee may approve only those related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CGNSR Committee determines in good faith.

Under the related party transactions policy, if a related party transaction is identified after it is already ongoing or completed, it must be submitted to the CGNSR Committee promptly for ratification, applying the standards described above. In this circumstance, the CGNSR Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Employee Code of Conduct and Directors’ Code of Conduct.

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Oversight of Environmental, Social and Governance Matters

BNY Mellon is committed to using our reach, market influence and resources to help address pressing global issues. As a major global financial institution, we consider the impact that our business has on the environment and society and, in turn, how climate-related risks and societal needs present opportunities for our company. We strive to contribute to sustainable economic growth that protects healthy markets, enhances our own business resiliency and longevity, and delivers positive impact for key stakeholders such as clients, employees, stockholders and communities. Our company-wide approach to ESG includes Enterprise ESG, embedding an ESG lens in the way we operate, and Client Solutions offering ESG products and services to help clients meet their goals.

BNY Mellon’s Enterprise ESG strategy is built on three pillars that correspond with what is currently most relevant to the company and our stakeholders:

Culture and Purpose

Our purpose is guided by our core values of passion for excellence, integrity, strength in diversity and courage to lead. Together, our purpose and values drive our culture, which is built on our commitment to diversity and inclusion, leadership and development, employee engagement and wellbeing, and community impact. Highlights include:

•	Goals aimed at increasing women, Black and Latinx representation in our workforce, with performance tied to executives’ variable compensation.

•	New courses in unconscious bias and inclusive leadership to enable employee skill-building and strengthen a culture of inclusion, equity and belonging.

•	Autism@Work pilot program designed to build neurodiversity inclusion in the workplace and attract and hire a qualified talent pool of people with autism.

•	Roll out of ‘Supporting You Now’ Benefit and Wellbeing campaign to highlight programs, tools and resources for employee support during the COVID-19 pandemic.
•	Over $20 million of aid has been contributed to nonprofit partners across the globe, to deliver relief from the COVID-19 pandemic and strengthen the wellbeing of underrepresented communities.

Responsible Business

We believe responsible business is simply good business. As a major global financial institution, we have an important role to play in contributing to market integrity. As such, we believe the trust of our clients, the transparency of our business, our technological resilience and providing ESG solutions to the global investing community are paramount. To fulfill our responsibility to our clients, our communities and the global financial system, we seek to manage risk responsibly and serve as a reliable custody and investment resource. Highlights include:

•	Implemented Holistic Risk Management strategy with 20 priority initiatives to drive a strong risk culture, clear risk ownership, and consistent and complete risk challenge.

•	New Investment Management ESG capabilities.

•	Launch of an award-winning ESG Data Analytics application, a cloud-based solution that mass-customizes investment portfolios to clients’ individual ESG factor preferences and helps to evidence individual client preferences.

For a further discussion of our risk management oversight and practices, see “Oversight of Risk” starting on page 37.

Global Citizenship

As one of the most trusted financial institutions, we are committed to operating responsibly and sustainably. As we drive toward success, we integrate our commitment to environmental sustainability and human rights across the business. We also work to improve the effectiveness of our supply chain and seek suppliers whose corporate values align with ours. Additionally, we engage stakeholders on public policy initiatives important to our company. Highlights include:

•	Included on CDP Climate Change “A” List.

•	Launched Considering Climate at BNY Mellon Report, according to the TCFD guidelines.

•	Included in DJSI North America Index.

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Enterprise ESG Governance

The work of considering and integrating ESG issues across all levels of our enterprise extends from the highest level of leadership to employees across the globe.

Entity	Primary Responsibilities for Enterprise ESG Strategy

CGNSR Committee	Consists of independent directors who regularly review our Enterprise ESG performance, monitor progress against long-term goals and provide guidance to management.

Executive Committee	Responsible for progress and success; approves and monitors progress on long-term goals, anticipates market trends and future client needs, and drives business innovation.

Management and Staff

•  Enterprise ESG Team: Leads strategy development and governance processes, provides subject matter expertise, collaborates with company functions and departments to assist in development of ESG integration initiatives, manages public reporting and disclosures related to ESG activities, facilitates external stakeholder input, and collaborates with experts and facilitates on thought leadership.

•  Subject Matter Experts: Staff across varying areas of the company who manage the day-to-day execution of policies, practices and programs that relate to ESG across the business.

•  Employee Groups: Committees that engage local and regional employees in initiatives to support the company’s social or environmental impact; includes employee/business resource groups (“E/BRGs”), sustainability ambassadors, and volunteer and philanthropic fundraising committees.

We plan to publish our 14th annual report covering ESG topics in summer 2021. Past reports can be found on www.bnymellon.com/csr. For additional detail regarding the company’s governance as it relates to environmental sustainability and climate change-related matters, please see our Considering Climate at BNY Mellon report, which was prepared in accordance with the TCFD guidelines, available at https://www.bnymellon.com/us/en/about-us/global-impact/enterprise-esg/csr.html.

Spotlight on Diversity and Inclusion

Diversity and Inclusion (“D&I”) forms an integral component of our Culture & Purpose strategy. Our D&I efforts are aimed at considering and integrating ESG issues across all levels of our enterprise to ensure the highest level of leadership and engagement on a global employee basis.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Our governance framework supports this mission by balancing appropriate levels of accountability at the Board and among senior management with adequate representation and input from our employees across the globe.

Entity	Primary Responsibilities for D&I Efforts

HRC Committee	Consists of independent directors who are responsible for overseeing our programs for diversity and inclusion.

Executive Committee

Sets goals to improve workforce diversity, with particular emphasis on diversifying our senior management ranks, and have their bonuses and incentives tied to performance against goals, including D&I goals. Executive ownership and accountability of D&I outcomes sustains the focus on gender equality and improving ethnic/racial representation in our U.S. workforce.

Global Diversity and Inclusion Team and Diversity and Inclusion Advisory Council

•  Global Diversity and Inclusion Team: Our Office of Global Diversity and Inclusion has appointed a global head and regional leads in EMEA, the Americas and India. These dedicated experts partner with our business leaders and employees, and engage stakeholders—including clients, investors and regulators—to share ideas and successes.

• Diversity and Inclusion Advisory Council: This group of senior managers, representing all of our business, functions and regions, is interactive, results-oriented and forward-looking, serving as both a sounding board to the CEO and catalyst for change. Each member is also involved with each of our E/BRGs, some holding formal leadership roles, to ensure connectivity, alignment and governance across D&I groups.

E/BRGs

Our E/BRG members drive our D&I strategy across business lines and regions, engaging employees globally as D&I champions and brand ambassadors. These groups provide our employees with opportunities to share, collaborate and support one another through shared interests, common attributes and cultural heritage. They offer mentoring and reverse mentoring programs; professional development workshops; leadership skill-building and cross-border teaming; volunteering and pro bono opportunities; and other activities that can raise an employee’s visibility, enhance professional capability and capacity, and build trusted working relationships with global colleagues, clients and partners.

The HRC Committee regularly engages with management on D&I matters. In 2020, the HRC Committee spent time discussing with management the overall D&I strategy and initiatives, including as it relates to goals for advancing diverse representation, particularly in more senior roles across the organization. Among other initiatives and updates, the HRC Committee also reviewed the company’s pay equity program.

Recognizing the societal unrest spurred by ongoing racial injustice in the first half of 2020, our senior leadership has strengthened our company’s commitment to diversity, inclusion and equity. Augmenting existing plans and initiatives, we have engaged in purpose-led action to accelerate progress. Highlights include:

•	We offered open internal forums and developed tools for senior leaders and managers to foster meaningful dialogue on race relations, diversity, inclusion, equity, belonging, allyship and other topics that foster inclusivity.

•	We engaged our employees through our Equality Campaign Matched Giving Program which provided donations to eligible charities working on issues of justice reform and racial equality.

•	Through our businesses, we engage in community reinvestment and rebuilding to improve funding and access to capital for underserved, minority-owned and other diverse-owned businesses.

•	Our supplier diversity program aims to mentor and develop diverse-owned businesses to strengthen their ability to do business with large companies like ours and to expand collaborations with diverse-owned asset management firms.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Spotlight on Employee Wellbeing

BNY Mellon launched the Supporting You Now global campaign for employees, focused on highlighting Benefits & Wellbeing Resources in response to COVID-19:

•	Personal Care resources including medical support such as COVID-19 testing, inpatient and outpatient services and telehealth paid without cost sharing (including no deductibles, copays and coinsurance) in the U.S.; personal resilience and mental health resources including stress management education sessions, financial wellness education and support resources for assisting employees in a challenging year.

•	Life Balance resources such as manager and employee best practice tools, tips and case studies to support life balance conversations; virtual babysitting service and tutoring services to support those with children at home; and family support with 15 days’ back-up care access for children and adult dependents (for employees in the U.S., U.K. and Ireland). We also provided access to in-home caregivers and access to tutoring in India (employee subsidized) and tutoring discounts for employees in the U.S., U.K. and Ireland.

•	Strong Social Support such as professional coaches to support with family challenges while working from home (via referral from the Human Resources department); employees sharing personal experiences via blogs; team step challenges and health habit challenges; and Working Together pledges to encourage healthy practices and supportive behaviors.

For additional information on the oversight responsibilities of the standing committees of the Board, including the CGNSR Committee and the HRC Committee, see “Committees and Committee Charters” on page 39. For information on our ESG-related policies and related resources, see “Helpful Resources” on page 100.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Oversight of Risk

Successful management of our company requires the understanding, identification and management of risk. We oversee risk through multiple lines of defense, as described in the below table.

Entity	Primary Responsibilities for Risk Management

Risk Committee, consisting entirely of independent directors

•  Review and approval of significant enterprise-wide risk management policies and associated risk management frameworks of the company.

•  Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

•  Review of significant risk exposures and the steps management has taken to identify, monitor, control and report such exposures, including risks such as credit, market, liquidity, operational, strategic and model risks and risks associated with incentive compensation plans.

•  Evaluation of risk exposure and tolerance.

•  Review and evaluation of the company’s practices with respect to risk assessment and risk management.

•  Review, with respect to risk management and compliance, of (1) issues identified by the company’s Risk and Compliance department and the Internal Audit department (“Internal Audit”), and management’s responses and follow-ups, (2) significant examination reports and associated matters identified by regulatory authorities and management’s responses, and (3) the Risk and Compliance department’s scope of work and its planned activities.

Audit Committee, consisting entirely of independent directors

•  Review and discussion of policies with respect to risk assessment and risk management.

•  Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

•  Coordinate with the Risk Committee to ensure each Committee has received and, when appropriate, discussed the information necessary to fulfill each Committee’s respective responsibilities and duties with respect to areas of common interest (including, among other matters, the company’s methods for identifying and managing risks).

•  Review of periodic reports regarding corporate-wide compliance with laws and regulations.

•  Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

•  Review processes for managing and assessing risk through the Risk Committee and management-level risk committees.

Management

•  Chief Risk Officer: Implement an effective risk management framework and daily oversight of risk.

•  Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

•  Senior Risk and Control Committee: Review significant risk events, emerging risks and drivers of risk. Serve as the most senior management-level risk governance body at the company, and review on an ongoing basis the top risks. Provide oversight for all risk management, compliance and ethics activities and processes, including the risk framework.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Our Chief Risk Officer reports to the Risk Committee. The Risk Committee also reviews the Senior Risk and Control Committee’s activities, and any significant changes in its key responsibilities must be reported to the Risk Committee. Our company has also formed several risk management sub-committees to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Senior Risk and Control Committee and any significant changes in the key responsibilities of any sub-committee, or a change in the Chair of any sub-committee, must be approved by our Chief Risk Officer and subsequently reported to the Senior Risk and Control Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by our Risk Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported, and priced properly;
•	define and measure the type and amount of risk the company is willing to take;

•	communicate the type and amount of risk taken to the appropriate level;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 55 through 61 in our 2020 Annual Report. See “How We Address Risk and Control” on page 70 below for a discussion of risk assessment as it relates to our compensation program.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of Stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors attended our 2020 Annual Meeting of Stockholders.

In 2020, our Board and senior leadership needed to respond quickly to the challenges presented by the COVID-19 pandemic, including ensuring the health and safety of our employees, contractors and directors, and protecting our business. In the first half of 2020, the Board convened several special meetings to discuss and address these challenges. During these special meetings, the Board received updates and reports from members of senior leadership regarding execution of the company’s COVID-19 pandemic response. The Board (and the independent directors) also convened special meetings in connection with the CEO search and appointment, other senior leadership transitions, non-routine regulatory requirements and Board refreshment. Our Board held 26 meetings in 2020.

Beginning in March 2020, the Board oversaw the transition to a fully remote meeting format, leveraging the company’s existing video communications technology and infrastructure.

Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she sat, and the average attendance rate for directors in 2020 was approximately 95%.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Committees and Committee Charters

Our Board has established six standing committees, each consisting entirely of independent directors. A description of each standing committee is provided below. Each committee makes recommendations to our Board as appropriate and reports periodically to the entire Board. Four of the six standing committees are chaired by a diverse director. Additional information about the standing committees can be found in their charters, which are available on our website (see “Helpful Resources” on page 100).

Audit Committee 6 Independent Members 11 Meetings in 2020

Joseph J. Echevarria (Chair), Linda Z. Cook, Ralph Izzo, Jennifer B. Morgan, Samuel C. Scott III, Frederick O. Terrell*

Overseeing Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the registered independent public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Overseeing Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (1) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (2) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Financial Planning and Analysis. The Committee reviews: (1) financial forecasts, operating budgets, capital expenditures and expense management programs, and progress relative to targets and relative to competitors; and (2) plans with regard to net interest revenue, investment portfolio activities and progress relative to such plans and activities.

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate within the meaning of the NYSE listing standards as interpreted by

*

Mr. Izzo joined the Audit Committee in August 2020, when he joined the Board. Mr. Terrell joined the committee in May 2020, and Mr. Zollar was a member of the committee until May 2020. Ms. Morgan is currently a member of the committee but will not be standing for re-election as a director at the 2021 Annual Meeting.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

our Board and are outside directors, independent of management, and are not large customers of the company, under the FDIC’s rules and regulations. Our Board has determined that (i) each of Messrs. Echevarria, Izzo, Scott and Terrell and Ms. Morgan (a) satisfy the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant, and (b) has “banking or financial management expertise” as set out in the FDIC’s rules and regulations, and (ii) each of Messrs. Echevarria, Izzo, Scott and Terrell and Messes. Cook and Morgan has accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board.

Corporate Governance, Nominating and Social Responsibility Committee 4 Independent Members 12 Meetings in 2020

Samuel C. Scott III (Chair), Linda Z. Cook, Joseph J. Echevarria, Ralph Izzo*

Corporate Governance Matters. As further described on page 25, the CGNSR Committee assists our Board in identifying, reviewing and recommending individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is also responsible for developing and recommending to our Board changes to our Corporate Governance Guidelines from time to time as may be appropriate. In addition, the Committee oversees the evaluation process of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation on an annual basis and makes recommendations to our Board on appropriate compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

ESG and Corporate Social Responsibility. The Committee promotes a culture that emphasizes and sets high standards for corporate citizenship and reviews corporate performance against those standards. The Committee is responsible for the oversight of the company’s significant ESG program and initiatives, including Enterprise ESG strategy and governance, strategic philanthropy and employee community involvement, public policy and advocacy (including lobbying and political contributions), environmental sustainability and management, supply chain ESG considerations, and significant reporting related to such matters. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs from a social responsibility perspective, taking into account the interests of stockholders, clients, suppliers, employees, communities and regulators.

For additional information regarding the company’s commitment to ESG and corporate social responsibility and recent initiatives, see “Oversight of Environmental, Social and Governance Matters” on page 33 and “Helpful Resources” on page 100.

Finance Committee 3 Independent Members 8 Meetings in 2020

Jeffrey A. Goldstein (Chair), Joseph J. Echevarria, Elizabeth E. Robinson

The Finance Committee assists the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties include reviewing the company’s capital structure, annual capital plan, capital raising and capital distributions as well as the financial aspects of our recovery and resolution plans. In addition, the Committee is responsible for approving and recommending to our Board our annual capital plan submission to the applicable regulators as well as our capital management policy.

*	Mr. Izzo joined the CGNSR Committee in August 2020, when he joined the Board.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Human Resources and Compensation Committee 5 Independent Members 6 Meetings in 2020

Linda Z. Cook (Chair), Jeffrey A. Goldstein, Edmund F. “Ted” Kelly, Samuel C. Scott III, Frederick O. Terrell*

Compensation and Benefits. The HRC Committee is generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the CEO position and our diversity and inclusion programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of the CEO and all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our entire Board. The Committee also oversees certain retirement plans that we sponsor to ensure that: (1) they provide an appropriate level of benefits in a cost-effective manner to meet our needs and objectives in sponsoring such plans; (2) they are properly and efficiently administered in accordance with their terms to avoid unnecessary costs and minimize any potential liabilities to us; (3) our responsibilities as plan sponsor are satisfied; and (4) financial and other information with respect to such plans is properly recorded and reported in accordance with applicable legal requirements.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, reviews his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing its decisions.

Executive Compensation. The Committee establishes the compensation of executive officers, oversees executive compensation and reviews the appointment, promotion, performance and potential of senior managers of the company.

Delegated Authority. The Committee has delegated to our CEO the responsibility for determining equity awards to certain employees, other than to himself or to our executive officers, who are eligible to receive grants under our 2019 Long-Term Incentive Plan (“LTIP”). This delegated authority extends to both annual equity awards and equity awards granted outside of the annual awards process (“off-cycle awards”). Our CEO’s delegated authority is subject to certain limitations, including the aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000, to any one individual, with a maximum of 1,000,000 aggregate shares represented by plan awards for off-cycle awards in any calendar year). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process regarding the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion & Analysis” starting on page 49 discusses the role of our CEO in determining or recommending the amount and form of executive compensation. In addition, we address the respective roles of our management, its advisors and the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 42.

*	Mr. Terrell joined the HRC Committee in May 2020.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Risk Committee 4 Independent Members 6 Meetings in 2020

Edmund F. “Ted” Kelly (Chair), Jeffrey A. Goldstein, Elizabeth E. Robinson, Alfred W. “Al” Zollar*

See “Oversight of Risk” on page 37 above for a discussion of the Risk Committee’s duties and responsibilities, which include: (1) review and approval of significant enterprise-wide risk management policies and associated risk management frameworks; (2) review and approval of the company’s risk appetite statement; (3) review of significant risk exposures; (4) evaluation of risk exposure and tolerance; (5) review and evaluation of the company’s practices with respect to risk assessment and risk management; and (6) review, with respect to risk management and compliance, of certain significant management and/or regulatory reports. Our Board has determined that Mr. Kelly satisfies the independence requirements to serve as Chair of the Risk Committee set out in the Board of Governors of the Federal Reserve System rules and has experience in identifying, assessing and managing risk exposures of large, complex financial firms based upon his senior leadership experience at a multi-line insurance company.

Technology Committee 3 Independent Members 6 Meetings in 2020

Alfred W. “Al” Zollar (Chair), Jennifer B. Morgan**, Elizabeth E. Robinson

Technology Planning and Strategy. The Technology Committee is responsible for reviewing and approving the company’s technology planning and strategy, reviewing significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also oversees risks associated with technology. For example, in addition to the cybersecurity program update that is provided to the full Board on an annual basis, the Technology Committee is regularly apprised of information security and cybersecurity matters through periodic and as-needed reporting from management.

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

The HRC Committee has engaged Compensation Advisory Partners LLC (“CAP”) to serve as its independent compensation consultant. As discussed in greater detail in the “Compensation Discussion & Analysis” beginning on page 49 below, throughout the year, CAP assists the committee in its analysis and evaluation of compensation matters relating to our executive officers. CAP reports directly to the HRC Committee, attends the in-person, virtual and telephonic meetings of the committee, and meets with the committee in executive session without management present. CAP also reviews and provides input on committee meeting materials and advises on other matters considered by the committee.

The HRC Committee annually reviews the independence of its compensation consultant. CAP works with management in executing its services to the committee, but does not provide services to management without pre-approval by the committee Chair. In addition, CAP maintains, and has provided to the committee, a written policy designed to avoid and address potential conflicts of interest.

Throughout 2020, in addition to serving as the HRC Committee’s independent compensation consultant, CAP also advised the CGNSR Committee with respect to non-employee director compensation. The HRC Committee considered the company’s relationship with CAP, assessed the independence of CAP pursuant to SEC and NYSE rules, and concluded that there are no conflicts of interest that would prevent CAP from independently representing the HRC Committee.

*	Mr. Zollar joined the Risk Committee in May 2020.
**	Ms. Morgan is currently a member of the Technology Committee but will not be standing for re-election at the 2021 Annual Meeting.

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ITEM 1. ELECTION OF DIRECTORS > Corporate Governance and Board Information

Contacting the Board

Interested parties may send communications to our Board, our independent directors or any Board committee through our independent Chair or, as applicable, Lead Director, in accordance with the procedures set forth on our website (see “Helpful Resources” on page 100).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board, any individual director or any Board committee unless the item is marked “Confidential” or “Personal”. If so marked and addressed to the Board or a Board committee, it will be delivered unopened to the independent Chair or, as applicable, Lead Director or committee chair. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters that is addressed to our Board is processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

All directors are expected to attend each Annual Meeting of Stockholders, as discussed in the “Board Meetings” section above.

Out of consideration for the health and wellbeing of our stockholders, employees, partners and communities, and in light of developments related to the COVID-19 pandemic, the 2021 Annual Meeting of Stockholders will be conducted solely by means of remote communication.

A virtual stockholder meeting format is permitted by our by-laws, consistent with Delaware law. The meeting will be held via a live webcast with the Board, the director nominees who currently do not serve on our Board and certain members of management joining the webcast from remote locations.

Our Board recognizes the importance of the Annual Meeting as a forum in which stockholders may engage with the directors and members of management, and the Annual Meeting will be conducted in a manner that enables stockholders to participate, vote and submit questions through the virtual meeting platform.

Additional detail regarding the virtual Annual Meeting format can be found in the “Annual Meeting Q&A” section on page 94.

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ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

Overview

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee Chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings, including airfare expenses not exceeding the first-class commercial rate. In addition, corporate aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

Each year, the CGNSR Committee is responsible for reviewing and making recommendations to the Board regarding independent director compensation. The CGNSR Committee annually reviews independent director compensation to ensure that it is consistent with market practice and aligns our directors’ interests with those of long-term stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CGNSR Committee utilizes benchmarking data regarding independent director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing independent director compensation at U.S. public companies. As discussed on page 42, CAP provides assistance to the CGNSR Committee by compiling the benchmarking data and survey information.

2020 Director Equity Compensation

Based on its review for 2020, the CGNSR Committee recommended, and the Board approved, an annual equity award with a value of $185,000 for each independent director. The annual equity award was granted in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of Stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. This award of deferred stock units was granted shortly after the 2020 Annual Meeting of Stockholders for directors elected or re-elected at such meeting.

2020 Director Cash Retainers

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the independent Chair, as a Chair of a committee or as a member of the Audit or Risk Committees. The following table lists the cash retainer amounts in effect for 2020:

Type of Retainer	Amount of Retainer

Annual Board Membership	$110,000

Independent Chair	$150,000

Audit or Risk Committee Membership	$15,000

HRC Committee Chair	$25,000

Audit Committee Chair*	$30,000

Risk Committee Chair*	$30,000

CGNSR Committee Chair	$20,000

Finance Committee Chair	$20,000

Technology Committee Chair	$20,000

*	Amount is in addition to the applicable committee membership retainer.

2021 Director Compensation

In conducting its annual review for 2021, the CGNSR Committee engaged CAP to review the design and competitiveness of our independent director compensation structure and to advise on any developments in director compensation practices in light of the COVID-19 pandemic. After receiving this input from CAP, the CGNSR Committee recommended to the Board, and the Board approved, maintaining the existing compensation framework for independent directors for 2021. We believe this compensation framework for our independent directors is consistent with market practice, recognizes the critical role that our independent directors play in effectively managing the company and responding to stockholders, regulators and other key stakeholders, and supports us in attracting and retaining highly qualified director candidates.

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ITEM 1. ELECTION OF DIRECTORS > Director Compensation

Stock Ownership Guidelines

As part of the CGNSR Committee’s annual review of the director compensation program, the CGNSR Committee also examines the stock ownership guidelines applicable to our independent directors. Under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer.

Our directors are not permitted to hedge, pledge or transfer any of their deferred stock units and are subject to a robust hedging and pledging policy as described in further detail under “Compensation Discussion & Analysis—Pay Practices—Hedging and Pledging” on page 67 below. This policy prohibits our directors from hedging or pledging company securities owned directly or indirectly and from engaging in certain transactions involving our securities and requires directors to pre-clear any transaction in company stock or derivative securities with our legal department (including gifts and other similar transactions).

Deferred Compensation

In the 2007 merger of The Bank of New York Company, Inc. and Mellon Financial Corporation (the “2007 merger”), we assumed the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (1) variable funds, credited with gains or losses that mirror market performance of market style funds or (2) the company’s phantom stock.

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ITEM 1. ELECTION OF DIRECTORS > Director Compensation

2020 Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2020. Mr. Gibbons did not receive any compensation for his services as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)

Linda Z. Cook	$150,000	$185,000	$0	$0	$335,000

Joseph J. Echevarria(1)	$305,000	$185,000	$0	$0	$490,000

Jeffrey A. Goldstein(1)	$145,000	$185,000	$0	$0	$330,000

Ralph Izzo(1)	$27,500	$0	$0	$0	$27,500

Edmund F. “Ted” Kelly	$155,000	$185,000	$0	$0	$340,000

Jennifer B. Morgan(1)	$125,000	$185,000	$0	$0	$310,000

Elizabeth E. Robinson(1)	$125,000	$185,000	$0	$125,000	$435,000

Samuel C. Scott III	$145,000	$185,000	$0	$1,043	$331,043

Frederick O. Terrell	$55,000	$185,000	$0	$0	$240,000

Alfred W. “Al” Zollar	$145,000	$185,000	$0	$0	$330,000

(1)	Elected to defer all or part of cash compensation pursuant to the Director Deferred Compensation Plan.

(2)

Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 4,947 deferred stock units granted to each independent director in April 2020, using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 (“2020 Annual Report”). As of December 31, 2020, each of Mses. Cook, Morgan and Robinson and Messrs. Echevarria, Goldstein, Kelly, Scott, Terrell and Zollar owned 4,947 unvested deferred stock units.

(3)

The amount disclosed for Ms. Robinson reflects compensation paid in connection with her role as Chair of the Board of Directors of BNY Mellon Government Securities Services Corp. The amount disclosed for Mr. Scott reflects the amount of a 5% discount on purchases of phantom stock when dividend equivalents are reinvested under the Bank of New York Directors Plan.

46	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION

Item 2. Advisory Vote on Compensation

RESOLUTION	Page 48

COMPENSATION DISCUSSION & ANALYSIS	Page 49
Introduction	Page 49
2020 Performance Highlights	Page 54
Compensation of NEOs	Page 55
Pay Practices	Page 65
How We Address Risk and Control	Page 70
Report of the HRC Committee	Page 70

EXECUTIVE COMPENSATION TABLES AND OTHER COMPENSATION DISCLOSURES	Page 71
2020 Summary Compensation Table	Page 71
2020 Grants of Plan-Based Awards	Page 73
2020 Outstanding Equity Awards at Fiscal Year-End	Page 74
2020 Option Exercises and Stock Vested	Page 75
2020 Pension Benefits	Page 76
2020 Nonqualified Deferred Compensation	Page 77
Potential Payments upon Termination or Change in Control	Page 79
Pay Ratio	Page 82

BNY Mellon ➢	2021 Proxy Statement	47

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Resolution

Proposal

We are asking our stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2020 compensation of the named executive officers (“NEOs”), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC (including the “Compensation Discussion & Analysis,” the compensation tables and other narrative executive compensation disclosures).

We highly value dialogue and engagement with our stockholders and other stakeholders, including employees, clients and the communities we serve, with respect to our executive compensation program.

Background

• We have provided our stockholders with the opportunity for an annual advisory vote on our executive compensation program since 2009 and have consistently received support, with an average of 97% stockholder approval at our Annual Meetings during the prior three years. For direct stockholder feedback on our executive compensation framework and other issues of importance to our investors, we have continued our annual investor engagement process during 2020 and 2021, reaching out to investors representing over 50% of our outstanding common shares as well as proxy advisory firms and other stakeholders.

• Our approach to compensation continues to be designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives and balance risk and reward, while taking into consideration stakeholder feedback and market trends and practices.

The Board recommends that you vote “FOR” the approval of the 2020 compensation of our NEOs

Voting

Your vote on this resolution is advisory. Although the Board is not required to take any action in response, the Board and the HRC Committee intend to evaluate the results of the 2021 vote when making future decisions regarding the compensation of our NEOs.

48	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Introduction

Overview

In this Compensation Discussion & Analysis, we review the objectives and elements of the company’s executive compensation program, its alignment with company performance, and the 2020 compensation decisions for our NEOs. The company’s say-on-pay proposals over the previous three years have received an average of 97% support from stockholders, with last year’s say-on-pay proposal receiving the support of 95% of stockholders. After considering the vote and other factors in its annual review of our programs, the HRC Committee determined to maintain its general approach to our annual compensation program for 2020. Accordingly, our 2020 executive compensation program continued to feature OEPS as the key performance assessment metric for determining incentive awards. In addition, the HRC Committee determined to continue to base the earnout for the PSU awards made in 2020 on average operating margin and average revenue growth. Following company engagement with our stakeholders, the HRC Committee determined to revise the PSU metrics for the 2021 awards to include Return on Average Tangible Common Equity (“ROTCE”) and relative TSR which is designed to reinforce alignment with stockholder interests (as discussed in more detail on page 63).

Named Executive Officers

Our NEOs for 2020 are set forth in the table below.

Thomas P. “Todd” Gibbons Chief Executive Officer

Robin Vince Vice Chair and CEO of Market Infrastructure

Emily H. Portney Senior Executive Vice President and Chief Financial Officer (“CFO”)

Bridget E. Engle Senior Executive Vice President and Head of Technology and Operations

Catherine M. Keating Senior Executive Vice President and CEO of Wealth Management

Michael P. Santomassimo Former Senior Executive Vice President and CFO

Mitchell E. Harris Former Senior Executive Vice President and CEO of Investment Management

Leadership Transition

The HRC Committee’s review of our 2020 compensation program and the individual compensation decisions made by the HRC Committee for our NEOs were informed by the transitions in a number of key leadership positions that occurred during 2020. In addition to appointing Mr. Gibbons as CEO, the Board appointed Mr. Vince to serve as Vice Chair of the company and CEO of Market Infrastructure and Ms. Portney to serve as CFO. Ms. Engle’s responsibilities were expanded to include the company’s operations function. Ms. Keating was appointed as an executive officer of the company, in recognition of the importance of Wealth Management to the long-term strategy of the company. Accordingly, the HRC Committee considered these new and expanded responsibilities of our NEOs in making compensation decisions. The discussion regarding “NEO Appointments and Compensation” begins on page 56.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

COVID-19 Pandemic Response

The company has implemented a number of policies and programs designed to support our operations and resiliency, as well as the safety and wellbeing of our employees and their families in light of the unprecedented circumstances surrounding the COVID-19 pandemic. A description of programs and resources provided to our employees during the COVID-19 pandemic can be found in the “Introduction” on page 3. Throughout the year, the HRC Committee met to discuss the company’s COVID-19 pandemic response and receive updates from management, and compensation decisions for 2020 considered management’s performance in maintaining the operations of the company and building a caring, healthy and resilient culture supportive of employee wellbeing.

In addition, the HRC Committee considered the impact of the COVID-19 pandemic on the company’s financial performance and the corresponding effect on the company’s incentive plan results and PSU earnout. Those decisions are discussed in more detail beginning on page 57.

2020 Key Compensation Practices

The following table summarizes the key features of our executive compensation program. As highlighted in the table, each component of the program is designed to compensate our executive officers for performance in a manner that is aligned with our stockholders’ interests and consistent with our high standards for risk management.

Program Feature	Practice
Balanced approach for incentive compensation

• Incentive compensation is earned on a combination of corporate and individual performance

• Impact of the individual modifier permits incentive award increases of up to 50% and decreases down to $0, providing flexibility for greater differentiation based on individual performance and, if appropriate, business unit performance

• Earnout on PSUs granted in 2018, 2019 and 2020 tied to 3-year average revenue growth, as adjusted, and 3-year average operating margin, as adjusted, to augment the OEPS metric in our balanced scorecard with complementary top- and bottom-line metrics; Earnout on PSUs granted in 2021 tied to ROTCE and relative TSR to focus on revenue growth, expense management, capital efficiency, and greater alignment with stockholder interests

Directly link pay to performance

• Incentive compensation deferred in the form of PSUs comprises 50% of target total incentive compensation for our CEO and comprises 45% for our other continuing NEOs

• Incentive compensation deferred in the form of RSUs comprises 25% of target total incentive compensation for our continuing NEOs

• Corporate component metric for incentive compensation based on OEPS reinforces management’s focus on company-wide performance and organic growth

Promote long-term stock ownership

• Deferred equity (PSUs and RSUs) comprises 75% of target total incentive compensation for our CEO and comprises 70% for our other continuing NEOs

• PSUs cliff vest after the end of a three-year performance period, and RSUs vest in equal installments over three years

• Robust policies prohibit hedging and pledging of company stock and derivative securities

• Our CEO must acquire and retain company stock equal to six times base salary, and other NEOs must acquire and retain stock equal to four times base salary, plus, in each case, an additional amount equal to one times base salary to provide a cushion against stock volatility

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Executive Pay Practice Highlights

The HRC Committee takes a rigorous approach to the review and consideration of the pay practices that we have adopted. Accordingly, there are certain practices that we undertake to ensure we serve our stockholders’ long-term interests or the interests of our other stakeholders and to align with our high risk management standards, and other practices that have not been implemented because we believe they do not serve these goals.

What we do:	What we don’t do:

✓   Directly link pay to performance

✓  Require sustained financial performance to earn full amount of long-term awards

✓   Promote long-term stock ownership through deferred equity compensation and stock ownership requirements

✓   Balance risk and reward in compensation

✓  Use a balanced approach for determining incentives with both corporate and individual goals

✓   Balance incentives for short- and long-term performance with a mix of performance metrics, fixed and variable compensation and cash and equity

✓   Conduct a robust stakeholder outreach program

✓  Comprehensive clawback and recoupment policies

× No fixed-term employment agreements

× No single-trigger change-in-control benefits

× No excessive severance benefits

× No excessive perquisites or benefits

× No severance-related tax gross-ups

× No hedging, pledging or short sales of our stock

× No dividend equivalents paid on unearned incentive PSUs or RSUs

The “Risk Assessment” discussion beginning on page 61 and the “How We Address Risk and Controls” section on page 70 contain more information about our compensation risk management practices. Each of our pay practices, including with respect to our Clawback and Recoupment Policy, are described more fully beginning on page 68.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2020 Incentive Compensation Elements

We believe that the structure and elements of our 2020 incentive compensation program for our NEOs align the interests of our executives with the interests of our stockholders by focusing our executives on the achievement of sustainable, long-term growth for the company. The following chart provides an overview of these structural elements, including the relevant vesting and performance standards that provide a multi-year perspective on 2020 achievements. These pay components are unchanged from the prior year, except in the case of the performance metrics for the 2021 PSU awards, as discussed further on page 63.

Element	Performance Metrics	How It Pays	Links to Performance
Cash	Award grant based on OEPS	• Single cash payment in February 2021

• OEPS ties to organic growth, which we believe is key to ensuring both revenue and costs are optimized

• ROTCE and relative TSR focus on top- and bottom-line metrics, capital efficiency and enhancing the alignment of compensation with stockholder interests

• Equity awards motivate and reward achievement of long-term growth and reinforce the alignment of the interests of executive officers and stockholders

PSUs	Award earnout for 2021 grants to be based on ROTCE and relative TSR	• Granted in February 2021
• Earned between 0% – 150% based on the achievement of performance metrics over 3-year period • Cliff vest after the end of 3-year performance period
RSUs	Award grant based on OEPS	• Granted in February 2021 • RSUs vest in equal installments over three years

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2020 Compensation Outcomes

The following table provides a summary of the HRC Committee’s key compensation decisions and the impact of performance on the compensation of our continuing NEOs for 2020.

Compensation Category	Key Decisions and Impact of Performance

Base Salary and Target Incentive Decisions
Base Salary

• No changes were made to the base salaries for Mr. Gibbons, Ms. Engle and Ms. Keating.

• To reflect her new role as CFO of the company, the HRC Committee set Ms. Portney’s base salary at $600,000.

• Upon joining the company as Vice Chair of the company and CEO of Market Infrastructure, Mr. Vince’s base salary was set at $750,000.

Target Incentives

• In August 2020, the HRC Committee approved an increase to Mr. Gibbons’ target incentive from $9.75 million to $13.25 million for 2020 to reflect his appointment as CEO.

• In connection with their new and/or expanded roles, Ms. Portney’s target incentive was set at $4.4 million on an annualized basis, Ms. Engle’s target incentive was increased to $6.4 million, and Mr. Vince’s target incentive was set at $9.25 million, pro-rated for the portion of the year he was employed by the company.

• Ms. Keating’s target incentive of $4.4 million was unchanged from the prior year.

Factors Considered

• Input from independent compensation consultant, CAP, on market trends, compensation program practices, and compensation levels.

• Peer group and industry compensation practices with respect to the CEO, CFO, Vice Chair and Head of Technology and Operations positions.

Incentive Compensation Outcomes
Objective Metrics	• Minimum Funding Requirement Met: Common equity Tier 1 ratio of at least 8.5% was met • OEPS: 2020 OEPS was $0.01 lower than 2019 OEPS
Corporate Component	• Approved corporate component of 95%

• Earnings during 2020 reflect, among other items, the inability to engage in planned buybacks due to regulatory restrictions related to the economic impact of the COVID-19 pandemic

• Impact of market outperformance is limited to 25% under our balanced scorecard

• Individual modifier provides greater differentiation based on individual performance by permitting incentive award increases of up to 50% and decreases down to $0, and individual NEO modifiers ranged from 98% to 110%

2018 PSU Awards

• Earned at 85%

• Reflected impacts of equity markets and currency translation per metrics’ definitions; HRC Committee exercised discretion (per award terms) to adjust for interest rate environment due to the COVID-19 pandemic

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2020 Performance Highlights

The graphs below summarize key aspects of our 2020 performance that the HRC Committee considered in evaluating the 2020 performance of our named executive officers. For a more detailed discussion of our 2020 performance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2020 Annual Report to stockholders.

Reported EPS	OEPS*
* For a reconciliation and explanation of this Non-GAAP measure, see Annex A.

Multi-Year Relative TSR

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Compensation of NEOs

2020 Target Direct Compensation Structure*

2020 Target Incentive Compensation Elements*

PSUs are earned between 0% – 150% based on the achievement of performance metrics over a three-year performance period and cliff-vest after the three-year performance period.

RSUs generally vest in equal installments over three years.

*	Calculations include annual target incentive compensation only to our continuing NEOs and exclude one-time awards made in connection with hiring or to promote continuity as discussed below.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

NEO Appointments and Compensation

The HRC Committee oversaw a year of transition for our NEOs, including new appointments and expanded roles for some of our NEOs consistent with the company’s long-term strategy and focus on organic growth.

Mr. Gibbons was appointed CEO, effective March 30, 2020. Previously, he served as Interim CEO beginning on September 27, 2019. Following Mr. Gibbons’ appointment, the HRC Committee approved in August 2020 an increase to Mr. Gibbons’ target incentive from $9,750,000 to $13,250,000 for 2020. There was no change to his base salary of $1,250,000.

Ms. Portney was appointed CFO, effective July 19, 2020. She succeeded Michael Santomassimo, who resigned as CFO effective July 17, 2020. Prior to her appointment as CFO, Ms. Portney led the client management, sales and service teams for the company’s Asset Servicing business globally and oversaw the Americas region for the Asset Servicing business. On August 10, 2020, the HRC Committee approved a new compensation arrangement for Ms. Portney in connection with her appointment as CFO of the company. Ms. Portney’s base salary was set at $600,000 and her annualized target incentive was set at $4,400,000, establishing Ms. Portney’s 2020 annualized target direct compensation at $5,000,000. The amounts set forth in the “2020 Annual Target Direct Compensation Table” reflect Ms. Portney’s annualized target, and the amounts in the “Awarded 2020 Total Direct Compensation Table” reflect her effective 2020 base salary and target incentive level at a blended rate, taking into consideration the compensation levels that applied for the period prior to, and the increased compensation levels that applied for the period following, her appointment as CFO.

Mr. Vince was appointed Vice Chair of the company and CEO of Market Infrastructure, effective October 1, 2020. In connection with his appointment, the HRC Committee set his base salary at $750,000, effective upon the commencement of his employment with the company, and approved a target incentive for 2020 of $9,250,000, pro-rated for the portion of the year he was employed with the company (and to be paid in an amount not less than the pro-rated target). The HRC Committee also awarded a $500,000 cash sign-on bonus paid upon his start with the company, a buy-out award consisting of $3,948,159 in cash which was paid in January 2021, and an equity buy-out award of 98,337 RSUs granted in November 2020 that vests in two installments in connection with the forfeiture of awards from his previous employer. Mr. Vince may be entitled to receive additional buyout awards if he is required to forfeit certain other awards from his former employer as a result of his employment with the company. In addition, any equity awards that Mr. Vince is granted (other than RSUs granted in connection with his buyout award) prior to his turning 55 years old will continue to vest according to their terms if Mr. Vince complies with all applicable covenants and (i) his employment is terminated without cause, (ii) his employment is terminated pursuant to mutual agreement, or (iii) he voluntarily resigns as a result of a material and adverse change in duties, responsibilities or scope of his position except to the extent required by law or regulation. Also, in accordance with the terms of his offer letter, RSUs granted to Mr. Vince in connection with his buyout awards shall continue to vest unless his employment is terminated for cause. The amounts set forth in the “2020 Annual Target Direct Compensation Table” reflect Mr. Vince’s annualized target, and the amounts in the “Awarded 2020 Total Direct Compensation Table” reflect his compensation approved by the HRC Committee and are pro-rated for the portion of 2020 that Mr. Vince was employed by the company.

Ms. Engle was appointed Head of Technology and Operations in August 2020. Prior to this appointment, Ms. Engle served as Head of Technology. In connection with her appointment as Head of Technology and Operations, Ms. Engle’s target total direct compensation for 2020 was increased to $7,000,000, reflecting an unchanged base salary of $600,000 as compared to the prior year and an increased target incentive of $6,400,000 to reflect her expanded responsibilities.

Ms. Keating, Senior Executive Vice President and CEO of Wealth Management, was appointed an executive officer of the company effective October 1, 2020. Her base salary for 2020 was set at $600,000, and her target incentive was set at $4,400,000, both of which were unchanged from the period prior to her appointment.

In determining the appropriate levels of compensation described above for Mr. Gibbons, Ms. Portney, Mr. Vince, and Ms. Engle, the HRC Committee sought input and advice from its independent compensation consultant, CAP, on market trends and compensation program practices with respect to setting compensation levels for the CEO, CFO, Vice Chair and Head of Technology and Operations positions, including companies in our peer group and in our industry.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

2020 Annual Target Direct Compensation

In the first quarter of each year, the HRC Committee establishes annual target total direct compensation for each executive by considering competitive data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation. Targets are reviewed annually and adjusted if determined to be appropriate by the HRC Committee. The HRC Committee may also adjust target compensation to reflect changes in or new responsibilities, as discussed above.

In 2020, the total target direct compensation for each continuing NEO was as follows:

Name	Salary	Target Incentive	Annual Target Total Direct Compensation(1)

Thomas P. “Todd” Gibbons Chief Executive Officer	$1,250,000	$13,250,000	$14,500,000

Robin Vince Vice Chair and CEO of Market Infrastructure	$750,000	$9,250,000	$10,000,000

Emily H. Portney Senior Executive Vice President and Chief Financial Officer	$600,000	$4,400,000	$5,000,000

Bridget E. Engle Senior Executive Vice President and Head of Technology and Operations	$600,000	$6,400,000	$7,000,000

Catherine M. Keating Senior Executive Vice President and CEO of Wealth Management	$600,000	$4,400,000	$5,000,000

(1)

Amounts in this column reflect annualized targets for Mr. Vince and Ms. Portney. As discussed in more detail on page 56, their actual incentive award targets were pro-rated or blended based on the portion of the year they were in their new roles.

One-Time Equity Awards

During 2020, the HRC Committee also made one-time grants of RSUs to certain members of the Executive Committee (other than Mr. Gibbons), designed to provide for continuity among our management team during and beyond the search for and transition to a permanent CEO. These awards generally will vest in full on the third anniversary of the grant date, subject to the executive’s continued employment through such date, and are not eligible for retirement vesting treatment. Ms. Engle received a grant of 40,404 RSUs in February 2020, and Ms. Keating received a grant of 20,202 RSUs in February 2020 and a grant of 20,706 RSUs in August 2020. Mr. Santomassimo received a grant of 40,404 RSUs in February 2020, which was forfeited in connection with his resignation.

2020 Incentive Awards

One hundred percent of the total incentive award for each NEO is conditional upon the company meeting a minimum funding requirement and is subject to reduction or elimination based on an individual risk scorecard. Incentive awards, including the effect of the individual modifier, can range from 0% up to 150% of the individual’s target award. This allows the HRC Committee to differentiate payouts based on each NEO’s achievement of individual and business goals set in support of overall corporate objectives and tied directly to each individual’s areas of responsibility and leadership goals.

Minimum Funding Requirement

A common equity Tier 1 ratio of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Payment of incentive compensation to any executive is conditioned upon meeting this goal. This threshold funding goal was met for 2020, with a common equity Tier 1 ratio of 13.1% at December 31, 2020, calculated under the Advanced Approach.

Balanced Scorecard

We use a “balanced scorecard” approach for our incentive compensation determinations. Our approach is designed to be a comprehensive analysis by the HRC Committee of corporate and individual performance based on quantitative and qualitative metrics as appropriate. Our balanced scorecard provides for the following:

•

Corporate Component. The corporate component of the balanced scorecard is based on objective company-wide performance metrics that are designed to drive achievement of near-term business strategies. The HRC Committee establishes the applicable metric or metrics at the start of the performance period and has

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

discretion to consider other factors to obtain a holistic picture of our performance (additional detail on the factors considered is provided below). Consistent with its approach to the 2019 balanced scorecard design, the HRC Committee based 100% of the 2020 corporate component on OEPS.

•

Individual Modifier. The individual modifier portion of the balanced scorecard provides an opportunity to recognize and differentiate individual actions and contributions in final pay decisions. For 2020, as in 2019, the HRC Committee established the parameters of the individual modifier to permit incentive award increases of up to 50% and decreases down to $0, providing flexibility for differentiation based on individual performance.

•

Risk Assessment. The HRC Committee has the discretion to reduce an individual’s corporate component, individual modifier and/or total incentive award based on an assessment of the individual’s risk scorecard, as described in the “Risk Assessment” section on page 61.

As illustrated below, incentive awards are paid out in a combination of cash, PSUs (which are earned between 0% – 150% based on the achievement of performance metrics over a three-year performance period and cliff-vest at the end of such period) and RSUs (which vest in equal installments over three years).

*

In calculating the number of PSUs and RSUs to grant, the HRC Committee divided the value of PSUs and RSUs awarded by $44.22, the average closing price of our common stock on the NYSE for the 15 trading days from January 4, 2021 through January 25, 2021, to mitigate the impact of short-term volatility in our stock price.

Corporate Component

The corporate component metrics are reviewed annually by the HRC Committee to select a measure or set of measures that align with our strategy and are appropriate for measuring annual performance. The same corporate component metrics and goals apply to each NEO.

In February 2020, the HRC Committee determined to maintain management’s focus on company-wide performance, including driving organic growth, which we believe is the key to ensure both revenue and costs are optimized. Organic growth emphasizes the expansion of our business independent of external factors such as market performance (including the impact of the COVID-19 pandemic). As a result, as in 2019, the HRC Committee again established OEPS as the sole corporate component metric. The HRC Committee may also consider other factors (including, for example, our performance relative to our peers, market conditions, relative TSR and interest rate environment) in determining the earnout within the OEPS earnout range and also in determining the overall corporate component payout.

OEPS. In February 2020, the HRC Committee established the guidelines below for a range of incentive payouts based on a comparison of 2020 OEPS to 2019 OEPS. The guidelines set by the HRC Committee include the intended upside and downside leverage, which is the amount by which our prior year and current year OEPS is magnified to determine the OEPS earnout portion of the corporate component. No leverage is applied if OEPS growth is within 3% to 7% as compared against the prior year OEPS. As adopted by the HRC Committee for purposes of the corporate component metric, OEPS is defined as reported earnings per share excluding merger and integration, restructuring, litigation expense and other significant, unusual items considered by the HRC Committee in its discretion.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Earnout Grid:

2020 OEPS	Percent of 2019 OEPS ($4.02)	Earnout Range as a Percent of Target	Intended Leverage

> $4.62	> 115%	150%

$4.29 — $4.62	107% — 115%	100% — 140%	3:1

$4.14 — $4.29	103% — 107%	98% — 100%	1:1

$3.41 — $4.14	85% — 103%	40% — 98%	4:1

< $3.41	< 85%	0%

HRC Committee Determinations

Our 2020 OEPS was $4.01, and our OEPS for 2019 was $4.02.

In considering the company’s performance in 2020, the HRC Committee determined that it was appropriate to adjust OEPS to account for the impact of not being able to engage in planned share buybacks due to regulatory restrictions adopted in response to the economic impact of the COVID-19 pandemic. The HRC Committee also determined to continue its practice of including only 25% of any market-driven impact on OEPS. The HRC Committee considered other impacts of the COVID-19 pandemic on company performance but determined not to make any additional adjustments.

These considerations yielded a calculated OEPS for purposes of the corporate component of $4.14, which corresponds to an earnout of 98% of target. The HRC Committee further determined to decrease the final earnout in its discretion to 95%.

Individual Modifier

In February 2020, the HRC Committee approved individual modifier strategic and leadership objectives for our NEOs. The HRC Committee approved and recommended to the Board strategic and leadership objectives for Ms. Portney in October 2020 in connection with her appointment as CFO. Strategic objectives were approved for Mr. Vince in December 2020 in connection with the commencement of his employment. The HRC Committee did not approve specific leadership objectives for Mr. Vince given his joining the company late in 2020. The strategic and leadership objectives for each of our NEOs include tailored goals related to the business function of the NEO and also include individual goals related to leadership, talent and succession, and diversity and inclusion. None of the individual strategic and leadership objectives had any specific weighting; the objectives are intended to be used, together with other information the HRC Committee determines relevant, to develop a holistic evaluation of individual performance.

In December 2020, January 2021 and February 2021, the HRC Committee reviewed and considered each continuing NEO’s performance, including considering recommendations and performance assessments from our CEO for each of the other NEOs. In the first quarter of 2021, the HRC Committee determined each continuing NEO’s individual modifier. For Mr. Gibbons, the HRC Committee reviewed his performance self-assessment and finalized its decision after reporting its preliminary evaluation to the other independent directors and soliciting their input. For each of the other continuing NEOs, the HRC Committee reviewed his or her performance self-assessment, considered the December 2020, January 2021, and February 2021 feedback from our CEO, considered applicable business unit performance, and finalized its decision after soliciting input from the other independent directors.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Based on the determinations below, the HRC Committee granted Mr. Gibbons 97% of his target total incentive award (25% of which was in the form of cash, 50% in the form of PSUs and 25% in the form of RSUs). The remaining NEOs were granted percentages ranging from 93% to 105% of their target total incentive awards (30% of which was in the form of cash, 45% in the form of PSUs and 25% in the form of RSUs).

Name	Key Results	Corporate Component	Individual Modifier	% of Target Earned

Thomas P. “Todd” Gibbons Chief Executive Officer

Strategic: adjusting for the impact of the COVID-19 pandemic, OEPS exceeded prior year; sustained investments through cost discipline and productivity gains; led the company’s COVID-19 pandemic response focusing on support and execution, creating stress scenarios for the firm and establishing a firmwide control exceptions management process ahead of transition to work from home; all resiliency efforts met or exceeded 2020 outcomes despite the COVID-19 pandemic, natural disasters in Tennessee and unprecedented market volatility; focused improvement on the client experience, investing in developing deep and credible relationships with clients

Leadership: executed a smooth leadership transition in Asset Management; led the firm in the adoption of rigorous diversity and inclusion goals; worked closely with Board on succession planning and continuing director refreshment

		95%	102%	97%

Robin Vince Vice Chair and CEO of Market Infrastructure	Strategic: developed relationships with key internal and external stakeholders; developed an initial understanding of the company’s major business lines and operations, in particular for Clearance and Collateral Management, Treasury Services, Markets and Pershing	95%	100%	100	%(1)

Emily H. Portney Senior Executive Vice President and Chief Financial Officer	Strategic: executed strategic initiatives designed to promote growth in strong partnership with risk management; continued to advance initiatives with respect to third party governance and financial reporting; began rollout of technology solutions designed to enhance financial reporting systems Leadership: managed a smooth CFO transition; improved employee engagement with a focus on attracting, retaining and developing diverse talent	95%	110%	105%

Bridget E. Engle Senior Executive Vice President and Head of Technology and Operations

Strategic: enhanced the stability, resiliency and cybersecurity of the firm’s infrastructure; met all resiliency targets despite the COVID-19 pandemic; strengthened risk culture through fully integrated risk management and information security programs; successfully completed merger of operations and technology functions to increase efficiency and resiliency

Leadership: significantly increased employee satisfaction scores within group; successfully built and launched engagement site for technology employees; developed systems to reinforce culture of active and continuous learning; continued to focus recruiting efforts to promote diversity

		95%	105%	100%

Catherine M. Keating Senior Executive Vice President and CEO of Wealth Management	Strategic: delivered growth from client base; successfully enhanced products and solutions for wealth management clients; continued to leverage and improve technology solutions for an improved client and advisor experience Leadership: met goals for executive succession management planning; improved wealth management leadership structure with a focus on diversity; lead cross-firm initiative to reduce silos and increase organic growth	95%	98%	93%

(1)	Per the terms of Mr. Vince’s offer letter, he received 100% of his target incentive of $9,250,000, prorated for the portion of the year he was employed.

In addition to the individual compensation decisions described above, the HRC Committee awarded Mr. Harris, who retired in October 2020, an annual incentive of $1,608,264 in cash and 84,862 RSUs after taking into consideration his years of service to the company. In addition, because Mr. Harris is over the age of 60, his previously granted equity awards will continue to vest according to their terms so long as Mr. Harris complies with all applicable covenants. Upon Mr. Santomassimo’s resignation in July 2020, he forfeited all unvested equity awards and was not awarded any incentive compensation for 2020.

60	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Awarded 2020 Total Direct Compensation

Based on the corporate component and individual modifier determinations described above, the total direct compensation awarded to each of our NEOs in respect of 2020 was as follows:

Named Executive Officers	Awarded Salary	Awarded Incentive Compensation			Total Incentive as % of Target	Awarded Total Direct Compensation(1)
		Cash	PSUs(2)	RSUs(3)

Thomas P. “Todd” Gibbons Chief Executive Officer	$1,250,000	$3,209,813	$6,419,624	$3,209,813	97%	$14,089,250

Robin Vince Vice Chair and CEO of Market Infrastructure	$187,500	$697,541	$1,046,312	$581,284	100%	$2,512,637

Emily H. Portney Senior Executive Vice President and Chief Financial Officer	$539,583	$1,083,926	$1,625,890	$903,272	105%	$4,152,671

Bridget E. Engle(3) Senior Executive Vice President and Head of Technology and Operations	$600,000	$1,915,200	$2,872,800	$1,596,000	100%	$6,984,000

Catherine M. Keating(3) Senior Executive Vice President and CEO of Wealth Management	$600,000	$1,228,920	$1,843,380	$1,024,100	93%	$4,696,400

Michael P. Santomassimo(4) Former Senior Executive Vice President and Chief Financial Officer	$475,000	—	—	—	—	$ 475,000

Mitchell E. Harris Former Senior Executive Vice President and CEO of Investment Management	$499,809	$1,608,264	$—	$3,752,617	95%	$5,860,690

(1)

The amounts reported as Awarded Total Direct Compensation differ substantially from the amounts determined under SEC rules as reported for 2020 in the “Total” column of the “2020 Summary Compensation Table” set forth on page 71. The above table is not a substitute for the “2020 Summary Compensation Table” and excludes the one-time equity awards granted by the HRC Committee in 2020 as discussed on page 57.

(2)	PSUs are earned between 0% – 150% based on the achievement of performance metrics over the 2021 – 2023 performance period. RSUs vest in equal installments over three years.

(3)	In addition to the incentive award disclosed in the table, Ms. Engle received $1,878,382 and Ms. Keating received $1,724,777 in RSUs described in more detail on page 57.

(4)

Mr. Santomassimo resigned in July 2020, did not receive an annual incentive award and forfeited all unvested equity. Mr. Santomassimo also received $1,878,382 in RSUs that were forfeited upon his resignation.

Risk Assessment

In connection with its incentive compensation determinations, the HRC Committee assesses an individual risk scorecard for each NEO to formally connect our NEOs’ compensation with appropriate levels of risk-taking. The risk scorecard takes into account liquidity, operational, reputational, market, credit and technology risk categories by measuring:

•	maintenance of an appropriate compliance program, including adhering to our compliance rules and programs;

•

protection of the company’s reputation, including reviewing our business practices to ensure that they comply with laws, regulations and policies, and that business decisions are free from actual or perceived conflicts;

•	management of operational risk, including managing operational losses and maintaining proper controls;

•

compliance with all applicable credit, market and liquidity risk limits, including understanding and monitoring risks associated with relevant businesses and new client acceptance, as well as appropriately resolving or escalating risk issues to minimize losses; and

•	meeting the company’s Internal Audit expectations, including establishing an appropriate governance culture, achieving acceptable audit results and remediating control issues in a timely manner.

BNY Mellon ➢	2021 Proxy Statement	61

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

The risk scorecard results for each continuing NEO were taken into account by the HRC Committee in determining each of the corporate component and individual modifier elements of the balanced scorecard, as well as the total incentive award. The HRC Committee has the ability to reduce or fully eliminate an NEO’s incentive award if the executive’s risk scorecard result is significantly below expectation. In addition, in the event that the NEO’s risk scorecard rating is lower than our acceptable risk tolerance, any previously awarded but unvested RSUs and PSUs will be subject to review and potential forfeiture, as determined by the HRC Committee. No downward adjustments were made to any continuing NEO’s incentive award for 2020 as a result of the risk assessment.

Reduction, Forfeiture or Clawback in Certain Circumstances

The company may cancel or claw back all or any portion of the RSUs and PSUs that constitute a portion of an NEO’s incentive award and may claw back some or all of an incentive award paid to an NEO in the form of cash if the NEO engages in conduct prohibited by our forfeiture and recoupment policy or our cash recoupment policy, respectively. For more information on these forfeiture and recoupment policies, see page 68.

PSUs

As part of our incentive compensation program, we grant PSUs each year to enhance the alignment of compensation with stockholder interests and to motivate and reward achievement of long-term growth. The PSUs granted each year are part of the total incentive compensation award for the prior year and are determined based on company and individual performance for the prior year as described above; for example, we consider the February 2020 PSU grant to be part of 2019 incentive compensation award. PSUs cliff vest after the end of three-year performance periods based on achievement of company performance metrics and continued service, with certain exceptions. The PSUs granted in 2018, which vested in February 2021, were earned at 85%, as described below. The PSUs granted in 2019 and 2020, which will vest in 2022 and 2023, respectively, will earn between 0% — 150%, in each case based on the achievement of performance metrics over the applicable three-year performance period. Granting awards annually with overlapping, multi-year performance periods allows the HRC Committee to annually review and update, as appropriate, the structure and performance metrics that we use in our PSU program.

Recent PSUs

Our recent PSU awards, including all awards outstanding for any portion of 2021, are illustrated below:

62	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

February 2018 PSUs

As previously disclosed in our 2019 proxy statement, the PSUs granted in February 2018 were to be earned between 0% — 150% based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year performance period commencing in 2018. The final payout determination was to be made by the HRC Committee in its discretion after considering any relevant adjustments, including market-related impacts.

At the end of the 2018-2020 performance period, the HRC Committee determined adjusted average operating margin and average revenue growth to be 32.6% and $236 million, respectively. In its determination, the HRC Committee reflected the equity market and currency translation adjustments included in the metric definitions and an additional discretionary adjustment as contemplated by the award terms for interest rates due to the unexpected effects of the COVID-19 pandemic. The HRC Committee set the resulting earnout at 85% by considering the noted factors and the Company’s overall performance relative to its peers.

February 2020 PSUs

PSUs granted in February 2020, the amounts of which were determined based on 2019 performance as discussed in last year’s proxy statement, are earned based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year performance period commencing in 2020. In connection with establishing the performance metrics for the 2020 PSUs, the HRC Committee considered the fact that OEPS had been used as the sole performance metric for the corporate component of the 2019 balanced scorecard and, similar to its approach to the 2019 PSUs, determined that use of average revenue growth and average operating margin would serve as complementary performance metrics that are consistent with the company’s emphasis on organic growth over market-related factors.

In its planning process, the HRC Committee determined that the earnout percentage for the February 2020 PSUs is to be based on the following table, with the final earnout percentage subject to the HRC Committee’s discretion:

	Average Revenue Growth, as adjusted ($ in millions)
Average Operating Margin, as adjusted	$0	$150	$200	$250	$300	$375

34% or greater	85%	109%	125%	150%	150%	150%

33%	75%	90%	100%	115%	134%	150%

32%	50%	73%	84%	100%	116%	133%

31%	43%	62%	71%	85%	99%	100%

30%	25%	36%	42%	50%	58%	66%

29% or less	0%	29%	33%	40%	47%	53%

February 2021 PSUs

In February 2021, the HRC Committee determined to revise the metrics for determining the PSU earnout. The 2021 PSU earnout (which will occur in 2024) will be based on ROTCE and relative TSR. In determining the metrics for the February 2021 PSU grants, the HRC Committee considered the long-term business strategy and priorities of the company, the use of both absolute and relative metrics, feedback received during stakeholder engagement and market practice. The HRC Committee believes that the metrics approved reinforce operational performance and alignment with stockholder interests. PSUs granted in February 2021, the amounts of which were determined based on 2020 performance as discussed above, will be earned over a three-year performance period commencing in 2021.

BNY Mellon ➢	2021 Proxy Statement	63

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Other Compensation and Benefits Elements

Retirement and Deferred Compensation Plans

In connection with the 2007 merger, we assumed certain existing arrangements affecting the provision of retirement benefits to certain of our NEOs, maintaining qualified and non-qualified defined benefit and defined contribution plans in which eligible employees, including our NEOs, may participate. Our NEOs are eligible to participate in deferred compensation plans, which enable eligible employees to defer the payment of taxes on a portion of their compensation until a later date. To limit pension accruals, we froze all accruals under the Legacy BNY SERP as of December 31, 2014 and under our other U.S. defined benefit pension plans (including the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan) as of June 30, 2015. For a description of these plans and our NEOs’ participation therein, see “2020 Pension Benefits” and “2020 Nonqualified Deferred Compensation” below.

Perquisites

Our NEOs are eligible to participate in company-wide benefit plans. In addition, we provide the following limited benefits, consistent with market practices, that are reportable under SEC rules as perquisites (see footnotes to the “2020 Summary Compensation Table” below):

•

Our policy regarding corporate aircraft usage provides that the CEO should make reasonable use of the company aircraft for security purposes and to make the most efficient use of his time, including with respect to personal travel. The HRC Committee receives and reviews an aircraft usage report on a semi-annual basis.

•	Mr. Gibbons is covered by a legacy life insurance policy assumed by the company in the 2007 merger.

64	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Pay Practices

HRC Committee Role and Process

The HRC Committee structures the process for determining individual NEO compensation to ensure that compensation is linked with performance and appropriately aligns executives’ interests with stockholders’ interests. Below is a summary of the process cycle undertaken by the HRC Committee to establish compensation targets, monitor performance and progress, and make final determinations regarding compensation for our NEOs.

Stakeholder Feedback

We believe it is important to consider feedback and input from our stakeholders, including stockholders, employees, clients and the communities we serve.

We have consistently received support for our executive compensation program, with an average of 97% stockholder approval at our Annual Meetings of Stockholders during the prior three years. We continue to actively engage with our stakeholders throughout the year.

For direct stockholder feedback on our executive compensation framework and other issues of importance to our investors, we have continued our annual investor engagement process during 2020 and 2021, reaching out to investors representing over 50% of our outstanding common shares as well as proxy advisory firms and other stakeholders. See “Active Stockholder Engagement Program” on page 29 for additional information on our outreach.

Role of Compensation Consultants

The HRC Committee has retained CAP as its independent compensation consultant. CAP regularly attends HRC Committee meetings and assists the committee in its analysis and evaluation of compensation matters related to our executives. For more information on CAP and its role as independent compensation consultant to the HRC Committee, see page 42.

BNY Mellon ➢	2021 Proxy Statement	65

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Benchmarking

Peer Group

The HRC Committee and our management use a peer group to provide a basis for assessing relative company performance and to provide a competitive reference for pay levels and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial companies with which we typically compete for executive talent and business. Our 2020 peer group is listed in the box to the right. The HRC Committee selected these companies based on:

•  mix of businesses (e.g., asset management, asset servicing and clearing services) and other financial services companies with similar business models that operate in a similar regulatory environment;

•  relative size in terms of revenue, market capitalization and assets under management, as well as total assets and net income;

•  position as competitors for customers and clients, executive talent and investment capital; and

•  global presence.

BlackRock, Inc.

The Charles Schwab

Corporation

Franklin Resources, Inc.

JPMorgan Chase & Co.

Morgan Stanley

Northern Trust Corporation

The PNC Financial Services

Group, Inc.

Prudential Financial, Inc.

State Street Corporation

U. S. Bancorp

Wells Fargo & Company

The 2020 peer group selected by the HRC Committee was unchanged from 2019.

Compensation Benchmarking

Compensation information is collected from peer group proxy statements to assist the HRC Committee in assessing the competitiveness of targeted and actual compensation. Peer group information is also used to analyze market trends and compensation program practices. For certain NEOs, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other data to assess the compensation levels and practices in the businesses and markets in which we compete for executive talent. Peer group data and other information provided to the HRC Committee by CAP was used by the HRC Committee as a consideration in setting 2020 target compensation levels for our continuing NEOs.

Financial Performance Benchmarking

The peer group is also used to provide the HRC Committee with relative financial performance assessments. The metrics reviewed include revenue growth, EPS growth, operating margin, return on equity, return on tangible common equity, and TSR on a one- and three-year basis. This analysis provides additional context for the HRC Committee in its review of compensation outcomes as well as compensation program design.

Peer group data reviewed by the HRC Committee was considered holistically and was used as an input, but not the sole input, for the committee’s compensation decisions.

Stock Ownership Guidelines

Under our stock ownership guidelines, each NEO is required to own a number of shares of our common stock with a value equal to a multiple of base salary within five years of becoming a member of our Executive Committee. The officer cannot sell or transfer to a third party any shares until he or she achieves the applicable ownership guideline.

	Stock Ownership Requirement(1)	Stock Retention Requirement(2)

CEO	Must hold shares of our common stock equal to six times base salary	50% of net after-tax shares must be held until age 60

Other NEOs	Must hold shares of our common stock equal to four times base salary	50% of net after-tax shares must be held for one year after vesting date

(1)

All of our NEOs are also expected to hold, as an administrative practice, an additional amount of company stock above their guideline amount equal to one times base salary in order to provide a cushion against stock volatility.

(2)

Applies to shares received from the vesting of RSUs, PSUs, restricted stock and other long-term equity awards granted after appointment to the Executive Committee and that were unvested as of, or granted after, August 2012 (excluding shares from certain awards granted to Ms. Engle in connection with her commencement of employment in 2017).

66	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Mr. Vince has until October 2025, Ms. Portney has until July 2025, and Ms. Keating has until July 2023, which in each case is five years from becoming a member of the Executive Committee, to meet the stock ownership and administrative guidelines outlined above. As of the record date, Mr. Gibbons and Ms. Engle meet the stock ownership and administrative guidelines. To determine each NEO’s ownership stake for purposes of the guidelines, we include shares owned directly, shares held in our employee stock purchase and retirement plans and shares held in certain trusts. We also include 50% of unvested restricted stock and RSUs that do not have performance conditions or for which the applicable performance conditions have been met. Unearned performance shares, awards that remain subject to performance conditions and stock options are not counted toward compliance with the stock ownership guidelines.

Hedging and Pledging

We have a robust policy regarding transactions in company securities according to which our executive officers, including each of our NEOs, and directors are prohibited from engaging in hedging transactions with respect to company securities and from pledging company securities beneficially owned by them. In addition, executive officers and directors are prohibited from engaging in short sales of our stock, purchasing our stock on margin and buying or selling any puts, calls or other options involving our securities (other than any stock options that may be granted pursuant to our compensation program). Prior to engaging in any transaction in company stock or derivative securities (including transactions in employee benefit plans and gifts), our executives and directors are required to pre-clear such transaction with our legal department and obtain that department’s affirmative approval to enter into the transaction.

Our non-executive officer employees (who are not subject to the policies applicable to our executive officers and directors described above) are subject to policies and procedures designed to ensure that transactions in company stock are conducted in compliance with applicable rules and regulations and are free from conflicts of interest. All employees are prohibited from the following with respect to company securities:

•	engaging in short sale transactions;

•	engaging in short-term trading;

•	purchasing company securities on margin; and

•	engaging in any derivative transaction involving or having its value based on company securities.

BNY Mellon ➢	2021 Proxy Statement	67

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Clawback and Recoupment

In addition to forfeiture provisions included in our incentive award agreements for executives based on risk outcomes during the vesting period, we have comprehensive forfeiture and recoupment policies that apply to equity and cash incentive awards granted to our employees. Material provisions applicable to NEOs (U.S.-based) are summarized below. The company continues to monitor regulatory requirements as may be applicable to its recoupment policies.

If...	Then...
Risk-Based Forfeiture
...the risk scorecard rating is lower than our acceptable risk tolerance	...unvested RSUs and PSUs will be subject to review and potential forfeiture, as determined by the HRC Committee
Equity Award Cancellation

...the individual directly or indirectly engages in conduct, or it is discovered that the individual engaged in conduct, that is adverse to the interests of the company, including failure to comply with the company’s rules or regulations, fraud, or conduct contributing to any financial restatements or irregularities

...the company may cancel all or any portion of unvested equity awards and require repayment of any shares of common stock (or values thereof) or amounts (including dividends and dividend equivalent payments) that were acquired from the award
...during the course of employment, the individual engages in solicitation and/or diversion of customers or employees and/or competition with the company
...following termination of employment with the company for any reason, the individual violates any post-termination obligations or duties owed to the company under any agreement with the company
...any compensation otherwise payable or paid to the individual is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements

...with respect to awards granted after 2018, the individual violates any obligation under the applicable award agreement (including failing to satisfy notice requirements, breaching non-competition or non-solicitation provisions while any portion of the award is outstanding or breaching the confidentiality or non-disparagement provisions)

Cash Recoupment

...the company determines within three years of the award date that there is a reasonable belief that the individual has engaged in conduct that is adverse to the company’s interests (including failing to comply with the company’s rules or regulations or engaging in fraud or other conduct that directly or indirectly causes or contributes to a financial restatement or other irregularity of the company during the award performance period)

...the company may claw back some or all of a cash incentive award made to the individual

...(1) required by any applicable law, (2) an employee engages in competition with the company during the course of employment, or (3) an employee violates any post-termination obligations or duties owed to the company under any agreement with the company

Severance Benefits

Stockholder Approval of Future Executive Severance Arrangements. In July 2010, the Board adopted a policy that, unless an arrangement receives prior stockholder approval, the company will not enter into a future severance arrangement with an executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination).

68	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

Executive Severance Plan. The Bank of New York Mellon Corporation Executive Severance Plan (the “Executive Severance Plan”) was adopted in July 2010 and amended in August 2016 and February 2018. Under the Executive Severance Plan, participants terminated by the company without “cause” are eligible to receive severance in the amount of one times base salary and may be eligible for a pro-rata annual bonus for the year of termination, as determined on a case-by-case basis. If a pro-rata annual bonus is awarded, it will be paid at year end after an evaluation of corporate and individual performance, among other considerations. The following table sets forth the severance benefits available under the Executive Severance Plan.

Reason for Termination	Severance Payment	Bonus	Benefit Continuation	Outplacement Services

By the company without “cause”	1 times base salary	Pro-rata annual bonus paid at year end at the discretion of management and the HRC Committee	1 year	1 year

By the company without “cause” or by the participant for “good reason” within two years following a “change in control”	2 times base salary and 2 times target annual bonus	Pro-rata target annual bonus for the year of termination	2 years	1 year

Executive Severance Plan participants are selected by the HRC Committee and include each of our continuing NEOs. To receive benefits under the plan, a participant must sign a release and waiver of claims in favor of the company and agree not to compete against the company, or solicit our customers and employees, for so long as he or she is receiving benefits under the plan.

We do not provide any severance-related tax gross-ups. If any payment under the Executive Severance Plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the amount of payments and benefits payable under the plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future executive severance arrangements as described above.

Confidentiality, Notice, and Restrictive Covenants Agreements. The obligations and duties applicable to each of our NEOs include certain covenants pursuant to a Confidentiality, Notice, and Restrictive Covenants Agreement entered into with the company. Each such agreement requires written notice of the executive’s resignation of employment for any reason and includes covenants regarding the executive’s protection of confidential information (including indefinite non-disclosure of confidential information), non-solicitation obligations (including non-solicitation of company employees and non-interference with any company relationships with customers, clients or employees) for at least one year following the expiration of the applicable notice period, and assignment of inventions to the company.

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. We generally design our compensation programs so that compensation paid to the NEOs can qualify for available income tax deductions. However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

BNY Mellon ➢	2021 Proxy Statement	69

ITEM 2. ADVISORY VOTE ON COMPENSATION > Compensation Discussion & Analysis

How We Address Risk and Control

On an annual basis, our Chief Risk Officer meets with the HRC Committee to review the company’s compensation plans and arrangements, including those in which members of the Executive Committee participate, to ensure they are well-balanced and do not encourage imprudent risk-taking.

Using a risk-related performance evaluation program with adjustments determined by a senior management committee responsible for control functions and later reviewed by the HRC Committee, we identify employees who, individually or as a group, are responsible for activities that may expose us to material amounts of risk. The incentive compensation of identified employees is directly linked to risk management either through a “risk scorecard” or through the inclusion of a standard risk goal as part of our performance management process. This approach allows the HRC Committee the ability to fully eliminate an incentive award if risk performance is below acceptable standards.

With respect to our NEOs, there are several controls intended to link incentive compensation to appropriate risk-taking. As a threshold matter, a common equity Tier 1 ratio for the company of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Payment of incentive compensation is conditional upon the company meeting this goal. The HRC Committee’s incentive compensation determinations are also based on a risk assessment for both the company as a whole and for each individual. In addition, all of our NEOs’ equity awards are subject to 100% forfeiture during, and clawback following, the vesting period and all of their cash incentives are subject to 100% clawback within three years following the grant date, in each case based on ongoing risk assessments under our comprehensive recoupment policy.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and how risk factors into and is affected by compensation decisions. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or creates risks that are reasonably likely to have a material adverse effect on the company.

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing “Compensation Discussion & Analysis” with management. On the basis of such review and discussions, the HRC Committee recommended to the Board that the “Compensation Discussion & Analysis” be included in the company’s 2020 Annual Report and this proxy statement.

By: The Human Resources and Compensation Committee

Linda Z. Cook, Chair
Edmund F. “Ted” Kelly
Jeffrey A. Goldstein
Samuel C. Scott III
Frederick O. Terrell

70	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

2020 Summary Compensation Table

The “2020 Summary Compensation Table” and “2020 Grants of Plan-Based Awards” Table, on this page 71 and on page 73, are in accordance with SEC rules and do not reflect the manner in which our HRC Committee thinks about and determines compensation. In particular, the SEC rules require that we report equity-based awards for the year that they are granted, even though the equity-based portion of our incentive compensation is awarded for services performed the prior year.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)(3)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation

Thomas P. “Todd” Gibbons Chief Executive Officer	2020	$1,250,000	$—	$4,535,332	$—	$3,209,813	$297,241	$98,169	$ 9,390,555
	2019	$800,000	$—	$9,531,679	$—	$1,609,688	$527,375	$56,959	$12,525,701
	2018	$650,000	$—	$4,609,078	$—	$2,157,750	$ —	$36,850	$ 7,453,678
Robin Vince(6) Vice Chair & Chief Executive Officer of Global Market Infrastructure	2020	$187,500	$500,000	$3,451,629	$—	$697,541	$ —	$66,905	$ 4,903,575
Emily H. Portney(6) Chief Financial Officer	2020	$539,583	$—	$1,249,093	$—	$1,083,926	$ —	$19,342	$ 2,891,944

Bridget E. Engle Chief Operations & Technology Officer	2020	$600,000	$—	$4,898,744	$—	$1,915,200	$ —	$26,250	$ 7,440,194
	2019	$600,000	$—	$2,729,796	$—	$1,378,275	$ —	$20,400	$ 4,728,471
	2018	$600,000	$—	$2,388,988	$—	$2,585,000	$ —	$17,500	$ 5,591,488
Catherine M. Keating(6) Chief Executive Officer of Wealth Management	2020	$600,000	$—	$3,200,044	$—	$1,228,920	$ —	$26,250	$ 5,055,214

Mitchell E. Harris Former Chief Executive Officer of Investment Management	2020	$499,809	$—	$3,696,513	$—	$1,608,264	$ 22,121	$71,246	$ 5,897,953
	2019	$650,000	$—	$4,889,928	$—	$1,686,825	$149,022	$27,000	$ 7,402,775
	2018	$650,000	$—	$6,229,333	$—	$1,984,500	$ —	$26,750	$ 8,890,583

Michael P. Santomassimo Former Chief Financial Officer	2020	$475,000	$—	$4,672,431	$—	$ —	$ —	$48,865	$ 5,196,296
	2019	$583,333	$—	$3,326,455	$—	$1,275,000	$ —	$25,667	$ 5,210,455
	2018	$500,000	$—	$740,050	$—	$1,350,000	$ —	$23,750	$ 2,613,800

(1)	The amount for Mr. Vince reflects his cash sign-on bonus.

(2)

The amounts disclosed in this column include the grant date fair value of RSUs and PSUs granted in 2020, 2019 and 2018. For 2020, the grant date fair values of PSUs were: $3,023,570 for Mr. Gibbons; $1,941,655 for Ms. Engle; $922,036 for Ms. Keating; $2,376,336 for Mr. Harris; and $1,796,188 for Mr. Santomassimo. At the maximum level of performance, the PSU values would be: $4,535,378 for Mr. Gibbons; $2,912,506 for Ms. Engle; $1,383,078 for Ms. Keating; $3,564,528 for Mr. Harris; and $2,694,281 for Mr. Santomassimo. Amounts disclosed for Mr. Santomassimo were forfeited upon his resignation.

(3)

The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 (“ASC 718”) using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our 2020 Annual Report.

(4)

The amounts disclosed in this column represent the amount of increase in the then-present value of the executive’s accumulated pension benefit. For 2020, present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2020, including a discount rate of 2.80%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable. For 2018, the change in present value of accumulated benefit was negative $519,664 for Mr. Gibbons and negative $20,158 for Mr. Harris. These negative numbers are not reflected in the amounts disclosed above.

BNY Mellon ➢	2021 Proxy Statement	71

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

(5)	The items comprising “All Other Compensation” for 2020 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	Insurance Premiums(c)	New Hire Payments(d)	Total

Thomas P. “Todd” Gibbons	$48,819	$39,250	$10,100	$—	$98,169

Robin Vince	$—	$3,750	$—	$63,155	$66,905

Emily H. Portney	$—	$19,342	$—	$—	$19,342

Bridget E. Engle	$—	$26,250	$—	$—	$26,250

Catherine M. Keating	$—	$26,250	$—	$—	$26,250

Mitchell E. Harris	$47,000	$24,246	$—	$—	$71,246

Michael P. Santomassimo	$34,615	$14,250	$—	$—	$48,865

(a)

“Perquisites and Other Personal Benefits” for Mr. Gibbons consist of personal use of company aircraft ($48,819), determined by the direct hourly operating cost for use of the aircraft multiplied by the number of hours of personal use, less any reimbursements to the company. We calculated the direct hourly operating cost for use of the aircraft by adding the total amount spent by us for fuel, maintenance, landing fees, travel and catering associated with the use of corporate aircraft in 2020 and divided this number by the total number of flight hours logged in 2020. “Perquisites and Other Personal Benefits” for Mr. Harris and Mr. Santomassimo ($47,000 and $34,615, respectively) consist of payment for earned, but unused vacation days. These payments were made in accordance with payroll procedures applicable to all employees in the United States.

(b)

“Contributions to Defined Contribution Plans” consist of matching and non-elective contributions under our 401(k) plan and non-elective company contributions under The Bank of New York Mellon Corporation Defined Contribution IRC Section 401(a)(17) Plan (the “BNY Mellon 401(k) Benefits Restoration Plan”). See “2020 Nonqualified Deferred Compensation” below on page 77 for more details regarding the BNY Mellon 401(k) Benefits Restoration Plan. In addition, for Mr. Gibbons, Ms. Portney, Ms. Engle, Ms. Keating, Mr. Vince and Mr. Harris, the amount includes non-elective company contributions totaling 2% of base salary under our 401(k) plan.

(c)	Represent taxable payments made by us for Mr. Gibbons’ universal life insurance policy.

(d)	New hire payments for Mr. Vince represent $30,000 payment for legal fees and $33,155 for gross-up on payment of legal fees included as part of his new hire offer.

(6)	Because Ms. Portney, Ms. Keating and Mr. Vince were only NEOs in 2020, no disclosure is included for them for 2018 and 2019.

72	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

2020 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Thomas P. “Todd” Gibbons	EICP	—	—	$3,312,500	$4,968,750
	PSUs	2/10/2020				—	65,037	97,556		$3,023,570
	RSUs	2/10/2020							32,518	$1,511,762
Robin Vince	EICP	—	—	$697,541	$1,046,312
	RSUs	11/2/2020							98,337	$3,451,629
Emily H. Portney	EICP	—	—	$1,037,250	$1,555,875
	RSUs	2/10/2020							26,868	$1,249,093
Bridget E. Engle	EICP	—	—	$1,920,000	$2,880,000
	PSUs	2/10/2020				—	41,765	62,648		$1,941,655
	RSUs	2/10/2020							23,203	$1,078,707
	RSUs	2/10/2020							40,404	$1,878,382
Catherine M. Keating	EICP	—	—	$1,320,000	$1,980,000
	PSUs	2/10/2020				—	19,833	29,750		$922,036
	RSUs	2/10/2020							11,900	$553,231
	RSUs	2/10/2020							20,202	$939,191
	RSUs	8/10/2020							20,706	$785,586
Mitchell E. Harris	EICP	—	—	$1,692,910	$2,539,365
	PSUs	2/10/2020				—	51,115	76,673		$2,376,336
	RSUs	2/10/2020							28,397	$1,320,177
Michael P. Santomassimo(5)	EICP	—	—	$1,500,000	$2,250,000
	PSUs	2/10/2020				—	38,636	57,954		$1,796,188
	RSUs	2/10/2020							21,464	$ 997,861
	RSUs	2/10/2020							40,404	$1,878,382

(1)

Represents the cash portion of incentive compensation amounts to be paid for performance during 2020 under The Bank of New York Mellon Corporation Executive Incentive Compensation Plan (the “EICP”). There was no threshold payout under this plan for 2020.

(2)

Represents the portion of the NEO’s incentive compensation award granted in the form of PSUs under the LTIP for performance during 2019. The amounts shown under the “Maximum” column represent the maximum payout level of 150% of target; there is no threshold payout level. Upon vesting, the PSUs will be paid out in shares of BNY Mellon common stock. PSUs cannot be sold during the period of restriction. During this period, dividend equivalents on the PSUs will be reinvested and paid to the executives at the same time as the underlying shares. These units will be earned between 0% – 150% based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year period. The earned units generally will cliff vest after the end of the performance period if the executive remains employed by us. In the event that the NEO’s risk scorecard rating is lower than acceptable risk tolerance, any unvested PSUs will be subject to review and potential forfeiture, as determined by our HRC Committee.

(3)

For Mr. Gibbons, Ms. Portney, Ms. Engle, Ms. Keating, Mr. Harris and Mr. Santomassimo, represents the portion of the NEO’s incentive compensation award granted in the form of RSUs under the LTIP for performance during 2019. These RSUs vest in equal installments over three years. For Ms. Engle and Ms. Keating, also represents special awards intended to promote continuity through the CEO search and beyond which cliff vest after three years. For Mr. Vince, represents his buyout awards. Mr. Santomassimo forfeited his equity grants and his ability to receive a non-equity incentive award upon his resignation from the company.

(4)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

(5)

Upon his voluntary termination from the company in 2020, Mr. Santomassimo forfeited the equity awards listed on this table and forfeited his opportunity to receive a non-equity incentive award under the terms of the EICP for 2020.

BNY Mellon ➢	2021 Proxy Statement	73

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

2020 Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated using a $42.44 per share value, which was the closing price per share of our common stock on the NYSE on December 31, 2020 (the last trading day of the year).

		Option Awards				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Thomas P. “Todd” Gibbons	2018					9,431	$400,252
	2019					84,264	$3,576,164
	2020					32,518	$1,380,064
	2018-2020							46,836.800(4)	$1,987,754
	2019-2021							69,639.982(3)	$2,955,521
	2020-2022							67,188.244(3)	$2,851,469
Robin Vince	2020					98,337	$4,173,422
Emily H. Portney	2018					5,937	$251,966
	2019					18,950	$804,238
	2020					26,868	$1,140,278
Bridget E. Engle	2018					6,843	$290,417
	2019					17,495	$742,488
	2020					63,607	$2,699,481
	2018-2020							18,881.254(4)	$801,320
	2019-2021							27,809.154(3)	$1,180,220
	2020-2022							43,146.470(3)	$1,831,136
Catherine M. Keating	2018					6,120	$259,733
	2019					4,307	$182,789
	2020					52,808	$2,241,172
	2019-2021							11,411.682(3)	$484,312
	2020-2022							20,489.021(3)	$869,554
Mitchell E. Harris	2012	31,621	0	$22.03	2/22/2022
	2018					12,746	$540,940
	2019					22,385	$950,019
	2020					28,397	$1,205,169
	2018-2020							63,300.978(4)	$2,686,494
	2019-2021							64,048.056(3)	$2,718,199
	2020-2022							52,805.742(3)	$2,241,076
Michael P. Santomassimo	2018					0	$0
	2019					0	$0
	2020					0	$0
	2018-2020							0	$0
	2019-2021							0	$0
	2020-2022							0	$0

(1)	Refers to the year of grant for stock options and RSUs and to the performance period for PSUs.

74	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

(2)	RSUs vest in accordance with the following schedule:

Year of Grant
2018

Generally 1/3 vest per year over a three-year period, with the remaining unvested RSUs having vested on 2/26/2021. For Ms. Portney, 2,139 will vest on 3/8/2021, 2,138 will vest on 3/8/2022 and 1,660 will vest on 3/8/2023. For Ms. Keating, 6,120 will vest on 7/9/2021.

2019

Generally 1/3 vest per year over a three-year period, with the remaining unvested RSUs having vested 1/2 on 2/11/2021 and 1/2 vesting on 2/11/2022. For Mr. Gibbons, 29,962 will vest on 10/28/2021 and 29,962 will vest on 10/28/2022.

2020

Generally 1/3 vest per year over a three-year period, with the remaining unvested RSUs having vested 1/3 on 2/10/2021, 1/3 vesting on 2/10/2022 and 1/3 vesting on 2/10/2023. For Ms. Engle, 40,404 will vest on 2/10/2023. For Ms. Keating, 20,202 will vest on 2/10/2023 and 20,706 will vest on 8/10/2023. For Mr. Vince, 71,594 will vest on 1/17/2022 and 26,743 will vest on 1/17/2023.

PSUs are earned and vest in accordance with the following schedule:

Year of Grant
2018

Earned, between 0% – 150% of target, based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year period; earned PSUs cliff vest at the end of the performance period (on 2/26/2021).

2019

Earned, between 0% – 150% of target, based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year period; earned PSUs cliff vest at the end of the performance period (on 2/11/2022).

2020

Earned between 0% – 150% of target, based on average revenue growth (as adjusted) and average operating margin (as adjusted), each over a three-year period; earned PSUs cliff vest at the end of the performance period (on 2/10/2023).

(3)	Includes accrued dividends on the PSUs granted in 2019 and 2020, assuming target performance.

(4)	Includes accrued dividends on the PSUs granted in 2018, which were earned based on performance as of December 31, 2020 but remained subject to ongoing time-vesting conditions.

2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)

Thomas P. “Todd” Gibbons	—	$—	128,532	$5,504,669

Robin Vince	—	$—	—	$—

Emily H. Portney	—	$—	18,612	$761,235

Bridget E. Engle	—	$—	33,944	$1,531,575

Catherine M. Keating	—	$—	8,275	$327,384

Mitchell E. Harris	—	$—	80,700	$3,648,999

Michael P. Santomassimo	—	$—	14,527	$661,145

BNY Mellon ➢	2021 Proxy Statement	75

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

2020 Pension Benefits

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Thomas P. “Todd” Gibbons	BNY Mellon Tax-Qualified Retirement Plan	28.08	$1,370,112	$0

	Legacy BNY Excess Plan	28.08	$2,228,515	$0

	Legacy BNY SERP	27.58	$3,852,737	$0

Mitchell E. Harris	BNY Mellon Tax-Qualified Retirement Plan	10.75	$ 440,104	$0

	Legacy Mellon IRC Section 401(a)(17) Plan	10.75	$ 642,029	$0

(1)

Benefit accruals under the Legacy BNY SERP were frozen as of December 31, 2014, and benefit accruals under the Legacy BNY Excess Plan, Legacy Mellon IRC Section 401(a)(17) Plan and BNY Mellon Tax-Qualified Retirement Plan were frozen as of June 30, 2015.

(2)

The present values shown above are based on benefits earned as of December 31, 2020 under the terms of the various plans as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2020, including a discount rate of 2.80%, with the exception that benefit payments are assumed to commence at the earliest age at which unreduced benefits are payable.

BNY Mellon Retirement Plans

All of the plans listed in the table above are closed to new participants and were frozen as of December 31, 2014 for the Legacy BNY SERP and as of June 30, 2015 for the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy Mellon IRC Section 401(a)(17) Plan. Benefits for Legacy BNY participants under the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy BNY SERP were determined under a career average pay formula for service on and after January 1, 2006 and under a final average pay formula for service prior to 2006. Benefits for Legacy Mellon participants under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy Mellon IRC Section 401(a)(17) Plan were determined under a final average pay formula.

The BNY Mellon Tax-Qualified Retirement Plan was amended effective January 1, 2009, to change the benefit formula for participants under age 50 as of December 31, 2008 and for new participants to a cash balance formula for service earned on and after January 1, 2009. Plan participants who were age 50 or older as of December 31, 2008 continued to earn benefits through June 30, 2015 under the provisions of the legacy plan in which they participated as of that date. Because Mr. Gibbons and Mr. Harris were over age 50 as of December 31, 2008, they continued to earn benefits under the provisions of the legacy plans in which they participate.

Because Mr. Gibbons is over age 55, he is eligible for immediate retirement under the BNY Mellon Tax-Qualified Retirement Plan. Mr. Gibbons is eligible to retire with unreduced benefits under the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Since Mr. Gibbons is over age 60, he is also entitled to an unreduced benefit from the Legacy BNY

SERP upon retirement. Mr. Harris retired in October 2020 with an unreduced benefit under both the BNY Mellon Tax-Qualified Retirement Plan and the Legacy Mellon IRC Section 401(a)(17) Plan. Effective upon Mr. Harris’ retirement in October 2020, there are no NEOs who participate in the Legacy Mellon IRC Section 401(a)(17) Plan. Additionally, since Ms. Portney, Mr. Vince, Ms. Engle and Ms. Keating do not participate in any retirement plan that provides for specified payments and benefits (other than defined contribution plans), they are not included in the Pension Benefits table above.

BNY Mellon Tax-Qualified Retirement Plan—Legacy BNY Provisions. The Legacy BNY Tax-Qualified Retirement Plan (the “Legacy BNY Plan”) formula is a career average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay prior to the plan freeze effective June 30, 2015. Employees who participated in the Legacy BNY Plan prior to January 1, 2006 may choose between a monthly benefit and a lump sum at retirement, while other participants will receive monthly benefits at retirement.

BNY Mellon Tax-Qualified Retirement Plan—Legacy Mellon Provisions. The Legacy Mellon Tax-Qualified Retirement Plan formula is a final average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay prior to the plan freeze effective June 30, 2015. Benefits are paid as an annuity.

Legacy BNY Excess Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy BNY employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Legacy BNY SERP. This plan is an unfunded nonqualified plan that provides benefits according to a benefit formula similar to that of the BNY Mellon Tax-Qualified Retirement Plan benefit formula but includes an annual bonus (capped at 100% of base salary after 2005) for senior executives who were selected to participate in the plan by The Bank of New York’s board of directors prior to July 8, 2003. Benefits are paid in a lump sum. Participants are entitled to benefits in this plan only if they terminate service on or after age 60.

Legacy Mellon IRC Section 401(a)(17) Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy Mellon employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid as an annuity. Effective upon Mr. Harris’ retirement in October 2020, there are no NEOs who participate in the plan.

2020 Nonqualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for nonqualified deferred compensation in which the NEOs participate. For 2020, each of our NEOs participated in the BNY Mellon 401(k) Benefits Restoration Plan, and Mr. Harris participated in the Mellon Elective Deferred Compensation Plan for Senior Officers. Each of these plans is described below.

Name	Executive Contributions in Fiscal Year 2020	Registrant Contributions in Fiscal Year 2020(1)	Aggregate Earnings in Fiscal Year 2020	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2020

Thomas P. “Todd” Gibbons	$0	$19,300	$13,290	$0	$83,707

Robin Vince	$0	$0	$0	$0	$0

Emily Portney	$0	$5,092	$1,919	$0	$11,411

Bridget E. Engle	$0	$6,300	$3,527	$0	$25,054

Catherine Keating	$0	$6,300	$2,647	$0	$15,627

Mitchell E. Harris(2)	$0	$4,296	$87,367	$0	$2,564,982

Michael Santomassimo	$0	$0	$5,646	$0	$19,849

(1)

These amounts represent company contributions under the BNY Mellon 401(k) Benefits Restoration Plan and are included in the “All Other Compensation” column of the “2020 Summary Compensation Table” on page 71.

(2)	Amounts for Mr. Harris reflect aggregate balances and earnings in the Mellon Elective Deferred Compensation Plan for Senior Officers.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

BNY Mellon Nonqualified Deferred Compensation Plans

BNY Mellon 401(k) Benefits Restoration Plan. The BNY Mellon 401(k) Benefits Restoration Plan is a nonqualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY Mellon 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the BNY Mellon 401(k) Savings Plan, our 401(k) Plan where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by Section 401(a)(17) of the IRC. Pursuant to the BNY Mellon 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-elective company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY Mellon 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. As of December 31, 2020, all of our NEOs were eligible to participate in the BNY Mellon 401(k) Benefits Restoration Plan. Due to an amendment to the BNY Mellon 401(k) Savings Plan effective January 1, 2021, no NEOs will be eligible to earn non-elective contributions after December 31, 2020. Therefore, no additional benefits will be earned under the BNY Mellon 401(k) Benefits Restoration Plan after December 31, 2020.

BNY Mellon Deferred Compensation Plan. The BNY Mellon Deferred Compensation Plan permits eligible employees, including our NEOs, to defer receipt of cash bonus/incentive amounts above the Social Security wage base (which was $137,700 in 2020) until a later date while employed, upon retirement or after retirement not to exceed age 70. Changes are permitted to the payment election once annually; however, they must comply with the regulations contained in The American Jobs Creation Act of 2004. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his or her benefit is paid in a lump sum shortly after termination. Investment alternatives, based on a selection of variable rate options, must be selected when the executive makes a deferral election and may be changed each quarter for future deferrals. Previously deferred amounts may generally be reallocated among the investment options at the beginning of each quarter. The plan is a nonqualified unfunded plan.

Mellon Elective Deferred Compensation Plan for Senior Officers. The Mellon Elective Deferred Compensation Plan for Senior Officers is a nonqualified, unfunded plan that permitted executives to defer receipt of earned salary and cash bonus/incentive amounts above the Social Security wage base until a later date while employed, upon retirement or after retirement not to exceed age 70. Deferred compensation may be paid in a lump sum or annual payments over 2 to 15 years. If an executive terminates employment prior to age 55, his benefit is paid in a lump sum shortly after termination. The executive may allocate his deferrals to receive earnings based on multiple variable rates or a declared rate (for 2020, 3.32%). Previously deferred amounts allocated to the declared rate must remain in the declared rate. Although the plan is unfunded, funds have been set aside in an irrevocable grantor trust for the purpose of paying benefits under the plan to participants. Effective upon Mr. Harris’ retirement in October 2020, there are no NEOs who are eligible to participate in the plan. Mr. Harris’ deferred compensation will be paid out according to the terms of the plan and his prior elections.

78	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Potential Payments upon Termination or Change in Control

The following discussion summarizes the arrangements, agreements and policies of the company relating to potential payments to our NEOs upon termination or change in control.

Retirement Benefits

As shown in the “2020 Pension Benefits” and the “2020 Nonqualified Deferred Compensation” Tables above, we provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

In addition, we provide accelerated or continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan and award agreements. At December 31, 2020 and using the same assumptions as used for the “Table of Other Potential Payments” below, our NEOs were eligible to receive accelerated or continued vesting of stock awards in the following amounts: for Mr. Gibbons, $11,011,921; and for Mr. Vince, $4,173,422. In accordance with the terms of Mr. Vince’s offer letter, any equity awards that Mr. Vince is granted (other than RSUs granted in connection with his buyout award) prior to his turning 55 years old will continue to vest according to their terms if Mr. Vince complies with all applicable covenants and (i) his employment is terminated without cause, (ii) his employment is terminated pursuant to mutual agreement, or (iii) he voluntarily resigns as a result of a material and adverse change in duties, responsibilities or scope of his position except to the extent required by law or regulation. Also, in accordance with the terms of his offer letter, RSUs granted to Mr. Vince in connection with his buyout awards shall continue to vest unless his employment is terminated for cause. Ms. Portney, Ms. Engle, and Ms. Keating are not included above because they are not retirement-eligible. Accelerated or continued vesting is not provided on termination by the company for cause.

Pursuant to the standard retirement vesting provisions in our LTIP and the applicable award agreements, Mr. Harris is eligible to vest in the unvested portions of his February 2018, February 2019 and February 2020 PSU and RSU awards. At December 31, 2020, and using the same assumptions as used for the “Table of Other Potential Payments” beginning on page 80, the estimated value of such vesting was $10,351,752. Subsequent to his retirement in October 2020, Mr. Harris vested in 12,746, 11,193, and 9,466 shares underlying his February 2018, February 2019 and February 2020 RSU awards, respectively. On February 8, 2021, Mr. Harris (i) became vested in 58,506 shares underlying his earned February 2018 PSU award (plus dividend equivalent units thereon) and (ii) was granted 84,862 RSUs, each based on the company’s and his individual performance as described on page 60. The number of shares under the February 2019 and February 2020 PSU awards in which Mr. Harris will vest will be based on the company’s actual performance as determined by the HRC Committee at the end of the applicable performance periods.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

Under the Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to one times the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination) and benefit continuation and outplacement services for one year.

The participant is also eligible for a pro-rata annual bonus for the year of termination in the company’s sole discretion. If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and target annual bonus for the year of termination (or, if greater, for the year before the year of termination), a pro-rata target annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year.

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ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to compete against the company, or solicit our customers and employees, for so long as the participant is receiving benefits under the plan. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the IRC, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax.

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our NEOs through December 31, 2020 were granted under the LTIP or its predecessor. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. The effect of a termination event or change in control on outstanding equity awards varies by executive officer and type of award.

Table of Other Potential Payments. The following table is based on the following:

•	The termination event listed in the table is assumed to be effective as of December 31, 2020.

•	The value of our common stock of $42.44 per share is based on the closing price of our common stock on the NYSE on December 31, 2020, the last trading day in 2020.
•	The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or equity award vesting that would be earned on retirement as described above. We have only included amounts by which an NEO’s retirement benefit is enhanced by the triggering event, or additional equity awards that vest on the triggering event that would not vest on retirement alone. See “BNY Mellon Retirement Plans” on page 76 above for information on the acceleration or continued vesting of equity awards upon retirement.

•	The designation of an event as a termination in connection with a change in control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the NEO for good reason.

•	“Cash compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested, and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any NEO in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The incremental benefits that would be payable upon certain types of termination of employment as they pertain to the NEOs are described below. Mr. Santomassimo is not included in the table below as he did not receive any payments in connection with his resignation. Mr. Harris is not included in the table due to his retirement in October 2020.

80	BNY Mellon ➢	2021 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Named Executive Officer	By Company Without Cause	Termination in Connection with Change of Control	Death

Thomas P. “Todd” Gibbons

Cash Severance(1)	$1,250,000	$15,750,000	$—

Pro-rated Bonus(1)	$6,419,626	$6,625,000	$—

Health and Welfare Benefits	$1,497	$2,994	$—

Additional Stock Award Vesting(2)	$2,636,056	$2,636,056	$2,636,056

TOTAL	$10,307,179	$25,014,050	$2,636,056

Robin Vince

Cash Severance(1)	$750,000	$11,675,000	$—

Pro-rated Bonus(1)	$1,278,825	$1,278,825	$—

Health and Welfare Benefits	$17,377	$34,754	$—

Additional Stock Award Vesting(2)	$—	$—	$—

TOTAL	$2,046,202	$12,988,579	$—

Emily H. Portney

Cash Severance(1)	$600,000	$5,003,250	$—

Pro-rated Bonus(1)	$1,987,198	$1,901,625	$—

Health and Welfare Benefits	$17,592	$35,184	$—

Additional Stock Award Vesting(2)	$2,262,023	$2,262,023	$2,262,023

TOTAL	$4,866,813	$9,202,082	$2,262,023

Bridget E. Engle

Cash Severance(1)	$600,000	$8,240,000	$—

Pro-rated Bonus(1)	$3,511,200	$3,520,000	$—

Health and Welfare Benefits	$17,239	$34,478	$—

Additional Stock Award Vesting(2)	$7,776,188	$7,776,188	$7,776,188

TOTAL	$11,904,627	$19,570,666	$7,776,188

Catherine M. Keating

Cash Severance(1)	$600,000	$6,040,000	$—

Pro-rated Bonus(1)	$2,253,020	$2,420,000	$—

Health and Welfare Benefits	$16,531	$33,062	$—

Additional Stock Award Vesting(2)	$4,091,382	$4,091,382	$4,091,382

TOTAL	$6,960,933	$12,584,444	$4,091,382

(1)

Amounts shown assume that no NEO received payment from any displacement program, supplemental unemployment plan or other separation benefit other than the Executive Severance Plan. Amounts have been calculated in accordance with the terms of the applicable agreements. For terminations by the company without cause, amounts will be paid in installments over a one-year period following termination. For terminations in connection with a change of control, amounts will be paid in a lump sum.

(2)

The value of “Additional Stock Award Vesting” represents the value at December 31, 2020 of all shares of restricted stock units (along with cash dividends accrued on the restricted stock units) and earned PSUs (along with dividend equivalents on the PSUs) on that date that were subject to service-based restrictions, which restrictions lapse on or after certain terminations of employment, including following a change of control, to the extent such restrictions would not lapse on retirement alone. Information relating to the vesting of stock awards on retirement can be found in “BNY Mellon Retirement Plans” on page 76 above.

BNY Mellon ➢	2021 Proxy Statement	81

ITEM 2. ADVISORY VOTE ON COMPENSATION > Executive Compensation Tables and Other Compensation Disclosures

Pay Ratio

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Gibbons, and the ratio of those two values:

•	The 2020 annual total compensation of the median employee of BNY Mellon (other than our CEO) was $77,487(1);

•	The 2020 annual total compensation of our CEO, Mr. Gibbons, was $9,392,052(2); and

•	For 2020, the ratio of the annual total compensation of Mr. Gibbons to the annual total compensation of our median employee was 121 to 1.

Background

We identified our median employee (who is located in the U.S.) using our world-wide employee population (without exclusions) as of October 31, 2020 and measuring compensation based on total pay actually received over the period November 1, 2019 – October 31, 2020.

As required by SEC rules, we calculated 2020 annual total compensation for our median employee using the same methodology that we use to determine our NEOs’ annual total compensation for the “2020 Summary Compensation Table”.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

(1)	The median employee’s total compensation includes the value of company-paid benefits applicable to the median employee.
(2)

For purposes of the CEO pay ratio disclosure, Mr. Gibbons’ annual total compensation includes the amount reported in the “Total” column of the “2020 Summary Compensation Table” on page 71, plus the value of company-paid benefits applicable to Mr. Gibbons.

82	BNY Mellon ➢	2021 Proxy Statement

ITEM 3. RATIFICATION OF KPMG LLP

Item 3. Ratification of KPMG LLP

RESOLUTION	Page 84

REPORT OF THE AUDIT COMMITTEE	Page 85

SERVICES PROVIDED BY KPMG LLP	Page 86
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees	Page 86
Other Services Provided by KPMG LLP	Page 86
Pre-Approval Policy	Page 86

BNY Mellon ➢	2021 Proxy Statement	83

ITEM 3. RATIFICATION OF KPMG LLP	> Resolution

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for the year ending December 31, 2021.

Background

The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the 2021 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

• For the selection, appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us.

• To negotiate and approve all audit engagement fees and terms and all non-audit engagements of the independent registered public accountants.

• To annually evaluate KPMG, including its qualifications and independence, and to replace KPMG as our independent registered public accountant, as appropriate.

• To discuss with management the timing and process for implementing the five-year mandatory rotation of the lead engagement partner.

The Board recommends that you vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2021.

KPMG or its predecessors have served as our independent registered public accounting firm since the merger in 2007 and previously served as the independent registered public accountant of Mellon since 1972. As in prior years, in 2020, the Audit Committee engaged in a review of KPMG in connection with considering whether to recommend that stockholders ratify the selection of KPMG as BNY Mellon’s independent auditor for 2021. In that review, the Audit Committee considered the continued independence of KPMG; the breadth and complexity of BNY Mellon’s business and its global footprint and the resulting demands placed on its auditing firm; KPMG’s demonstrated understanding of the financial services industry in general and BNY Mellon’s business in particular; and the professionalism of KPMG’s team, including their exhibited professional skepticism, objectivity and integrity.

To assist the Audit Committee with its review, management prepares an annual assessment of KPMG that includes (1) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform BNY Mellon’s annual audit, (2) the results of a survey of management and Audit Committee members regarding KPMG’s overall performance and (3) KPMG’s fees and services compared to services provided by KPMG and other auditing firms to peer companies. In addition, KPMG provides to, and reviews with, the Audit Committee an analysis of KPMG’s independence, including the policies that KPMG follows with respect to rotating key audit personnel so that there is a new partner-in-charge at least every five years.

We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting electronically at the Annual Meeting or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG as our independent registered public accountants for the year ending December 31, 2021.

If the selection of KPMG is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in the best interests of the company and our stockholders.

84	BNY Mellon ➢	2021 Proxy Statement

ITEM 3. RATIFICATION OF KPMG LLP	> Report of the Audit Committee

On behalf of our Board, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The Committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2020 and management’s assessment of internal control over financial reporting as of December 31, 2020. The Audit Committee has also discussed with KPMG the conduct of the audit of our financial statements, as well as the quality of the company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The Committee has also discussed with KPMG the matters required to be discussed in accordance with Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard, Communications with Audit Committees. The Committee has also received the written disclosures and the letter from KPMG required by applicable PCAOB standards regarding the independent accountants’ communications with the Audit Committee concerning auditor independence, and has conducted a discussion with KPMG regarding its independence. The Audit Committee has determined that KPMG’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2020 be included in our 2020 Annual Report.

By: The Audit Committee

Joseph J. Echevarria, Chair

Linda Z. Cook

Ralph Izzo

Jennifer B. Morgan

Samuel C. Scott III

Frederick O. Terrell

BNY Mellon ➢	2021 Proxy Statement	85

ITEM 3. RATIFICATION OF KPMG LLP	> Services Provided by KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG as our independent registered public accounting firm for the 2020 fiscal year was ratified at our 2020 Annual Meeting of Stockholders. The following table reflects the fees earned by KPMG for services provided to us for 2020 and 2019:

Description of Fees	Amount of Fees Paid to KPMG for 2020	Amount of Fees Paid to KPMG for 2019

Audit Fees(1)	$21,905,000	$21,101,000

Audit-Related Fees(2)	$22,711,000	$23,122,000

Tax Fees(3)	$2,189,000	$2,464,000

All Other Fees(4)	$637,000	$48,000
Total	$47,442,000	$46,735,000

(1)

Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002), for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)

Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than “Audit Fees,” such as service organization reports (under Statement on Standards for Attestation Engagements 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $14.5 million for 2020 and $14.2 million for 2019 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy, a copy of which is available on our website (see “Helpful Resources” on page 100). For 2020, 100% of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

86	BNY Mellon ➢	2021 Proxy Statement

ITEM 4. STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER REQUESTS FOR A RECORD DATE TO INITIATE WRITTEN CONSENT	> Stockholder Proposal

Proposal and Background

John Chevedden, on behalf of Kenneth Steiner, c/o John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the beneficial owner of more than $2,000 of our common stock, has given notice that he intends to introduce the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement and any graphics, for which we accept no responsibility, are set forth immediately below:

Proposal 4—Improve Shareholder Written Consent

Shareholders request that our board of directors take the steps necessary to enable 10% of shares to request a record date to initiate written consent.

Currently it takes the formal backing 25% of all shares that normally cast ballots at the annual meeting to do so little ask for a record date for written consent.

Plus any action taken by written consent would still need 65% supermajority approval from the shares that normally cast ballots at the annual meeting. This 65% vote requirement gives overwhelming supermajority protection to management that will remain unchanged.

Enabling 10% of shares to apply for a record date for written consent makes sense because scores of companies do not even require 1% of stock ownership to do so little as request a record date.

Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director.

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since online shareholder meetings are a shareholder engagement wasteland.

With the near universal use of online annual shareholder meetings which can be only 10-minutes long, shareholders no longer have the right for engagement with other shareholders, management and directors at a shareholder meeting. Special shareholder meetings can now be online meetings which has an inferior format to even a Zoom meeting.

Shareholders are also severely restricted in making their views known at online shareholder meetings because all challenging questions and comments can be screened out by management.

For example, to bar constructive criticism Goodyear management hit the mute button right in the middle of a formal shareholder proposal presentation at its 2020 shareholder meeting.

Plus AT&T management would not even allow the proponents of shareholder proposals to read their proposals by telephone at the 2020 AT&T online annual meeting during the pandemic.

Please see:

AT&T investors denied a dial-in as annual meeting goes online

https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/100 7928/

Imagine the control a management like AT&T could have over an online special shareholder meeting.

Online meetings also give management a blank check to make false statements because shareholders who are not physically present cannot challenge false statements.

Now more than ever shareholders need to have the option to take action outside of a shareholder meeting since online shareholder meetings are a shareholder engagement wasteland.

Proposal 4—Improve Shareholder Written Consent

BNY Mellon ➢	2021 Proxy Statement	87

ITEM 4. REGARDING STOCKHOLDER REQUESTS FOR A RECORD DATE TO INITIATE WRITTEN CONSENT	> Board’s Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting electronically at the Annual Meeting or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” the stockholder proposal regarding requests for a record date to initiate written consent.

Board’s Response

After careful consideration of this proposal, we have concluded that it is not in the best interests of our stockholders. We therefore recommend that you vote AGAINST this proposal for the following reasons:

The company’s Restated Certificate of Incorporation already permits stockholders to take action by written consent with appropriate safeguards. Our Restated Certificate of Incorporation provides stockholders who own at least 20% of our outstanding shares of common stock and who satisfy other procedural requirements set forth in the Restated Certificate of Incorporation the ability to take action by written consent. Moreover, a stockholder action by written consent will be effective if approved by the same number of shares that would be required to approve the item at a meeting of our stockholders. The stockholder proposal falsely asserts that a record date for written consent can only be requested by holders of 25% of the shares outstanding.	The Board recommends a vote “AGAINST” the stockholder proposal.

The stockholder proposal also falsely asserts that the approval of 65% of shares outstanding is necessary to approve any action by written consent. Notably, because there are no current supermajority voting requirements in the Restated Certificate of Incorporation, our by-laws or otherwise, the stockholder proposal refers to a supermajority voting standard that does not exist. Such inaccuracies are particularly misleading given that the purported purpose of this stockholder proposal is to change the stock ownership threshold for stockholders to request a record date to act by written consent, yet the stockholder proposal overstates the current share ownership requirement. The stockholder written consent provisions set forth in our Restated Certificate of Incorporation were thoroughly considered by our Board and strike a suitable balance between enabling our stockholders an efficient and accessible means to take corporate action while at the same time limiting the risk that a limited group of minority stockholders could draw significant corporate resources, including costs and management attention, by using numerous requests for action by written consent to push forward an action that lacks sufficient stockholder support to merit calling a special meeting.

Our existing written consent provisions were designed carefully, with considerable stockholder feedback, and were supported overwhelmingly by stockholders at our 2019 Annual Meeting. Following receipt of a stockholder proposal regarding enhancing stockholder written consent rights from the same proponent for our 2018 Annual Meeting, our Board committed to understanding stockholder perspectives in this area and included the topic as a focus of its corporate governance agenda for that year. In devising written consent provisions that would best serve the interests of the company and our stockholders, the Board evaluated a number of factors, including stockholder feedback, market practice among our peers, the time and resources required to effect action by written consent, and the strength of our overall corporate governance program, including the ability that stockholders otherwise have to make their voices heard to the Board and management (e.g., by calling a special meeting or submitting proxy access nominations). The written consent provisions currently set forth in our Restated Certificate of Incorporation are the result of this careful deliberation and stockholder engagement by the Board, were proposed by the Board in our 2019 Proxy Statement and received the support of 97.67% of votes cast by stockholders.

We have adopted strong corporate governance policies and practices that promote accountability and stockholder engagement. The company is committed to ensuring that we remain responsive and accountable to our stockholders and other stakeholders, and our corporate governance practices and policies are regularly assessed by management and our Board to that end. We have implemented a number of measures to ensure that stockholders are afforded greater influence over the governance of the company, including meaningful proxy access rights that permit stockholders owning 3% or more of our common stock the right to nominate director candidates constituting up to 20% of our Board, special meeting rights for stockholders, and written consent rights, all with appropriate

88	BNY Mellon ➢	2021 Proxy Statement

ITEM 4. REGARDING STOCKHOLDER REQUESTS FOR A RECORD DATE TO INITIATE WRITTEN CONSENT	> Board’s Response

safeguards that empower and protect stockholders and their interests. We also conduct a proactive year-round stakeholder engagement program that provides stockholders with the opportunity to provide feedback on corporate governance, corporate responsibility and executive compensation matters. A further discussion of our corporate governance framework can be found on page 22.

The existing written consent provisions set forth in our Restated Certificate of Incorporation were carefully designed to empower stockholders while providing appropriate protection against the risk that a small minority of stockholders would be able to unilaterally initiate a written consent solicitation, causing disruption and expense to the company. The stockholder proposal would remove important protections that our written consent right provides to all stockholders, ignores our robust corporate governance standards and, in several cases, misleadingly misstates them by falsely stating that share ownership thresholds to utilize the company’s written consent right are higher than those actually in effect. For all these reasons, we therefore recommend that you vote AGAINST this stockholder proposal.

BNY Mellon ➢	2021 Proxy Statement	89

ADDITIONAL INFORMATION

EQUITY COMPENSATION PLANS	Page 91

INFORMATION ON STOCK OWNERSHIP	Page 92

Beneficial Ownership of Shares by Holders of More Than 5% of Outstanding Stock	Page 92

Beneficial Ownership of Shares by Directors and Executive Officers	Page 93

Delinquent Section 16(a) Reports	Page 93

ANNUAL MEETING Q&A	Page 94

OTHER INFORMATION	Page 98

Stockholder Proposals for 2022 Annual Meeting	Page 98

How Our Board Solicits Proxies; Expenses of Solicitation	Page 98

Householding	Page 98

Other Business	Page 99

HELPFUL RESOURCES	Page 100

90	BNY Mellon ➢	2021 Proxy Statement

ADDITIONAL INFORMATION	> Equity Compensation Plans

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans

Approved by stockholders	14,898,994(1)	$24.29	35,553,162(2)

Not approved by stockholders	86,573(3)	—	—
Total	14,985,567(4)	$24.29(5)	35,553,162

(1)

Includes 14,866,515 shares of common stock that may be issued pursuant to outstanding options, RSUs, PSUs and escrowed dividends awarded under the LTIP; 5,623 shares of common stock that may be issued pursuant to outstanding director deferred share units under the Mellon Director Equity Plan (2006); and 26,856 shares of common stock that may be issued pursuant to outstanding stock options under The Bank of New York Mellon Corporation Employee Stock Purchase Plan. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 435,539. For additional information about how PSUs are earned, see “Recent PSUs” on page 62.

(2)

Includes 5,127,280 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan and 30,425,882 shares of common stock that remain available for issuance under the LTIP.

(3)

Includes 86,573 shares of common stock that may be issued pursuant to deferrals under the Bank of New York Directors Plan, which is described in further detail under “Director Compensation” beginning on page 44 above.

(4)	The weighted average term for the expiration of outstanding stock options under our equity compensation plans is 0.9 years.

(5)

This weighted-average exercise price relates only to the options described in footnote 1. Shares underlying RSUs, PSUs and deferred share units are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

BNY Mellon ➢	2021 Proxy Statement	91

ADDITIONAL INFORMATION	> Information on Stock Ownership

Beneficial Ownership of Shares by Holders of

More Than 5% of Outstanding Stock

As of February 16, 2021, we had 876,951,416 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2020, the only persons known by us to be beneficial owners of more than 5% of our common stock as of February 16, 2021 were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

Warren E. Buffett and Berkshire Hathaway Inc.(1) 3555 Farnam Street Omaha, NE 68131	74,346,864	8.4%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	64,062,939	7.23%

Dodge & Cox(3) 555 California Street, 40th Floor San Francisco, CA 94104	61,388,437	6.9%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	56,473,493	6.4%

(1)

Based on a review of the Schedule 13G/A filed on February 16, 2021 by Warren E. Buffett, Berkshire Hathaway Inc. and certain other reporting persons. The Schedule 13G/A discloses that Mr. Buffett had shared voting power as to 74,346,864 shares and shared dispositive power as to 74,346,864 shares, and Berkshire Hathaway Inc. had shared voting power as to 74,346,864 shares and shared dispositive power as to 74,346,864 shares (including shares beneficially owned by certain subsidiaries of Berkshire Hathaway Inc. as a result of being a parent holding company or control person).

(2)

Based on a review of the Schedule 13G/A filed on February 10, 2021 by The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group had shared voting power as to 1,305,186 shares, sole dispositive power as to 60,481,660 shares and shared dispositive power as to 3,581,279 shares.

(3)

Based on a review of the Schedule 13G/A filed on February 11, 2021 by Dodge & Cox. The Schedule 13G/A discloses that Dodge & Cox had sole voting power as to 58,105,482 shares and sole dispositive power as to 61,388,437 shares.

(4)

Based on a review of the Schedule 13G/A filed on February 1, 2021 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 47,045,364 shares and sole dispositive power as to 56,473,493 shares.

We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with, and may provide ordinary course financial services to, holders of 5% or more of our outstanding common stock, including asset servicing, clearing, issuer services, treasury services, global markets, broker-dealer, liquidity investment and credit services. These transactions are negotiated on an arm’s-length basis and contain terms and conditions that are substantially similar to those offered to other customers under similar circumstances. Please also refer to the “Business Relationships and Related Party Transactions Policy” starting on page 31 for additional information.

92	BNY Mellon ➢	2021 Proxy Statement

ADDITIONAL INFORMATION > Information on Stock Ownership

Beneficial Ownership of Shares by Directors

and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 16, 2021 by each director, each nominee for director, each individual included in the “2020 Summary Compensation Table” on page 71 above and our current directors and executive officers as a group, based on information furnished by each person. Sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family. Each of our directors and executive officers is subject to our robust anti-hedging and anti-pledging policy, which is described above under “Hedging and Pledging” on page 67.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)

Linda Z. Cook	14,101

Joseph J. Echevarria	52,864

Bridget Engle	48,248

Thomas P. “Todd” Gibbons	416,019(3)

M. Amy Gilliland	0

Jeffrey A. Goldstein	49,362

K. Guru Gowrappan	0

Mitchell E. Harris	87,047

Ralph Izzo	1,594

Catherine M. Keating	14,988

Edmund F. Kelly	64,106

Jennifer B. Morgan	12,570

Lester J. Owens	15,348

Emily Portney	32,706

Elizabeth E. Robinson	15,804

Michael P. Santomassimo	21,824

Samuel C. Scott III	75,287

Frederick Terrell	5,110

Robin Vince	0

Alfred W. Zollar	8,502

All current directors and executive officers, as a group (23 persons)	1,049,508

(1)

On February 16, 2021, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock. All current directors and executive officers as a group beneficially owned approximately 0.12% of our outstanding stock on February 16, 2021.

(2)

Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 16, 2021: Ms. Cook, 14,101; Mr. Echevarria, 52,864; Ms. Engle, 25,586; Mr. Gibbons, 55,925; Mr. Goldstein, 49,362; Mr. Harris, 75,584; Mr. Izzo 1,594; Mr. Kelly, 59,672; Ms. Morgan, 12,570; Ms. Portney 2,139; Ms. Robinson, 15,804; Mr. Scott, 71,325; Mr. Terrell, 5,110; Mr. Zollar, 8,502; and current directors and executive officers as a group, 412,825.

(3)	Includes 155,927 shares held in Mr. Gibbons’ Grantor Retained Annuity Trust.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations that no Form 5 was required from the individuals required to file the reports. Based on this review, we believe that during 2020 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities.

BNY Mellon ➢	2021 Proxy Statement	93

ADDITIONAL INFORMATION	> Annual Meeting Q&A

The Board is soliciting your proxy for our 2021 Annual Meeting of Stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting. Out of consideration for the health and wellbeing of our stockholders, employees, partners and communities, and in light of limitations on travel and large gatherings due to the COVID-19 pandemic, after consultation with management, the Board considered management’s proposal and approved proceeding with a virtual meeting format for the 2021 Annual Meeting of Stockholders. Accordingly, and as provided in the Notice of Annual Meeting, the 2021 Annual Meeting of Stockholders will be conducted solely by means of remote communication. The meeting will be held via a live webcast, with the Board, the director nominees who currently do not serve on our Board and certain members of management joining the webcast from remote locations.

The format of our Annual Meeting has been designed to ensure that stockholders are afforded the same opportunity to participate as they would at an in-person meeting. Accordingly, all the members of our Board and certain members of management are expected to be available for questions, and we are committed to acknowledging each relevant question we receive pursuant to our Rules of Conduct (see “How Can I Submit A Question At The Annual Meeting?” below for additional information).

Q:	Who Can Attend The Annual Meeting? How Do I Attend?

A:

You can attend the Annual Meeting exclusively virtually at www.virtualshareholdermeeting.com/BK2021. If you are a holder of record of our common stock at the close of business on February 16, 2021 (the “record date”), you are entitled to notice of the Annual Meeting and may participate at the Annual Meeting by voting your shares. Once you access the virtual meeting platform, you can login by entering the 16-digit control number found on your Notice, proxy card or voting instruction form that accompanied your proxy materials. Using the 16-digit control number, you may login to the virtual meeting platform starting at 8:45 a.m. Eastern Time, and the meeting will begin promptly at 9:00 a.m. Eastern Time.

You may also visit www.virtualshareholdermeeting.com/BK2021 and login as a guest in the event that you do not have a 16-digit control number. You will not be able to vote your shares or submit questions during the meeting if you participate as a guest through the virtual meeting platform.

The recording, distribution or reproduction of the Annual Meeting, or any portion of the Annual Meeting, for any reason is strictly prohibited.

Q:	What If I Am Having Technical Difficulties Or Want Additional Information?

A:

If you are experiencing technical difficulties accessing the Annual Meeting, you may call the technical support numbers posted on the log-in page of the virtual meeting platform. For additional stockholder support or if you have any other questions, please contact us at https://www.bnymellon.com/us/en/investor-relations/investor-contacts.html.

Q:	How Can I Submit A Question At The Annual Meeting?

A:

As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer all questions properly submitted during the Annual Meeting in accordance with the Annual Meeting Rules of Conduct that are pertinent to the company and the Annual Meeting matters and as time permits. The Annual Meeting Rules of Conduct will be made available on the virtual meeting platform. Questions that we determine do not conform with the Annual Meeting Rules of Conduct, are not otherwise directly related to the business of the company and are not pertinent to the Annual Meeting matters will not be answered. Consistent with our past practice for in-person annual meetings, each stockholder will be limited to one question so as to allow us to respond to as many stockholder questions as possible in the allotted time. We will address substantially similar questions, or questions that relate to the same topic, in a single response.

94	BNY Mellon ➢	2021 Proxy Statement

ADDITIONAL INFORMATION > Annual Meeting Q&A

We ask that all stockholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow up matters directly. If you have a question of personal interest that is not of general concern to all stockholders, or if a question posed at the Annual Meeting was not otherwise answered, we encourage you to contact us separately after the Annual Meeting by visiting https://www.bnymellon.com/us/en/investor-relations/investor-contacts.html.

Once you login to the virtual meeting platform at www.virtualshareholdermeeting.com/BK2021, you may select the “Q&A” button on the bottom right side of the virtual meeting platform interface and then type your question into the “Submit a Question” field and click “Submit”.

Please note that stockholders will need their valid 16-digit control number to ask questions at the Annual Meeting. See “Who Can Attend The Annual Meeting? How Do I Attend?” above for information on how to obtain your 16-digit control number. If you are a “beneficial owner,” also known as a “street name” holder, please see “What If I Am A “Beneficial Owner?”’ below for more information.

Q:	Who Can Vote At The Annual Meeting?

A:

Only stockholders as of the record date, February 16, 2021, may vote electronically during the Annual Meeting. On the record date, we had 876,951,416 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly. Please see “What If I Am A “Beneficial Owner?”’ below for information on providing voting instructions if you hold your shares of common stock through a broker, bank or other nominee.

Q:	What Is A Proxy?

A:

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

Q:	How Are Proxy Materials Being Distributed?

A:

We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about March 2, 2021, we sent a Notice or a full set of proxy materials to our stockholders of record at the close of business on February 16, 2021. The Notice contains instructions on how to access the Proxy Statement and 2020 Annual Report via the internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. This proxy statement will also be available on our website at www.bnymellon.com/proxy as well as on the virtual meeting platform.

The electronic method of delivery will enable us to reduce our environmental impact, decrease our postage and printing expenses and expedite delivery of proxy materials to you, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Stockholders who do not receive the Notice will receive either a paper or electronic copy of this proxy statement and the 2020 Annual Report, which will be sent on or about March 2, 2021.

BNY Mellon ➢	2021 Proxy Statement	95

ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	How Do I Vote? What Are The Different Ways I Can Vote My Shares?

A:

If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

Electronically at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” above), you may attend the Annual Meeting and vote electronically through the virtual meeting platform.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by Internet prior to the Annual Meeting, use the Internet site listed on the proxy card. The Internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

Q:	What If I Am A “Beneficial Owner?”

A:

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive instructions on how to access the virtual meeting platform and participate and vote at the meeting (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) as part of your proxy materials provided by the record holder. You must follow those instructions to be able to access the Annual Meeting and have your shares voted.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit A Proxy Without Indicating How To Vote My Shares?

A:

If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board:

Proposal 1	FOR the election of each nominee for director.

Proposal 2	FOR the advisory resolution to approve the 2020 compensation of our NEOs.

Proposal 3	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 4	AGAINST the stockholder proposal regarding stockholder requests for a record date to initiate written consent, if properly presented.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

96	BNY Mellon ➢	2021 Proxy Statement

ADDITIONAL INFORMATION > Annual Meeting Q&A

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering a written notice of revocation to our Corporate Secretary at 240 Greenwich Street, New York, NY 10286 or via email to CorporateSecretary@bnymellon.com;

•	submitting another signed proxy card with a later date;

•	submitting another proxy by telephone or over the Internet at a later date; or

•	attending the Annual Meeting and voting electronically.

Q:	What Is A Quorum?

A:

A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented electronically or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast electronically or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	What Vote Is Required For Approval Of A Proposal At The Annual Meeting?

A:

Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 12 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 21 above. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter electronically at the Annual Meeting or by proxy for approval.

Abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

Q:	What If I Hold My Shares Through A Broker?

A:

If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 3), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”). As a result, on each of these items (other than Proposal 3), if you hold your shares in street name, your shares will be voted only if you give instructions to your broker.

BNY Mellon ➢	2021 Proxy Statement	97

ADDITIONAL INFORMATION	> Other Information

Stockholder Proposals for 2022 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2022 Annual Meeting of Stockholders (other than proxy access nominations) must be received at our offices at 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary or via email at CorporateSecretary@bnymellon.com, on or before November 2, 2021. Stockholders who wish to submit a proxy access nomination for inclusion in our proxy statement in connection with our 2022 Annual Meeting of Stockholders may do so by submitting a nomination in compliance with the procedures and along with the other information required by our by-laws to 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary, or via email at CorporateSecretary@bnymellon.com, no earlier than October 3, 2021 and no later than November 2, 2021. Applicable SEC rules and regulations and the provisions of our by-laws govern the submission, and our consideration, of stockholder proposals or proxy access candidates for inclusion in the 2022 Annual Meeting proxy statement and form of proxy.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2022 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received any earlier than November 2, 2021 (at least 120 days prior to March 2, 2022), nor any later than December 2, 2021 (90 days prior to March 2, 2022). The notice also must contain the information required by our by-laws. The foregoing by-law provisions do not affect a stockholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8 of the SEC’s proxy rules and referred to in the paragraph above. A proxy may confer discretionary authority to vote on any matter at a meeting if we do not receive notice of the matter within the timeframes described above. A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary or via email at CorporateSecretary@bnymellon.com and can also be found on our Corporate website (see “Helpful Resources” on page 100 for information on how to access our by-laws electronically). The officer presiding at the meeting may exclude matters that are not properly presented in accordance with these requirements.

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson, Inc. to assist with the solicitation of proxies for a fee of approximately $40,000, plus reimbursement of reasonable out-of-pocket expenses. We must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:

•	Forwarding the Notice of Internet Availability to beneficial owners,

•	Forwarding printed materials by mail to beneficial owners who specifically request such materials, and

•	Obtaining beneficial owners’ voting instructions.

We may also use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the 2020 Annual Report or proxy statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact our Annual Meeting provider, Broadridge, by phone at 1-800-579-1639, by Internet at www.proxyvote.com or by email at sendmaterial@proxyvote.com. We will deliver the requested documents promptly upon your request.

98	BNY Mellon ➢	2021 Proxy Statement

ADDITIONAL INFORMATION > Other Information

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 2, 2021

By Order of the Board,

James J. Killerlane III

Corporate Secretary

BNY Mellon ➢	2021 Proxy Statement	99

ADDITIONAL INFORMATION	> Helpful Resources

Annual Meeting

2021 Virtual Meeting Platform	www.virtualshareholdermeeting.com/BK2021

2021 Proxy Statement	www.bnymellon.com/proxy

2020 Annual Meeting of Stockholders Voting Results	https://www.bnymellon.com/us/en/investor-relations/annual -meeting -voting-results-2020.html

Corporate Governance

By-laws	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf /investor-relations/the-bank-of-new-york-mellon-corporation -amended-and-restated-by-laws.pdf.coredownload.pdf

Committee Charters	https://www.bnymellon.com/us/en/investor-relations/corporate -governance.html

Corporate Governance Guidelines	https://www.bnymellon.com/us/en/investor-relations/corporate -governance/corporate-governance-guidelines.html

Contacting the Board	https://www.bnymellon.com/us/en/investor-relations/corporate -governance/communications-with-independent-chairman.html

Employee Code of Conduct	https://www.bnymellon.com/us/en/investor-relations/employee -code-of-conduct.html

Directors’ Code of Conduct	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf /investor-relations/directors-code-of-conduct.pdf.coredownload.pdf

Audit and Permitted Non-Audit Services Pre-Approval Policy	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf /investor-relations/audit-and-permitted-non-audit-services-pre-approval -policy.pdf.coredownload.pdf

100	BNY Mellon ➢	2021 Proxy Statement

ADDITIONAL INFORMATION > Helpful Resources

Enterprise ESG

2019 Corporate Social Responsibility Report	https://www.bnymellon.com/csr

Human Rights Statement	https://www.bnymellon.com/us/en/about-us/global-impact/enterprise-esg /human-rights-statement.html

Equal Employment Opportunity/ Affirmative Action policy	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr /equal-employment-opportunity-and-affirmative -action.pdf.coredownload.pdf

Notice of Affirmative Action Programs and Notice to Veterans and Individuals with Disabilities	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr /notice-of-affirmative-action-programs-and-notice-to-veterans-and -individuals-with-disabilities.pdf.coredownload.pdf

Sexual and Other Discriminatory Harassment policy	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr /sexual-and-other-discriminatory-harassment.pdf.coredownload.pdf

Health and Safety Statement	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr /health-and-safety-statement.pdf.coredownload.pdf

UK Modern Slavery Act Statement	https://www.bnymellon.com/emea/en/modern-slavery-act.html

Supplier Code of Conduct	https://www.bnymellon.com/content/dam/bnymellon/documents /pdf/csr/bny-mellon-supplier-code-of-conduct.pdf.coredownload.pdf

Gender Equality Statement	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr /gender-equality-statement.pdf.coredownload.pdf

The Bank of New York Mellon Corporation

Corporate Website	https://www.bnymellon.com

2020 Annual Report	https://www.bnymellon.com/us/en/investor-relations/annual-reports-and-proxy.html

Regulatory Filings	https://www.bnymellon.com/us/en/investor-relations/regulatory-filings.html

Frequently Asked Questions	https://www.bnymellon.com/us/en/investor-relations/shareholder-information.html

Company Profile	https://www.bnymellon.com/us/en/about-us/about-bny-mellon.html

Leadership	https://www.bnymellon.com/us/en/about-us/leadership.html

Earnings Press Releases	https://www.bnymellon.com/us/en/investor-relations/quarterly-earnings.html

Credit Ratings	https://www.bnymellon.com/us/en/investor-relations/bondholder-information.html

BNY Mellon ➢	2021 Proxy Statement	101

ANNEX A: NON-GAAP RECONCILIATION

Reconciliation of net income and diluted EPS

The following table reconciles our net income applicable to common shareholders of The Bank of New York Mellon Corporation and diluted earnings per common share. These measures exclude the effects of certain items, as specified in the table. We believe that these measures are useful to permit investors to view the financial measures on a basis consistent with how management views the businesses.

	Net Income		Diluted EPS
	2019 Actual	2020 Actual	2019 Actual	2020 Actual

Net income available to common—reported	$4,272	$3,423	$4.51	$3.83

Add: Net impact of notable items	(467)(a)	159(b)	(0.49)(a)	0.18(b)

Net income available to common—operating	$3,805	$3,582	$4.02	$4.01

(a)

Includes a gain on sale of an equity investment, severance, net securities losses and litigation expense recorded in the fourth quarter of 2019. Also includes a lease-related impairment and a net reduction of reserves for tax-related exposure of certain investment management funds both recorded in the third quarter of 2019.

(b)	Includes litigation expense, severance, losses on business sales and real estate charges recorded in the fourth quarter of 2020.

102	BNY Mellon ➢	2021 Proxy Statement

The Bank of New York Mellon Corporation

240 Greenwich Street

New York, NY 10286

+1 212 495 1784

www.bnymellon.com

THE BANK OF NEW YORK MELLON CORPORATION 240 GREENWICH STREET NEW YORK, NY 10286 ATTN: JAMES J. KILLERLANE III

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 8, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/BK2021

You may attend the Annual Meeting via live webcast on the Internet and vote at the meeting Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 8, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D33907-P47631-Z78713-Z78714 KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE BANK OF NEW YORK MELLON CORPORATION
The Board of Directors recommends a vote FOR all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, and AGAINST Proxy Item 4.
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Linda Z. Cook	☐	☐	☐			For	Against	Abstain
	1b. Joseph J. Echevarria	☐	☐	☐		1k. Frederick O. Terrell	☐	☐	☐
	1c. Thomas P. “Todd” Gibbons	☐	☐	☐		1l. Alfred W. “Al” Zollar	☐	☐	☐
	1d. M. Amy Gilliland	☐	☐	☐	2.	Advisory resolution to approve the 2020 compensation of our named executive officers.	☐	☐	☐
	1e. Jeffrey A. Goldstein	☐	☐	☐	3.	Ratification of KPMG LLP as our independent auditor for 2021.	☐	☐	☐
	1f. K. Guru Gowrappan	☐	☐	☐	4.	Stockholder proposal regarding stockholder requests for a record date to initiate written consent.	☐	☐	☐
	1g. Ralph Izzo	☐	☐	☐
	1h. Edmund F. “Ted” Kelly	☐	☐	☐
	1i. Elizabeth E. Robinson	☐	☐	☐
	1j. Samuel C. Scott III	☐	☐	☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2020 Annual Report to Shareholders are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

D33908-P47631-Z78713-Z78714

Proxy — THE BANK OF NEW YORK MELLON CORPORATION (the “Corporation”)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints James J. Killerlane III, Zachary J. Levine and Blair F. Petrillo or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, April 13, 2021, at 9:00 a.m., via live webcast at www.virtualshareholdermeeting.com/BK2021 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, and AGAINST Proxy Item 4, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

Participants in the 401(k), ESOP, Deferred Share Award and/or Deferred Compensation Plans: Your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given by the vote cut-off date of April 8, 2021 at 11:59 EDT, the trustee will vote, subject to review by the voting fiduciary, unvoted shares in the same proportion as voted shares. Consequently, a failure to sign and return a ballot is not equivalent to voting with respect to any of the propositions on the ballot.

Participants in the UK Stock Accumulation Plan (“SAP”): If voting instructions are properly provided, shares will be voted in accordance with those instructions. If you properly sign and return the attached ballot but fail to provide a specific voting direction for a particular proposition on the ballot, then any shares you hold in the SAP will be voted in accordance with the recommendation of the Board of Directors on such proposition. If you do not properly sign and return the ballot or provide instructions by telephone or Internet, then for shares held in the SAP, no vote will be recorded. Consequently, a failure to provide instructions is not equivalent to voting with respect to any proposition on the ballot.

This proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR Proxy Item 2, FOR Proxy Item 3, and AGAINST Proxy Item 4.

(Continued and to be marked, dated and signed, on the reverse side.)